UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Laboratory Corporation of America Holdings

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2022

Proxy Statement & Annual Meeting of Shareholders

labcorp

DEAR SHAREHOLDER:

“We have a clear path to continue to advance our strategic objectives and unlock greater shareholder value. I am incredibly proud of all that we have accomplished and feel that the future has never been brighter for Labcorp.”

ADAM H. SCHECHTER

Dear Shareholder,

It is my pleasure to invite you to join us for the 2022 Annual Shareholder Meeting of Labcorp, being held on Wednesday, May 11, 2022, at 9:00 a.m. Eastern Time. The 2022 Annual Meeting will be webcast live at www.virtualshareholdermeeting.com/LH2022 during which time you will be able to vote your shares electronically and submit questions.

2021 was a historic year for Labcorp. By harnessing the power of science, technology and innovation, we continued to carry out our mission. We dedicated significant resources to fight COVID-19, quickly brought innovations to market, and advanced each pillar of our company strategy, which led us to deliver robust financial performance. We demonstrated remarkable leadership in the fight against COVID-19, continuing to leverage Labcorp’s comprehensive capabilities to expand testing access, identify and monitor new variants, and advance vaccine and therapy development. The pivotal role we play in society as a source for health answers was underscored by the implementation of our new brand. We are delivering vital information to help our customers and patients make clear and confident decisions that improve health and improve lives.

In 2021, we generated $16.1 billion in revenue with $3.1 billion in operating cash flow, $2.6 billion in free cash flow (operating cash flow less capital expenditures), diluted earnings per share of $24.39, and adjusted earnings per share of $28.521, representing notable growth from 2020. We deployed capital wisely, with a total of $2.5 billion invested in share repurchases, acquisitions, and debt pay down. We continued to see the recovery of our base business (operations excluding COVID-19 testing) throughout the year. Although we anticipate that revenue from COVID-19 PCR and antibody testing will significantly decline through 2022, we believe we are positioned well for continued growth in our base business.

As we effectively navigated global challenges related to the pandemic, we made great progress in 2021 across our key strategic priorities. We made significant headway as a leader in oncology by expanding diagnostic offerings and clinical trial opportunities. We intensified our customer focus and embedded technology and data throughout our business. We also pursued numerous opportunities throughout the year that have long-term and high-growth potential, including acquisitions such as OmniSeq, Ovia Health, Myriad Autoimmune’s Vectra test, and Toxikon, as well as strategic collaborations with hospitals and health systems. In all of our strategic focus areas, we leveraged our unique set of capabilities to accelerate our business and produce strong results.

In 2021, management and the Board of Directors, working with outside advisors, thoroughly reviewed our company’s structure and capital allocation strategy. As part of the comprehensive review of our structure, we held extensive conversations with third parties and the Board considered a wide range of options, including significant acquisitions, divestitures, and spinning off businesses, as well as

[1]	See the reconciliation on page 48 of the attached proxy statement.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

spinning and merging those businesses with strategic partners. The Board unanimously concluded that the Company’s existing structure is in the best interest of all stakeholders at this time and represents compelling opportunities to grow and create significant shareholder value.

Following the conclusion of the review, the Company announced actions that the Board of Directors and management team are taking to further enhance shareholder value:

•	Initiate a dividend in the second quarter of 2022. The Board is targeting a dividend payout ratio of between 15-20 percent of adjusted earnings;

•	Authorize a $2.5 billion share repurchase program. As part of this program, $1 billion is being repurchased under an accelerated share repurchase plan;

•	Implement a new LaunchPad business process improvement initiative, targeting savings of $350 million over the next three years;

•	Provide a longer-term outlook in connection with the announcement of Labcorp’s 2021 year-end results in addition to the Company’s annual guidance; and

•	Provide additional business insights through enhanced disclosures beginning with Labcorp’s first quarter 2022 results.

Moving forward, we are committed to profitable growth through investments in science, innovation, and new technology. As we execute on our strategy, management and the Board will continue to evaluate avenues for enhancing shareholder value.

Last year, we also undertook a number of employee-based actions to make a meaningful difference for employees and to help us be a more competitive and a preferred employer in the marketplace. We focused on the importance of fostering diverse and inclusive teams to drive innovation and meet customer needs. These actions were taken with the support of the Board and will continue as our focus this upcoming year for our workforce of over 75,000 people around the world.

Our long-standing commitment to strong corporate governance practices remains an important component of our success. These practices provide an important framework within which our Board and management pursue the strategic objectives of Labcorp and ensure the Company’s long-term success for the benefit of our shareholders. As part of our ongoing shareholder engagement efforts, in 2021 senior management engaged with shareholders representing more than 80 percent of the Company’s outstanding shares. Discussions with our shareholders were primarily focused on a review of our performance and differentiated capabilities, our progress in executing on our strategic priorities as a leading global life sciences company, our corporate governance practices, including refreshment, diversity, human capital management, cybersecurity and enterprise risk management, sustainability, and our executive compensation program.

We value our shareholders’ input and we continuously strive to increase our level of shareholder engagement, including by involving members of the Board in meetings with our largest shareholders. Feedback from these meetings is regularly reported to the full Board to ensure all directors have the benefit of our shareholders’ perspectives.

Our shareholder engagement includes input on our executive compensation, which is incorporated in the Compensation and Human Capital Committee’s annual review of our compensation program. Our compensation program is designed to create strong alignment between our executives’ pay and the performance of the company. We are committed to the continued refinement of our compensation program to better reflect successful execution of our strategy and the expectations of our shareholders. The Board of Directors believes our current compensation program, which is focused on performance-based and variable compensation, achieves this objective.

At the 2022 Annual Meeting, we will ask you to (1) elect ten director nominees named in the attached proxy statement to our Board of Directors, (2) approve, on a non-binding advisory basis, executive compensation, (3) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022, (4) vote upon one shareholder proposal, and (5) act on any other business matters properly brought before the meeting.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

We invite you to review the detailed information beginning on page 33 about the skills and qualifications of our director nominees and why we believe they are the right people to oversee the long-term performance and overall success of our company; and our Compensation Discussion and Analysis, which begins on page 46.

We value your vote. Whether or not you plan to participate in the 2022 Annual Meeting, it is important that your shares are represented and voted at the meeting. I urge you to promptly vote and submit your proxy via the Internet, phone, or, if you receive paper copies of the proxy materials by mail, by following the instructions on the proxy card or voting instruction card.

The world is completely different than it was two years ago when I joined Labcorp as CEO. We have been on a challenging journey that has given our company and our employees the chance to demonstrate our mission like never before. The steps we are taking advance our vision for our company and position Labcorp to play an even greater role in defining the future of global health care while delivering strong returns for investors.

Our work throughout the pandemic is a case study in the potential of our unique capabilities to innovate and develop game-changing health solutions. It also highlights the many compelling growth opportunities we can realize. We have a clear path to continue to advance our strategic objectives and unlock greater shareholder value. I am incredibly proud of all that we have accomplished and feel that the future has never been brighter for Labcorp.

On behalf of Labcorp’s management and the Board, I thank you for your investment in Labcorp. We look forward to your participation during the 2022 Annual Meeting.

Sincerely,

Adam H. Schechter

Chairman and Chief Executive Officer

March 31, 2022

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

NOTICE OF 2022 ANNUAL MEETING

OF SHAREHOLDERS

DATE

Wednesday, May 11, 2022

TIME

9:00 a.m., Eastern Daylight Time

WHERE

The 2022 Annual Meeting of Laboratory Corporation of America Holdings will be a virtual meeting of shareholders to be held as a live webcast over the Internet at:

www.virtualshareholdermeeting.com/LH2022

RECORD DATE

March 16, 2022

Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the 2022 Annual Meeting.

ITEMS OF BUSINESS

1	To elect ten directors from among the nominees named in the attached Proxy Statement.
2	To approve, on a non-binding advisory basis, executive compensation.
3	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2022.
4	To vote upon one shareholder proposal described in the attached Proxy Statement, if properly presented.
5	To consider any other business properly brought before the 2022 Annual Meeting.

PROXY VOTING

Your vote is important. We encourage you to mark, date, sign and return the enclosed proxy/voting instruction card or, if you prefer, to vote by telephone or by using the Internet.

March 31, 2022

By Order of the Board of Directors

Sandra D. van der Vaart

Secretary

Important notice regarding the availability of proxy materials for the 2022 Annual Meeting of Shareholders to be held on May 11, 2022. Our Proxy Statement and Annual Report to Shareholders are available at: www.proxyvote.com.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

EXECUTIVE COMPENSATION	65

PROPOSAL TWO ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	82

PROPOSAL THREE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	84

AUDIT COMMITTEE REPORT	86

PROPOSAL FOUR SHAREHOLDER PROPOSAL	87

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT	90

OTHER MATTERS	92

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Shareholders

DATE & TIME Wednesday, May 11, 2022, at 9:00 a.m. Eastern Daylight Time VIRTUAL MEETING www.virtualshareholdermeeting.com/LH2022	RECORD DATE March 16, 2022 MAILING DATE This proxy statement was first mailed or made available to shareholders on or about March 31, 2022.

VOTING

Shareholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Voting Matters and Vote Recommendation (page 11)

The following table summarizes the proposals to be considered at the 2022 Annual Meeting and the Board’s voting recommendation with respect to each proposal.

PROPOSALS	BOARD VOTE RECOMMENDATION

Election of Directors	FOR EACH NOMINEE

Advisory Vote to Approve Executive Compensation	FOR

Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2022	FOR

Shareholder Proposal	AGAINST

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	1

PROXY SUMMARY

How to Cast Your Vote (page 12)

You can cast your votes by any of the following methods:

Mail. Completing, signing, and returning your proxy card or voting instruction card so that it is received before the polls close on Wednesday, May 11, 2022. Sign your name exactly as it appears on the proxy card;

Telephone. (1-800-690-6903) until 11:59 p.m., Eastern Daylight Time on Tuesday, May 10, 2022; or

Internet. (www.proxyvote.com) until 11:59 p.m., Eastern Daylight Time on Tuesday, May 10, 2022;

At the Annual Meeting. You may participate in and vote your shares live over the Internet during the 2022 Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/LH2022. Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Environmental, Social, and Governance (“ESG”) Highlights (page 14)

Labcorp is committed to strong governance practices, including:

Our Commitment to Strong Corporate Governance Policies:

✓	Annual election of directors by majority vote	✓	A strong Lead Independent Director

✓ Majority voting in uncontested director elections ✓ All independent director nominees, excluding our CEO		✓	Anti-Hedging, Clawback, and Anti-Pledging policies
		✓	Shareholder proxy access right

✓	100% independent Board Committees	✓	Robust director stock ownership guidelines

✓	Annual Board and Committee self-assessments	✓	Active shareholder engagement

✓	Shareholder right to call special meetings	✓	Shareholder right to act by written consent

✓	Environmental, Health and Safety, Social and Governance Steering Committee within management	✓	Oversight of lobbying activities and political contributions

Labcorp is also committed to social and environmental issues. Our commitment to these issues stems from our belief that the measure of a company is not just how well it does, but how it goes about its business, how its people and customers feel about it, and the mark it leaves on society. We believe that investments in our people and our communities are another manifestation of our fundamental mission of improving health and improving lives. In furtherance of our commitment to ESG matters, we chartered the Environmental, Health and Safety, Social and Governance Steering Committee (“ESG Committee”) comprised of members of our management team, to assist our Chief Executive Officer and Executive Committee in setting our general ESG strategy and to consider and recommend policies, practices, and disclosures that conform with our strategy.

We have a diverse workforce with a broad range of unique experiences and talents. The Company believes that the diversity of its employees and its inclusive programs contribute to a healthy, productive, and respectful work environment. In 2022, we were recognized for the fifth consecutive year as a Best Place to Work for LGBTQ Equality, with a perfect score from Human Rights Campaign’s Corporate Equality Index, the nation’s premier benchmarking survey and report on corporate policies and practices related to LGBTQ workplace equality. We were also named to FORTUNE® magazine’s 2022 List of World’s Most Admired Companies, making the annual list for the second consecutive year, and Fast Company’s list of the World’s Most Innovative Companies for 2021.

2	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

PROXY SUMMARY

In 2021, we continued our efforts to improve our diversity profile for the benefit of employees, patients, and customers with the introduction and expansion of training and mentoring programs, leadership development programs and further support for our growing Employee Resource Groups (“ERGs”), powerful forums for people who share common identities, experiences or interests to foster a sense of community, raise awareness, and demonstrate the power of inclusion across the Company.

As a part of our mission of improving health and improving lives, we have invested in ways to reduce our environmental impact and increase our sustainability. Our initiatives have included: (i) committing to reduce our carbon emissions through participation in the Science Based Targets initiative (the “SBTi”), a collaboration between the Carbon Disclosure Project (“CDP”), the United Nations Global Company, World Resources Institute and the World Wide Fund for Nature, with the intention to submit a science-based carbon reduction goal by the end of 2022; (ii) a reduction of greenhouse gas emissions by nearly 4 percent from 2019 to 2020; (iii) continued investments to increase efficiencies in our corporate fleet by adding more hybrid and electric vehicles with a 25% increase of such vehicles put into service in 2021; and (iv) a 7 percent reduction in overall waste and 22 percent increase in waste that is recycled from 2020 to 2021. Labcorp has also participated in the CDP since the 2018 reporting period; we are using knowledge gained from CDP participation to refine our carbon and energy reduction strategy, including an enterprise-wide carbon reduction goal.

We routinely publish a Corporate Responsibility Report, which highlights our commitment to environmental and social responsibility. A copy of our current Corporate Responsibility Report can be found under the “Corporate Governance” section of the “Investors” page on our website. Nothing on our website, including our Corporate Responsibility Report, shall be deemed incorporated by reference into this Proxy Statement.

Shareholder Engagement (page 16)

Through our robust and regular shareholder engagement process, we have received valuable feedback that informs our decisions regarding our strategy and our corporate governance practice and policies, in addition to other important topics, which we believe is a critical component to our success.

During fiscal 2021, through our active shareholder engagement program we:

Engaged with shareholders representing more than

Discussed key areas of shareholder interest, including:

• Earnings and financial performance

• Compensation practices, specifically pay-for-performance compensation practices

• Board composition and succession planning

• Board focus on meaningful ESG policies and practices, including diversity, equity, and inclusion

• Enterprise risk management and human capital management

• Our response to and the impacts of the COVID-19 pandemic

80% of our outstanding shares and participated in >200 virtual one-on-one meetings and calls

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	3

PROXY SUMMARY

We continue to demonstrate a strong commitment to corporate governance that reinforces our alignment with our shareholders and continue to make improvements in response to shareholder feedback and our commitment to best practices, including:

•	ESG Executive Steering Committee

•	Continued Focus on Diversity, Equity, and Inclusion

•	Prioritizing Supplier Diversity
•	Commitment to the Environment

•	Commitment to our Communities

•	Continued Focus on Cybersecurity

Director Nominees (page 33)

The following table provides summary information about each director nominee.

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT

Adam H. Schechter	57	2013	President & CEO, Laboratory Corporation of America Holdings

Kerrii B. Anderson	64	2006	Former CEO, Wendy’s International, Inc.	✓

Jean-Luc Bélingard	73	1995	Operating Advisor, Clayton, Dubilier & Rice; Vice President, Institut Mérieux	✓

Jeffrey A. Davis	58	2019	Chief Financial Officer, Qurate Retail Group	✓

D. Gary Gilliland	67	2014	President and Director Emeritus of the National Cancer Institute designated Fred Hutchinson Cancer Research Center in Seattle, WA	✓

Garheng Kong	46	2013	Managing Partner, HealthQuest Capital	✓

Peter M. Neupert	66	2013	Former Operating Partner, Health Evolution Partners, Inc.	✓

Richelle P. Parham	54	2016	President of Global E-Commerce and Business Development, Universal Music Group	✓

Kathryn E. Wengel	56	2021	Executive Vice President, Chief Global Supply Chain Officer, Executive Committee Member, Johnson & Johnson	✓

R. Sanders Williams	73	2007	Professor of Medicine and a Senior Advisor for Science and Technology at Duke University, President Emeritus, Gladstone Institutes, Professor of Medicine, University of California San Francisco	✓

4	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

PROXY SUMMARY

Snapshot of 2022 Director Nominees

ALL DIRECTOR NOMINEES EXHIBIT:

•	personal and professional integrity;

•	diverse skill sets and experience to advise the Company regarding its medical, scientific, operational, strategic, technology, and governance goals;

•	interest, capacity and willingness to serve the long-term interests of the Company’s shareholders;
•	ability and willingness to devote the required amount of time and intellectual effort to the Company’s affairs, including attendance at Board and Committee meetings;

•	exceptional ability and judgment; and

•	freedom from personal and professional relationships that would adversely affect the ability to serve the best interests of the Company and its shareholders.

OUR DIRECTOR NOMINEES EXHIBIT AN EFFECTIVE MIX OF SKILLS, EXPERIENCES, DIVERSITY AND FRESH PERSPECTIVES

Average Tenure of Directors	Average Age of Directors	Diversity

10.2 YEARS	61.4 YEARS	50.0%
0-5 years 6-10 years	<60 years 61-70 years	Gender Diversity	●●● 3
●● 2 ●●●● ● 5	●●●●● 5 ●●● 3	Ethnic/Racial Diversity	●●● 3

>11 years	>70 years
●●● 3	●● 2

Risk Management Experience 8 out of 10 ● ● ● ● ● ● ● ● ● ●	International Experience 8 out of 10 ● ● ● ● ● ● ● ● ● ●

Corporate Governance Experience 9 out of 10 ● ● ● ● ● ● ● ● ● ●	Corporate Finance and M&A 10 out of 10 ● ● ● ● ● ● ● ● ● ●

Healthcare/Clinical Research Background 7 out of 10 ● ● ● ● ● ● ● ● ● ●	Executive Leadership Experience 10 out of 10 ● ● ● ● ● ● ● ● ● ●

Business Strategy Experience 8 out of 10 ● ● ● ● ● ● ● ● ● ●	Technology/Cybersecurity Expertise 3 out of 10 ● ● ● ● ● ● ● ● ● ●

Talent Management Expertise 10 out of 10 ● ● ● ● ● ● ● ● ● ●	Sales and Marketing Background 5 out of 10 ● ● ● ● ● ● ● ● ● ●

Governance Highlights

We have a long-standing commitment to strong corporate governance practices. These practices provide an important framework within which our Board and management pursue the strategic objectives of Labcorp and ensure the Company’s long-term vitality for the benefit of our shareholders.

BOARD PRACTICES

✓	9 of 10 Director nominees are independent

✓	Annual election of Directors with majority voting standard

✓	Annual Board, committee, and director evaluations

✓	Independent Audit, Compensation and Human Capital, Nominating and Corporate Governance, and Quality and Compliance Committees

✓	Regular executive sessions of independent Directors

✓	Strategy and risk oversight by full Board and committees

SHAREHOLDER MATTERS

✓	Long-standing, active shareholder engagement

✓	Annual “say-on-pay” advisory vote

✓	Proxy access right

✓	Shareholder right to call special meetings

✓	Shareholder right to act by written consent

OTHER BEST PRACTICES

✓	Focus on ESG policies

✓	Stock ownership guidelines for directors and executives

✓	Anti-hedging, anti-short sale, and anti-pledging policies

✓	Oversight of lobbying and political contributions

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	5

PROXY SUMMARY

Key Financial Highlights

The Company achieved strong operational and financial performance across a broad range of measures.

•	Revenues: Full year revenues of $16.1 billion, an increase of 15% over last year’s $14.0 billion

•	Diluted Earnings Per Share (“EPS”): Full year of $24.39, up from $15.88 last year

•	Adjusted EPS: Full year of $28.52, compared to $23.94 in 2020, an increase of 19%(1)

(1)	See reconciliation of Adjusted EPS and Diluted EPS on page 48.

Pay for Performance (page 82)

Labcorp’s executive compensation program is designed to attract, motivate, and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term financial, operational, and human capital related goals.

Labcorp seeks to achieve outstanding performance for our shareholders through focusing our executives on revenues, adjusted EPS, adjusted operating income, net orders in our Drug Development segment, and relative Total Shareholder Return (“TSR”) compared to the peer group of companies we use for compensation purposes. Our compensation program rewards our executives for achieving financial objectives, while providing us the opportunity to modify their payouts based on individual contributions. A majority of the value of our named executive officers’ annual target compensation opportunity, including performance-based cash compensation and performance shares, is subject to the achievement of Company objectives, which provides a strong incentive to drive Company performance and increase shareholder value.

Last year, our annual advisory vote on executive compensation received support from approximately 91 percent of the shares represented at the 2021 Annual Meeting and entitled to vote. We are committed to refining our compensation program to incentivize our leaders and align with our strategy, the key value drivers of our business, and the expectations of our shareholders. We regularly seek input from our shareholders and this input is incorporated in the Compensation and Human Capital Committee’s (“CHC Committee”) annual review of our compensation program.

2021 Executive Total Compensation (page 49)

The CHC Committee takes several factors into consideration when establishing our executive compensation target opportunity and structure, including:

•	alignment of compensation programs with growth drivers of the Company’s business;

•	competitive market data (including peer companies, supplemented by published survey data) in order to tailor total compensation (base salary plus the target amounts under our annual cash incentive and long- term incentive arrangements) to be competitive with the market;
•	company and individual performance, role and contribution, and executive skill and experience, in order to make adjustments for individual pay levels;

•	emerging best practices in executive compensation presented by its independent compensation consultant;

•	input from shareholders; and

•	a greater emphasis on the variable or at-risk portion of compensation relative to fixed compensation.

6	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

PROXY SUMMARY

For 2021, approximately 78 percent of the total target compensation set by the CHC Committee in February 2021 for Mr. Schechter, our President and Chief Executive Officer, was performance-based and at-risk. For the other Named Executive Officers (“NEOs”), approximately 71 percent of the average total target compensation was performance-based and at-risk. For 2021, these percentages were higher than in 2020 (and also higher than in 2022), because the target value of the 2021 performance share awards were increased to reflect our executives’ superior performance in 2020. The charts below show the mix of pay elements included in total compensation opportunities for 2021 for our Chief Executive Officer and an average for our other NEOs:

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	7

PROXY SUMMARY

Advisory Vote to Approve Executive Compensation (page 82)

We ask that our shareholders approve the advisory resolution on executive compensation. Our compensation program is designed to attract and retain skilled and talented individuals and align the compensation of our executives with the strategic goals of the Company and, ultimately, the interests of our shareholders. The CHC Committee annually evaluates our compensation program in light of the input we receive from our shareholder engagement efforts and the results of the advisory resolution on executive compensation. Our market-leading compensation practices are designed with features to further align the interests of our executives with those of our shareholders:

What We Do

✓	Maintain robust stock ownership requirements for executives (6 times base salary for CEO, 3 times base salary for Executive Vice Presidents)

✓	Cap annual incentive opportunity to discourage inappropriate risk-taking

✓	Provide only “double trigger” change-in-control provisions

✓	Maintain an Incentive Compensation Recoupment Policy that applies to clawbacks of both cash and equity incentives

✓	Provide annual incentives linked to strategic and objective financial goals

✓

Provide mix of performance oriented long-term incentives that include performance shares (generally 60 percent of target grant value), non-qualified stock options (20 percent of target grant value), and restricted stock units (20 percent of target grant value) with multi-year vesting

✓	Conduct annual shareholder outreach to engage on a variety of matters, including compensation

✓	Dividend equivalent rights accrue on restricted stock units and performance share awards but are only paid if and when the shares vest

What We Don’t Do

×	Allow pledging or hedging of Company stock

×	Provide tax gross-ups, including on severance or change-in-control payments

×	Use employment agreements except in connection with the hiring of our Chief Executive Officer

×	Offer excessive change-in-control benefits

×	Pay dividends on unvested performance awards and restricted stock units that are not earned

Auditors (page 84)

We ask that our shareholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Below is summary information about Deloitte & Touche LLP who served as Labcorp’s independent registered accounting firm for the year ended December 31, 2021, and PricewaterhouseCoopers LLP, who previously served as Labcorp’s independent registered public accounting firm, fees for services provided in fiscal year 2021 and 2020 respectively.

	2021	2020

Audit Fees(1)	$2,950,000	$3,713,000

Audit Related Fees(2)	$305,000	$798,398

Tax Fees(3)	$2,000	$745,002

All Other Fees(4)	$1,895	$302,700

TOTAL	$3,258,895	$5,559,100

(1)

Audit Fees include fees incurred for the audit of the Company’s annual statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, and services that were normally provided by Deloitte & Touche LLP and PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

8	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

PROXY SUMMARY

(2)

Audit Related Fees include fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but are not otherwise included as Audit Fees. Audit Related Fees for the year ended December 31, 2021 and December 31, 2020 were primarily for certain accounting consultations, comfort letter procedures, and other assurance services. Audit related fees decreased due to the services that were performed by the previous auditor that were not transitioned to the new auditor.

(3)

Tax Fees for the years ended December 31, 2021 and December 31, 2020 were related to general tax consulting, tax compliance, including preparation of tax returns, tax planning insights, and tax advice. Tax fees decreased significantly during the year as certain of the tax services that were performed by the previous auditor were not transitioned to the new auditor.

(4)	All Other Fees are fees incurred for any services not included in the other categories of fees. All Other Fees consisted of accounting research software and implementation review and other services.

Proxy Statement

Labcorp is providing you with these proxy materials in connection with its 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”). The Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement and Labcorp’s 2021 Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) were first mailed to shareholders of record on or about March 31, 2022. As used in this Proxy Statement, “Labcorp,” the “Company” and “we” may refer to Laboratory Corporation of America Holdings itself, one or more of its subsidiaries, or Laboratory Corporation of America Holdings and its consolidated subsidiaries, as applicable.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	9

GENERAL INFORMATION

2022 Annual Meeting of Shareholders

Labcorp’s 2022 Annual Meeting is scheduled to occur on Wednesday, May 11, 2022 at 9:00 a.m., Eastern Daylight Time. The 2022 Annual Meeting will be a virtual meeting and will be webcast live at www.virtualshareholdermeeting.com/LH2022. We believe that conducting the 2022 Annual Meeting as a virtual meeting will encourage higher levels of shareholder participation while also helping us reduce the financial and environmental costs associated with the 2022 Annual Meeting. Shareholders at the virtual-only meeting will have the same rights as at an in-person meeting, including the rights to vote and to ask questions through the virtual meeting platform.

All owners of Labcorp’s common stock, par value $0.10 per share (the “Common Stock”), on March 16, 2022, the record date (the “Record Date”), are eligible to receive notice of, and to vote electronically at, the 2022 Annual Meeting over the Internet by using the 16-digit control number included in the Notice, proxy card, or the voting instructions that accompanied these proxy materials. Representatives of Deloitte & Touche LLP, independent auditor for Labcorp for the year ending December 31, 2021, will be present at the 2022 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet or WiFi connection wherever they intend to participate in the 2022 Annual Meeting. Participants should also give themselves plenty of time to dial-in to the conference call or log in and ensure that they can hear audio prior to the start of the 2022 Annual Meeting.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 1-855-449-0991 (Toll Free) or 1-720-378-5962 (International Toll) or email to investor@Labcorp.com. Technical support will be available starting at 8:30 a.m. EDT on May 11, 2022.

If you wish to submit a question, or make a comment during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/LH2022, type your question into the “Ask a Question” field, and click “Submit” or send your question or comment via email to investor@Labcorp.com. Any emailed questions or comments will need to include your 16-digit control number in order to be addressed at the meeting.

Questions and comments submitted via the virtual meeting platform that are pertinent to meeting matters will be addressed during the meeting. It has been Labcorp’s policy to address all pertinent questions and comments during the meeting and, historically, management has been successful in doing so. In the unlikely event that the volume of questions increases to the point that time constraints prohibits Labcorp from answering all questions, the remaining pertinent questions will be answered on our Investor Relations site. Consistent with Labcorp’s approach when the annual meetings were held in person, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by shareholders generally, or use blatantly offensive language may be ruled out of order. Labcorp will, however, respond to questions or comments that are not related to the proposals under discussion or are about personal concerns not shared by shareholders generally via email after the meeting.

A webcast of the 2022 Annual Meeting will be archived and accessible through December 31, 2022.

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GENERAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 11, 2022

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), Labcorp has elected to provide access to its proxy materials and the 2021 Annual Report over the Internet and sent the Notice to shareholders of record as of the Record Date on or about March 31, 2022. The Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information about the 2022 Annual Meeting. All shareholders may access the proxy materials on the website referred to in the Notice (www.proxyvote.com) and we encourage shareholders to do so prior to submitting their votes. Shareholders may request to receive a printed set of the proxy materials by following the instructions provided in the Notice.

Shareholders may also request to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions on your proxy card or at www.proxyvote.com. Choosing to receive proxy materials by e-mail will save Labcorp the cost of printing and mailing documents and will reduce the impact of Labcorp’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Matters Subject to a Vote of the Shareholders

Current Proposals

The following matters are subject to a vote of the shareholders at the 2022 Annual Meeting:

•	Election of directors from among the nominees described in this Proxy Statement (see page 33);

•	Approval, on a non-binding advisory basis, of compensation for Labcorp’s executives (see page 82);
•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022 (see page 84); and

•	A shareholder proposal described in the Proxy Statement, if properly presented (see page 87).

Board Recommendations

The Board of Directors of the Company (the “Board”) unanimously recommends that shareholders vote as follows:

•	“FOR” the election of each of the nominees for director;

•	“FOR” the approval, on a non-binding advisory basis, of the compensation for Labcorp’s executives;
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our Company’s independent registered public accounting firm for the year ending December 31, 2022; and

•	“AGAINST” the shareholder proposal.

Other Business

The Board does not intend to bring any other business before the 2022 Annual Meeting and is not aware of any other matters to be brought before the meeting. See the section “Other Matters” on page 92 for information about presenting proposals for the 2023 Annual Meeting. Please also see the section “Identification and Evaluation of Director Candidates” on page 32 for information about shareholder nominations to the Board.

Voting Procedures and Solicitation of Proxies

Quorum and Voting Requirements

The Board is soliciting your vote at the 2022 Annual Meeting or at any later meeting should the scheduled annual meeting be adjourned or postponed for any reason. By using a proxy, which authorizes specific people to vote on your behalf, your shares can be voted whether or not you attend the 2022 Annual Meeting. At least a majority of the total

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GENERAL INFORMATION

number of shares of Common Stock issued and outstanding and entitled to vote on the Record Date must be present in person or by proxy at the 2022 Annual Meeting for a quorum to be established. At the close of business on the Record Date, there were 93,175,934 shares of Common Stock issued and outstanding.

Each share of Common Stock is entitled to one vote on each of the director nominees and one vote on each other matter that is properly presented at the 2022 Annual Meeting. In accordance with Labcorp’s Amended and Restated By-Laws (the “By-Laws”), director nominees in an uncontested election must receive a majority of the votes cast to be elected, which under the By-Laws means that the number of shares voted “FOR” a director must exceed 50 percent of the votes cast with respect to that director. The Board has adopted a policy under which a director who does not receive the required vote for election as provided in the By-Laws will submit their resignation for consideration by the Board. The affirmative vote of a majority of shares of Common Stock represented at the 2022 Annual Meeting and entitled to vote is required for approval of the other proposals noted above. Abstentions will have no effect on the election of the directors but will have the same effect as a vote against the other proposals scheduled for the 2022 Annual Meeting.

Voting by Record Holders

If your name is registered in Labcorp’s shareholder records as the owner of shares, there are four ways that you can vote your shares:

You can cast your votes by any of the following methods:

Mail. Completing, signing and returning your proxy card or voting instruction card so that it is received before the polls close on Wednesday, May 11, 2022. Sign your name exactly as it appears on the proxy card;

Telephone. (1-800-690-6903) until 11:59 p.m., Eastern Daylight Time on Tuesday, May 10, 2022; or

Internet. (www.proxyvote.com) until 11:59 p.m., Eastern Daylight Time on Tuesday, May 10, 2022;

At the Annual Meeting. You may participate in and vote your shares live over the Internet during the 2022 Annual Meeting by following the instruction posted at www.virtualshareholdermeeting.com/LH2022. Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

You may change your vote or revoke a proxy at any time prior to the 2022 Annual Meeting by:

•	Entering new instructions on either the telephone or Internet voting system before 11:59 p.m. Eastern Daylight Time on Tuesday, May 10, 2022.

•	Sending a new proxy card with a later date than the previously submitted proxy card. The new proxy card must be received before the polls close at the 2022 Annual Meeting on Wednesday, May 11, 2022.
•	Writing to Labcorp at 358 South Main Street, Burlington, North Carolina 27215, Attention: Sandra D. van der Vaart, Secretary. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received before the polls close at the 2022 Annual Meeting on Wednesday, May 11, 2022.

All proxies duly executed and received by Labcorp will be voted in accordance with the instructions provided by the person executing the proxy or, in the absence of any instruction, will be voted in accordance with the Board’s recommendations on each proposal. Proxies will have the discretion to vote on any other matters that come before the 2022 Annual Meeting that are not otherwise specified in the Notice.

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GENERAL INFORMATION

Voting by Holders in Street Name

If you hold shares through a bank, broker, or other custodian (referred to as shares held in “street name”), the custodian will provide you with a copy of the Proxy Statement and a voting instruction form. Brokers and other holders of record have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the New York Stock Exchange, such as the advisory vote on the selection of the independent auditors. On non-routine matters, such as the election of directors, these banks, brokers, and other holders of record do not have discretion to vote uninstructed shares and thus are not “entitled to vote” on such proposals, resulting in a broker non-vote for those shares. We encourage you to provide voting instructions so that your shares can be counted in the election of directors and the other matters to be considered at the 2022 Annual Meeting.

Even if your shares are held in street name, you may participate in the virtual 2022 Annual Meeting and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/LH2022, listening to the live webcast and casting your vote online. See “2022 Annual Meeting of Shareholders” for information about participating in the 2022 Annual Meeting.

Proxy Expenses

Labcorp will bear the expenses to prepare proxy materials and to solicit proxies for the 2022 Annual Meeting. Labcorp expects to reimburse banks, brokers, and other persons for their reasonable, out-of-pocket expenses in handling proxy materials for beneficial owners. Labcorp has also retained Morrow Sodali LLC for solicitation of holders of record as well as non-objecting beneficial owners. Labcorp paid Morrow Sodali LLC a fee of approximately $9,000 for these services, plus reimbursement of expenses. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email or otherwise.

Results of the 2022 Annual Meeting

The voting results of the 2022 Annual Meeting will be disclosed no later than four business days after the 2022 Annual Meeting in a Current Report on Form 8-K filed with the SEC.

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CORPORATE GOVERNANCE

We have a long-standing commitment to strong governance practices. These practices provide an important framework within which our Board and management pursue the strategic objectives of Labcorp and provide for the Company’s long- term success for the benefit of our shareholders.

Labcorp is also committed to social and environmental issues. Our commitment to these issues stems from our belief that the measure of a company is not just how well it does, but how it goes about its business, how its people and customers feel about it and the mark it leaves on society. We believe that investments in our people and our communities are another manifestation of our fundamental mission of improving health and improving lives.

Labcorp’s ESG Committee assists our Chief Executive Officer and the Executive Committee in setting our overarching ESG strategy and considers and recommends policies, best practices, and the communication of these policies and practices to align with this strategy. ESG subcommittees have been appointed to engage subject matter experts across the organization and to drive improvement, innovation, and engagement across the enterprise. The Co-Chairs of the ESG Committee regularly report to the Executive Committee and the Board on ESG matters to ensure alignment, consistency, and efficiency on oversight and implementation of all ESG matters.

Diversity, Equity, and Inclusion

We have a diverse workforce with a broad range of unique experiences and talents. Labcorp believes that the diversity of its employees and inclusive programs contribute to a healthy, productive, and respectful work environment. Our strategy reflects our belief that our diverse talent is core to our ability to meet customer needs. Every person has a critical role in delivering on our mission.

We strive for an inclusive and diverse culture at Labcorp, and we have been recognized externally for our efforts over the years. In 2022, we were recognized for the fifth consecutive year as a Best Place to Work for LGBTQ Equality, with a perfect score from Human Rights Campaign’s Corporate Equality Index, the nation’s premier benchmarking survey and report on corporate policies and practices related to LGBTQ workplace equality. We were also named to FORTUNE® magazine’s 2022 List of World’s Most Admired Companies, making the annual list for the fourth time, as well as to the Forbes 2021 List of World’s Best Employers for the second consecutive year and Fast Company’s list of the World’s Most Innovative Companies for 2021.

Our Chief Diversity and Inclusion Officer reports dually to the Chief Executive Officer and the Chief Human Resources Officer. The Chief Diversity and Inclusion Officer also attends meetings of, and makes regular reports to, the CHC Committee.

The CHC Committee oversees our strategic framework to advance our diversity, equity, and inclusion initiatives. Our three priorities are: (i) empowering inclusive leadership; (ii) building and sustaining a diverse talent pipeline; and (iii) creating an environment for engagement across Labcorp and in our communities. Our diversity and inclusion (“D&I”) strategy is designed as a continuing journey to evolve our workforce to be more inclusive as the dynamics of the global workforce changes. To this end, in 2021 the Company implemented actions based on our D&I pillars of focus intended to foster a more inclusive environment and strengthen our culture:

•

Launching an unconscious bias training program designed to improve self-awareness of personal biases. The program was rolled out globally to our people leaders, over 6,000 of whom completed the training in 2021.

•

Continuing to grow our leadership development programs for women, with programs focused at mid-level leaders and senior leaders. We also gathered our women vice presidents from across the world for a virtual event called POW (Power of Women).

•

Instituting a formal mentoring initiative, including a Reverse Diverse Mentoring component that received the Gold Award in the category of Best Advanced in Mentoring to Develop Diverse Leaders from the Brandon Hall Group.

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Our employees also have continued to engage through our expanding array of employee resource groups (“ERGs”), another avenue through which we strive to support inclusiveness and diversity. The employee-led groups, which has grown to eight unique ERGs with more than 70 chapters in 11 countries, are a powerful forum for people who share a common background to connect, create networking and skill-building opportunities, engage in community activities, and serve as a voice within the Company to increase awareness and advocacy. Our ERGs include (i) The Pride Network, which aims to increase the visibility of our LGBTQ+ employees, create connections with allies, and inspire employees to bring their whole selves to work every day, (ii) PULSE, or Promoting Unity through Legacy, Support, and the Empowerment of Black employees, which promotes an inclusive network that supports the retention, development, career mobility, and wellness of Black employees, (iii) the Veteran Employee Resource Group, supporting employees who have served or are currently serving in the military, (iv) EnABLE, or Empowering Abilities Beyond Labels for Everyone, which works to support a disability friendly culture and promote awareness in the workplace, (v) WEN, or Women’s Empowerment Network, with a shared mission of promoting career development, mentorship, and collaboration, (vi) HUMANOS, which advocates recognition of Latin and Hispanic diversity, presence, value, and leadership, (vii) ASCEND, which provides opportunities for meaningful development of future leaders and building an inclusive community, and (viii) ASPIRE, which aims to foster inclusiveness and connectedness among Asian and Pacific Islander employees and allies.

Our commitment to diversity, equity, and inclusion, and ESG initiatives more broadly, also extends to our relationships with suppliers and third-party partners. We conduct rigorous vendor risk assessment processes to vet for compliance with laws, including data privacy and security, and commitments to human rights. In addition to our focus on maintaining and promoting fundamental human rights in our operations and throughout our supply chain, as discussed in the section “Human Rights” below, we have made a significant effort to support diverse business vendors, suppliers, and contractors whenever possible, and Labcorp has an active small business purchasing program. In 2021, Labcorp conducted business with approximately 500+ suppliers that are small enterprises owned by minorities, women, veterans, disabled individuals or the economically disadvantaged.

Community

We are also focused on social issues outside of the culture and day-to-day operations of the Company.

The Labcorp Charitable Foundation, a private, charitable 501(c)(3) organization established by Labcorp, invested in more than 70 programs in 2021 that align with the Company’s strategic mission to improve health and improve lives. The Foundation’s funding supports the focus areas of health, education, and community across the globe.

Through our U.S. annual Employee Giving Campaign, donations were made to support the American Cancer Society, American Heart Association, American Diabetes Association, American Red Cross Disaster Relief, United Way, and the National Urban League. The Company and our global colleagues also support the local communities where they live and work by donating to local food pantries and shelters, and supporting educational programs aimed to help provide students and teachers with needed resources. Employee contributions support these charities to provide needed service in their local communities and across the nation. In addition, Labcorp supports patient assistance programs aimed at helping the underserved to receive care.

Our global colleagues also supported the local communities where they live and work. For example, as India endured a second, severe wave of positive COVID-19 cases, Labcorp’s India Crisis Management Team helped nearly 2,400 employees and their families get vaccinated. Additionally, in celebration of Earth Day, our colleagues in China took an active part in the American Chamber of Commerce Shanghai Annual E-waste Drive, in which employees donated personal electronics that they no longer use. The donated equipment was distributed to schools throughout rural communities in China to improve access to technology.

Environmental

We believe investments in the environment and sustainability are part of our mission of improving health and improving lives. In January 2020, we established a 56-month renewable energy agreement in Virginia that aims to eliminate carbon emissions over the contract term. In 2021, we continued to increase efficiencies in our corporate fleet by introducing more hybrid and electric vehicles and made improvements to our facilities to make them more energy and

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water efficient. The Company has also participated in the CDP since the 2018 reporting period and is using knowledge gained from CDP participation to refine our carbon and energy reduction strategy, including the intention to set a science-based enterprise-wide carbon reduction goal by the end of 2022 through our participation in SBTi. Enterprise waste reduction and reclamation, including medical and hazardous waste, is also a priority. Our initiatives focus on reduction and reclamation of waste with the objective of recovering energy and reducing waste to landfill, and in 2021 we achieved a 7 percent reduction in overall waste and an increase of 22 percent in waste that was recycled in 2021 compared to 2020. We track our annual waste to energy recovery, among other metrics, to ensure our progress in these initiatives.

Our Board has delegated the oversight of our environmental risks and initiatives to our Quality and Compliance Committee.

Human Rights

We recognize the importance of maintaining and promoting fundamental human rights in our operations and throughout our supply chain, and we operate under principles and guidance derived from the United Nations, the International Labor Organization, and the Organization for Economic Cooperation and Development. Our Quality and Compliance Committee and CHC Committee have oversight over these risks and report regularly to the Board. The Company operates under policies and programs that (i) promote fair and equitable wages, benefits and other conditions of employment, (ii) recognize employees’ right to freedom of association, (iii) provide humane and safe working conditions, (iv) support a work environment that is free from human and sexual trafficking, forced and bonded labor, and unlawful child labor, (v) promote a workplace free of discrimination and harassment, and (vi) address the human rights and environmental issues connected with the mining and trading of conflict minerals.

Environmental and Social Reporting

We routinely publish a Corporate Responsibility Report, which highlights our commitment to environmental and social responsibility. A copy of our current Corporate Responsibility Report can be found under the “Corporate Governance” section of the “Investors” page on our website. Nothing on our website, including our Corporate Responsibility Report, shall be deemed incorporated by reference into this Proxy Statement.

Shareholder Engagement

In 2021, we continued our active shareholder engagement program, which included participation by both management and members of our Board, including our Audit Committee Chair. Our outreach to shareholders extends beyond operational results and business strategy; we also engage in outreach efforts to specifically discuss corporate governance, executive compensation, ESG, and other matters important to our shareholders. In 2021, we engaged with shareholders that represented more than 80 percent of the Company’s outstanding shares, including over 200 virtual one-on-one meetings and calls, to review and receive input on our corporate governance practices and executive compensation program, our performance, our differentiated and innovative solutions, our social and environmental initiatives, our progress in executing on our strategic priorities as a leading global life sciences company, and our response to and the impacts of the COVID-19 pandemic.

We value the input received from our shareholder engagement program. After reviewing the shareholder feedback with management, the Board uses this input as it considers long-term business strategy, executive compensation, corporate governance, and other emerging areas of shareholder concern.

We also consider the outcome of our annual say-on-pay votes when making executive compensation decisions. See “Proposal Two” below for this year’s “say-on-pay” proposal. Last year, approximately 91 percent of the shareholders’ votes represented at the 2021 Annual Meeting of Shareholders and entitled to vote on this proposal were voted in favor of the proposal. The CHC Committee believes that this approval by a substantial majority of our shareholders demonstrates strong support for our approach to executive compensation and, as a result, the CHC Committee continues to evaluate executive compensation using the same clear principles of performance-based compensation.

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Shareholder Engagement In 2021

Types of Outreach	Key Areas of Shareholder Interest

• Healthcare and Investor Conferences and Other Presentations • Virtual one-on-one meetings and calls

• Earnings and financial performance

• Compensation practices, specifically pay-for-performance compensation practices

• Board composition, including a focus on diversity (gender and ethnicity), tenure, and refreshment; and cybersecurity, data privacy, and data protection expertise

• Board focus on sustainability and meaningful ESG policies and disclosures

• Enterprise risk management, including cybersecurity risk management and supplier oversight

• Human capital management, including holistic succession planning, recruitment, retention, diversity and inclusion training and development

• Our response to and the impacts of the COVID-19 pandemic

As a result of our shareholder engagement in 2021, we took action that demonstrates our strong commitment to corporate governance:

•	ESG Executive Steering Committee. In 2021, the ESG Committee, along with enterprise risk management leadership, conducted an Environment, Social and Governance Materiality Assessment to identify and prioritize significant ESG issues that reflect our most significant economic, environmental, and social impacts. This assessment will be used to inform organizational leadership, strategy, and stakeholders moving forward. The Materiality Assessment assessed importance of EGS issues in alignment with applicable principles and criteria outlined by reputable and acknowledged standards and standard setting bodies, such as the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Disclosures (TCFD).

•	Continued Focus on Diversity, Equity, and Inclusion. Following significant steps taken in 2020 to increase our focus on diversity, equity, and inclusion, the Company expanded efforts in 2021 through new training and mentoring programs, new and expanded leadership development programs, and the addition of three new ERGs for a total of eight and the expansion of existing ERGs.

•	Prioritizing Supplier Diversity. We have made a conscious effort to support small, diverse businesses, conducting business with more than 500 supplier, vendor, and contractor businesses owned by minorities, women, veterans, disabled individuals, or economically disadvantaged individuals in 2021.

•	Commitment to the Environment. Throughout 2021, we continued our focus on sustainability. Our efforts include: (i) increased efficiencies in our corporate fleet, including introducing more hybrid and electric vehicles; (ii) improvements to our facilities to make them more energy and water efficient; (iii) to set an enterprise-wide carbon reduction goal by the end of 2022; and (iv) enterprise medical and hazardous waste reduction and reclamation initiatives and increase in waste recycling.

•	Commitment to our Communities. Through our U.S. annual Employee Giving Campaign, we made donations to help support the American Cancer Society, American Heart Association, American Diabetes Association, American Red Cross Disaster Relief, United Way, and the National Urban League. Labcorp also encourages and supports employee participation with and support of local charitable and service organizations in their communities globally.

•	Continued Focus on Cybersecurity. We continue to maintain and enhance our focus on risk-based decision-making and expanded programs designed to assess and address security and data privacy risks of our valued suppliers, outsourced services providers, and other business partners. We also increased data monitoring and protection, including in light of COVID-19 remote working risks, risks associated with geopolitical events and other opportunistic attacks, with innovative technology, including advanced analytics, artificial intelligence, and machine learning with the goal of reducing the time to detect, contain, and remediate cyberattacks.

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CORPORATE GOVERNANCE

Board Structure and Independence

Governance Highlights
Highly Independent and Diverse Board

• Nine of our ten director nominees are independent

• All Board committees are 100% independent

• Five of our directors, representing more than 50% of the non-employee directors, are diverse (i.e., female and/or minorities)

• Directors bring a wide array of qualifications, skills, and attributes to our Board; see “Identification and Evaluation of Director Candidates” on page 23
Active Board Refreshments

•   Six of our non-employee directors, representing two-thirds of the non-employee directors, joined the Board within the last 9 years

• New Lead Independent Director in 2019

•   New chair of CHC Committee in 2019

• Balanced mix of short- and long-tenured non-executive directors; average tenure of 10.2 years • Directors of varying ages from 46-73, providing a mix of perspectives
Strong Lead Independent Director	• Active Lead Independent Director with a clearly defined role and responsibilities	• New appointment in 2019
Frequent Executive Sessions	• Non-employee directors meet regularly without management, led by our Lead Independent Director	• Seven executive sessions held in 2021
Accountability and Engagement

•   Annual election of directors using majority vote standard (no staggered board); plurality standard for contested elections

• Active shareholder engagement, with regular shareholder outreach on issues including executive compensation and governance

•   Annual self-assessment of performance and effectiveness conducted by the Board and each Committee

•   2021 outreach to shareholders representing over 80% of voting shares, including over 200 meetings and discussions, including discussions with our largest institutional holders

• Board members participated in the engagement with one of our top institutional investors and our Chief Diversity and Inclusion Officer participated in engagement activities

Proxy Access	• Proxy access allows eligible shareholders to submit nominees to be included in the Company’s Proxy Statement
Shareholder Rights	• Shareholders can act by written consent between meetings	• Shareholders owning 10% of our common stock can call a special meeting of our shareholders in accordance with our By-Laws
Equity Ownership Guidelines	• 6x annual base salary for our Chairman and CEO • 3x annual base salary for all Executive Vice Presidents	• A value of 5x annual director retainer for non-executive directors
Succession Planning	• The Nominating and Corporate Governance Committee has primary responsibility for CEO and key executive succession planning	• Succession and executive development are discussed with the CEO, as well as without the CEO present in executive sessions

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Governance Highlights
Director Orientation and Development	• Orientation and training programs for new directors on topics that include strategic plans, financial statements, governance, and key policies and practices	• Continuing education and ongoing training for directors
Risk Management Oversight	• Board has principal responsibility for oversight of our risk management process, including data security, privacy, and ESG topics

•   The Audit, CHC, Quality and Compliance, and Nominating and Corporate Governance Committees each have responsibility for certain risk areas as outlined under “Board’s Role in Risk Management” (page 19)

Board Composition

The cornerstone of our governance philosophy is an independent and highly qualified Board. All directors are elected annually by a majority of votes cast by shareholders. All Board committees are composed entirely of independent directors.

Labcorp’s By-Laws provide for a Board of no fewer than one and no more than fifteen directors and our Corporate Governance Guidelines provide for a Board size ranging from no fewer than nine directors to no more than fifteen directors. There are currently ten members of the Board, and each member is standing for election at the 2022 Annual Meeting. For more details about the nominees for directors and their biographies, please see “Proposal One – Election of Directors” (page 33).

The Board carefully evaluates each incoming director candidate based on selection criteria and overall priorities for Board composition, including the Board’s commitment to actively developing a diverse pool of individuals from which director nominees may be selected. The selection criteria are periodically reviewed by the Nominating and Corporate Governance Committee with input from the rest of the directors. As our directors’ commitments change, the Board revisits their situations to ensure that their service continues to be in the best interests of the Company and our shareholders. We believe that a range of tenure among Board members coupled with a variety of backgrounds ensures a balanced mix of longer tenured directors with deep perspectives on our business with fresh and diverse perspectives in the boardroom. Six of the nine non-employee director nominees joined the Board within the last nine years.

It is the policy of the Board that any director who experiences a significant change in responsibilities in such director’s present job will tender their resignation to the Chairperson of the Board for consideration by the Nominating and Corporate Governance Committee, which will recommend to the Board the action, if any, to be taken with respect to the resignation. Ms. Parham experienced a change in principal employment in June 2021 and submitted an offer of resignation. Following a review and upon a recommendation of the Nominating and Corporate Governance Committee, the Board declined her offer of resignation.

The following charts provide information on the expected composition of the directors on our Board if the current nominees are elected at the 2022 Annual Meeting.

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Board Diversity Matrix (as of March 16, 2022)

Board Size:
Total Number of Directors:	10
Gender Identity:	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	7
Demographic Background:
African American or Black	1	1
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Fully Disclose Demographic Background		3

We expect high standards of ethical conduct from our directors and management as described in our Corporate Governance Guidelines and Code of Conduct and Ethics, both of which are available under the Corporate Governance tab of the Investors page of our website at www.Labcorp.com. We have included some highlights from these principles and a summary of key policies below.

Board Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. The Board has established guidelines for determining director independence that are consistent with the current listing standards of the New York Stock Exchange (the “Listing Standards”). In addition, director affiliations and transactions are regularly reviewed to ensure that there are no conflicts or relationships that might impair a director’s independence from the Company, senior management and our independent registered accounting firm as defined in the Listing Standards. Other than Mr. Schechter, all of our current Board members and all of the nominees for director qualify as “independent” as defined in the Listing Standards.

Board Leadership

The Chairman of the Board leads the Board and oversees Board meetings and the delivery of information necessary for the Board’s informed decision making. The Chairman also serves as the principal liaison between the Board and our management. The Board determines whether the roles of Chairman and Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interests of the Company at the time. As a general matter, the Board believes that the positions of Chairman and Chief Executive Officer should be held by the same person as this combination has served the Company well by providing unified leadership and direction in the management of the Company, contributing to an effective long-term strategy, and delivering superior performance for our shareholders. This perspective also takes into account that the Company’s business is complex, with over 75,000 people employed worldwide. Our Chief Executive Officer maintains a close relationship with our multifaceted business and as such we believe he is best placed to raise critical issues that require Board attention and facilitate timely and unfiltered communication between the Board and management.

Since 2009, the Board has also required that an independent director serve as Lead Independent Director when the Chief Executive Officer also serves as Chairman, or the Chairman otherwise is not an independent director. The Lead Independent Director, among other tasks assigned in the Company’s Corporate Governance Guidelines, presides at executive sessions of the Board, serves as a liaison between the Chairman and the other directors, and advises the

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Chairman with respect to the schedule, agenda, and information for Board meetings. The Board believes that appointing a Lead Independent Director provides an efficient and effective leadership model for the Company by fostering clear accountability, effective decision-making, alignment on corporate strategy between the Board and management and a cohesive public face for the Company’s independent Board members. Mr. Neupert has served as our Lead Independent Director since July 2019 and meets regularly with Mr. Schechter to review Board agendas, operations, and strategic issues discussed with the Board and other matters relating to the Board’s oversight functions.

The Board holds executive sessions without Company management and non-independent director participation. These sessions are generally held at each regularly scheduled meeting of the Board and at each special meeting upon the request of a majority of the independent directors attending the special meeting. The Company’s Corporate Governance Guidelines provide that the independent directors shall meet on a periodic basis, but no fewer than five times a year on the same day as the regularly scheduled Board meetings. In 2021, Mr. Neupert, in his capacity as the Lead Independent Director, chaired seven meetings of the independent and non-employee directors to discuss strategy, compensation, succession planning, and other matters.

Board Oversight of ESG

The Board has principal responsibility for oversight of ESG topics, including environmental, social, human capital management, and governance, and delegates targeted oversight of specific areas of focus to its standing committees. For example, our CHC Committee oversees our human capital management risks, and regularly receives diversity, equity, and inclusion updates at its meetings from our Chief Human Resources Officer and our Chief Diversity and Inclusion Officer. Our Quality and Compliance Committee has oversight of our environmental sustainability and health and safety risks, our Audit Committee is responsible for the review of the system and controls that ensure the accuracy of key disclosures related to ESG, and our Nominating and Corporate Governance Committee has oversight of our governance risks. Each committee regularly reports to the full Board.

Annual Self-Assessment

As part of its commitment to strong governance, the Board conducts an annual self-assessment of its performance and effectiveness. The purpose of the self-assessment is to determine whether the Board and its committees are functioning effectively and to improve the performance of the Board as a unit. The self-assessment process fosters frank exchanges between directors and helps guide suggested changes or additions to committee responsibilities and operations. As part of the assessment, each director completes detailed questionnaires (including a peer evaluation and an evaluation of each committee on which the director is serving) developed by the Lead Independent Director, and the Lead Independent Director then conducts individual interviews with each director. The Lead Independent Director then leads a discussion of the results of the annual self-assessment with the Nominating and Corporate Governance Committee and separately with the full Board. In addition, each Board committee conducts a similar self-assessment of its performance focused on such committee’s key responsibilities. Feedback from the committees’ self-assessments is reviewed in the applicable committee and also presented to the full Board for review and discussion. These processes allow for each director to individually reflect on Board and committee effectiveness as well as to discuss performance as a group, providing a meaningful tool to focus on individual and collective areas for improvement.

Board’s Role in Risk Management

The Board oversees management’s establishment and maintenance of the Company’s risk management processes and regularly receives direct reports from those responsible for the operations of the Company. The Board delegates certain significant functional areas of risk management to the Board’s committees. Each committee also conducts its own risk assessment and risk management activities throughout the year, some of which are highlighted in the “Board Committees and Their Functions” section below and reports its conclusions to the Board. The Board also encourages management to promote a corporate culture that integrates risk management into the Company’s corporate strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile.

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BOARD OF DIRECTORS

Annually reviews the Company's enterprise risk management process and the comprehensive assessment of key financial, operational, information technology and security, medical and scientific standards of care, and regulatory risks and risks related to the Company's strategic plan, competitive activities, human capital management, and technological developments as well as mitigating factors.

AUDIT COMMITTEE

- Assesses major financial risk exposures and steps taken by management to address the same
- Reviews risks identified during the internal and external auditors' risk assessment procedures
- Responsible for review of cybersecurity risks, controls and procedures and plans to mitigate cybersecurity risks and respond to data breaches
- Responsible for the review of the system and controls that verify the accuracy of key disclosures related to ESG

COMPENSATION AND HUMAN CAPITAL COMMITTEE

- Reviews compensation plans and practices for consistency with best practices, alignment with the shareholders' interests and support of the Company's objective to attract and retain skilled and talented employees
- Oversees management of risks related to the Company's human capital, including diversity, equity, and inclusion
- Responsible for oversight of our Incentive Compensation Recoupment Policy, which provides the Committee with the ability to recoup incentive compensation in light of an accounting restatement caused by material non-compliance, an overpayment of an award based on an accounting error, or officer misconduct

QUALITY AND COMPLIANCE COMMITTEE

- Oversees risks related to Foreign Corrupt Practices Act ("FCPA") and data privacy, including evaluating investigation and remediation practices
- Responsible for overseeing management of risks relating to ESG activities and objectives and disclosures relating to environmental, sustainability, health and safety, and compliance and quality matters
- Periodically reviews quality and compliance policy development and training

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

- Manages risks associated with corporate governance policies and practices
- Assists in identifying individuals qualified to become Board members in accordance with the Company's Corporate Governance Guidelines
- Assesses the performance of the Board and management pursuant to Corporate Governance Guidelines
- Reviews and addresses risks related to Board and management succession planning

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Cybersecurity Risk Management

The Audit Committee regularly reviews the Company’s cybersecurity and other information technology risks, controls, and procedures, including the potential impact of such risks on the Company’s business, financial results, operations and reputation, and plans to mitigate cybersecurity risks and respond to data breaches. The Audit Committee receives reports at its regularly scheduled meetings from the Chief Information Risk Officer and the Chief Information and Technology Officer on, among other things, the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security systems, assessments of the Company’s security program, and the emerging threat landscape. In addition, the full Board receives briefings from the Chief Information Risk Officer and the Chief Information and Technology Officer at least annually.

Compensation Risk Assessment

The CHC Committee regularly reviews the Company’s compensation policies and procedures to ensure that those practices are consistent with emerging best practices, are aligned with the shareholders’ interests, and support the Company’s objective to attract and retain skilled and talented employees. Throughout the year, management reviews compensation policies, practices, and changes in applicable regulations with the CHC Committee, including the impact of the Company’s pay practices on the Company’s risk profile. The CHC Committee also works directly with its independent compensation consultant, Frederic W. Cook & Co. (“FW Cook”), evaluating the Company’s compensation philosophy and objectives to identify potential risks in the Company’s pay practices. After reviewing FW Cook’s analysis and the CHC Committee’s findings, the Board has concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance, and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Identification and Evaluation of Director Candidates

Identification of Director Candidates

The Nominating and Corporate Governance Committee recommends a slate of directors to the Board for election by the Company’s shareholders at each annual meeting of shareholders and recommends candidates to the Board to fill any vacancies. Members of the Board are encouraged to identify potential candidates and these candidates are regularly reviewed by the Committee, which maintains an active list of potential Board candidates. In addition, the Committee is authorized to engage professional search firms at the Company’s expense to assist with the identification, evaluation and due diligence of potential nominees for the Board. The Nominating and Corporate Governance Committee believes it is important to maintain a Board with diverse experiences and expertise, including industry, operational, scientific and medical experience, financial expertise, global business experience, and executive leadership experience, along with consideration of other commitments of Board members and candidates, including other public company leadership roles and service on other public company boards, including board committee leadership roles.

Shareholders may also suggest individuals to be considered by the Board as potential nominees for election to the Board. A shareholder may submit an individual for consideration by the Board of Directors in connection with the 2023 Annual Meeting of Shareholders by providing certain information as set forth in the By-Laws, in writing, to the Corporate Secretary of the Company at 358 South Main Street, Burlington, North Carolina 27215. These suggestions for the 2023 Annual Meeting must be received no earlier than the 120th day prior to the anniversary date of the 2022 Annual Meeting (i.e., January 11, 2023) and no later than the 60th day prior to the anniversary date of the 2022 Annual Meeting (i.e., March 12, 2023). Nominees that comply with the foregoing procedures will receive the same consideration as other candidates identified by or to our Nominating and Corporate Governance Committee.

Under the Company’s proxy access by-law, eligible shareholders also may submit their own nominations to the Board to be included in the Company’s proxy statement for the 2023 Annual Meeting of Shareholders. The By-Laws permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and have included in the Company’s proxy materials persons for election to the Board constituting up to 20 percent of the Board, provided that the shareholder(s) and the nominee(s) satisfy certain requirements specified in the By-Laws. For a shareholder nominee to be included in the Company’s proxy statement for the 2023 Annual Meeting of Shareholders under the proxy access by-law, the information required by the By-Laws must be received by Sandra D. van der Vaart, Secretary, Laboratory Corporation of

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America Holdings, 358 South Main Street, Burlington, North Carolina 27215 no earlier than the close of business on the 150th day prior to the anniversary date of the distribution of this proxy statement (i.e., November 1, 2022) and no later than the close of business on the 120th day prior to the anniversary date of the distribution of this proxy statement (i.e., December 1, 2022).

The By-Laws may be obtained free of charge by writing to the Company’s Corporate Secretary and are included as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 25, 2022.

Evaluation of Director Candidates

When evaluating prospective candidates for director, including those nominated by shareholders, the Nominating and Corporate Governance Committee conducts individual evaluations of the candidates, taking into account the criteria enumerated in the Company’s Corporate Governance Guidelines (see description below). Among other things, the Committee considers whether prospective candidates have:

•	personal and professional integrity;

•	skills and experience to advise the Company regarding its medical, scientific, operational, strategic and governance goals;

•	interest, capacity and willingness to serve the long- term interests of the Company’s shareholders;
•	ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and Committee meetings;

•	exceptional ability and judgment; and

•	freedom from personal and professional relationships that would adversely affect the ability to serve the best interests of the Company and its shareholders.

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The Company’s Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the Company’s business needs and the current composition of the Board. This assessment includes, among other characteristics, diversity, age, background, skills, and expertise in the context of the perceived needs of the Board at the time of such assessment. The Company believes that Board membership should reflect diversity in its broadest sense, including persons diverse in gender, race, ethnicity, and geography, and actively considers these factors in its analysis of potential nominees. The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions, including experience with publicly traded national, international, or multinational companies, executive or financial management experience and/or achievement with distinction in their chosen fields. The Board believes that its composition reflects a balance of skills, experiences, diversity, and expertise that provides strong and broad oversight, practical experience and strategic vision to the Company.

Director candidates, other than sitting directors, may be interviewed by the Chairman of the Nominating and Corporate Governance Committee, other directors, the Chief Executive Officer, the Chief Human Resources Officer, and the Corporate Secretary. The results of these interviews, as well as any other materials received by the Nominating and Corporate Governance Committee that it deems relevant, are considered by the Nominating and Corporate Governance Committee in making its recommendation to the Board.

Communications with the Board

Shareholders and interested parties may communicate with the Board, individually or as a group, by submitting written communications to the appropriately addressed Board member(s), c/o Corporate Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215.

All communications with the Board will be reviewed initially by the Corporate Secretary, who will relay all communications to the appropriate director or directors unless the communication is:

•	an advertisement or other commercial solicitation or communication;

•	obviously frivolous or obscene;

•	unduly hostile, threatening, or illegal; or

•	related to trivial matters (in which case it will be delivered to the intended recipient for review at the next regularly scheduled Board meeting).

Directors may decide whether any of the communications addressed to their attention should be presented to the full Board, to one or more of its committees or to the Company’s management. Each director also has the discretion to determine whether a response to the person sending the communication is appropriate. Any response will be made through the Company’s Corporate Secretary in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

The Nominating and Corporate Governance Committee, comprised entirely of independent, non-employee directors, has reviewed, and approved the foregoing procedures and is responsible for recommending changes to the procedures as necessary.

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Board Committees and Their Functions

The Board has four standing committees that are each composed entirely of independent directors. The Nominating and Corporate Governance Committee reviews committee and committee chair assignments annually and recommends committee rosters to the full Board after considering factors such as the directors’ business and corporate governance experience, their preferences, criteria for specific committee service, and the directors’ other responsibilities and scheduling flexibility. While there is no specific requirement for committee refreshment, the Nominating and Corporate Governance Committee will recommend changes that are intended to ensure that the membership of each committee reflects the appropriate mix of tenure, experience, and fresh perspectives. Committee membership shown below is as of March 16, 2022:

	AUDIT COMMITTEE	COMPENSATION AND HUMAN CAPITAL COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	QUALITY AND COMPLIANCE COMMITTEE

Kerrii B. Anderson

Jean-Luc Bélingard

Jeffrey A. Davis

D. Gary Gilliland

Garheng Kong

Peter M. Neupert ✓

Richelle P. Parham

Adam H. Schechter

Kathryn E. Wengel

R. Sanders Williams

Number of 2021 Meetings	9	5	5	5

   | Chairperson

   | Member

   | Financial Expert

✓    | Lead Independent Director

Charters for each of the committees are available under the Corporate Governance tab of the Investors page of our website at www.Labcorp.com. Each committee reviews its respective charter on an annual basis.

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Audit Committee	MEMBERS Ms. Anderson (Committee Chair, Financial Expert), Mr. Davis (Financial Expert), Dr. Gilliland, Mr. Neupert (Financial Expert), and Dr. Williams.

The Audit Committee is responsible for assisting the Board with the following functions:

•  the selection, appointment, compensation and oversight of the work of any independent registered public accounting firm employed by the Company;

•  reviewing the qualifications and independence of the Company’s independent registered public accounting firm;

•  assisting the Board with oversight of the integrity of the financial statements of the Company;

•  ensuring that the Company complies with legal and regulatory requirements as they impact the Company’s financial statements or reporting systems;

•  overseeing the Company’s internal audit functions and internal controls, including approving a risk-based internal audit plan and approving the Internal Audit Charter on an annual basis

•  overseeing the Company’s management of financial risks, including with respect to risk assessment and risk management;

•  reviewing all related party transactions in accordance with the Company’s Related Party Transactions Policy;

•  producing an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement; and

•  regularly reviewing the Company’s cybersecurity and other information technology risks, controls, and procedures, including the potential impacts of such risks on the Company’s business, financial results, operations, and reputation, and the Company’s plans to mitigate cybersecurity risks and to respond to data breaches, and regularly receiving reports from, and meeting with, the Chief Information Risk Officer and Chief Information and Technology Officer to review cybersecurity issues.

The Audit Committee meets regularly and in executive sessions with the Company’s independent auditor, management, and the Company’s internal auditors. In its meetings with the independent auditor and the internal auditors, the Audit Committee discusses, among other things, the overall scope and plans for their respective audits, the results of their examinations, critical audit matters, and their evaluations of the Company’s internal controls.

The Audit Committee constitutes a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Ms. Anderson, Mr. Davis, and Mr. Neupert are each an “audit committee financial expert” as defined in the SEC’s rules. The Board has also determined that Ms. Anderson, Mr. Davis, and Mr. Neupert each have the “accounting or related financial management expertise” required by the Listing Standards.

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Compensation and Human Capital Committee	MEMBERS Dr. Kong (Committee Chair) Mr. Bélingard, Ms. Parham, and Ms. Wengel

The Compensation and Human Capital Committee is responsible for assisting the Board with the following functions:

•  reviewing the Company’s compensation and benefit policies, procedures and objectives, including any perquisites paid to the CEO and other executive officers and directors;

•  performing an annual review of and making recommendations to the full Board regarding the goals and objectives for CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and reviewing the compensation paid to the CEO and other executive officers;

•  reviewing and evaluating the compensation paid to the Company’s non-employee directors;

•  reviewing the CEO’s annual report on management development and assisting the Board in overseeing management succession plans;

•  monitoring the evolving executive compensation landscape and considering shareholder feedback;

•  reviewing and overseeing the Company’s incentive compensation and equity plans;

•  evaluating the Company’s pay practices in relation to the Company’s risk profile and compensation philosophy;

•  approving and periodically assessing the effectiveness of any policies or plans related to the recoupment of incentive compensation, or “clawback” policies;

•  overseeing the Company’s policies and strategies related to its culture and human capital management, including diversity, equity, and inclusion;

•  producing a CHC Committee report as required by the SEC to be included in the Company’s annual proxy statement; and

•  assisting the Board in overseeing development and corporate succession plans for the corporate senior leadership team.

Nominating and Corporate Governance Committee	MEMBERS Mr. Neupert (Committee Chair), Ms. Anderson, Dr. Kong, and Ms. Parham

The Nominating and Corporate Governance Committee is responsible for assisting the Board with the following functions:

•  identifying individuals qualified to become Board members, consistent with criteria approved by the Board and succession planning;

•  evaluating and analyzing annually the independence and commitments of each member of the Board;

•  recommending to the Board the director nominees for the annual meeting of shareholders and the director nominees for each Board Committee;

•  reviewing and evaluating any actual or potential conflicts of interest relating to any director that may affect a director’s continued service on the Board;

•  reviewing and reassessing, on an annual basis, the adequacy of the corporate governance principles of the Company and recommending any proposed changes to the Board for approval; and

•  leading the Board in its annual self-assessment.

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Quality and Compliance Committee	MEMBERS Dr. Williams (Committee Chair), Mr. Bélingard, Mr. Davis, Dr. Gilliland, and Ms. Wengel

The Quality and Compliance Committee is responsible for assisting the Board in carrying out its oversight responsibility with respect to quality and compliance issues. This oversight responsibility includes ensuring that management adopts and implements policies and procedures that require the Company’s employees to act in accordance with high ethical standards, deliver high quality services and comply with healthcare and other legal requirements. The Quality and Compliance Committee is responsible for reviewing the Company’s processes intended to assure excellent performance and meet scientific, medical, and regulatory quality performance benchmarks.

In furtherance of the foregoing, the Quality and Compliance Committee annually reviews the Company’s programs and practices related to scientific, medical, and regulatory quality and compliance including a periodic reassessment of the adequacy of:

•  quality and compliance policy development;

•  quality and compliance reporting/tracking systems;

•  investigation and remediation practices for quality and compliance issues;

•  meeting scientific, medical, and regulatory quality performance benchmarks;

•  education and training of Company personnel on quality and compliance; and

•  quality and compliance function responsibilities, staffing and budget; and

•  the Company’s programs for management of risks relating to ESG activities and objectives and disclosures relating to environmental, sustainability, health and safety, and compliance and quality matters.

Additionally, the Quality and Compliance Committee meets regularly, but no less than annually, with each of the Company’s Chief Compliance Officer and Chief Medical Officer and, as necessary, heads of the Company’s corporate compliance and quality functions, regarding the implementation and effectiveness of the Company’s scientific, medical, and regulatory compliance program, and receives and reviews periodic reports regarding, among other things:

•  compliance-related activities and on-going compliance training programs;

•  the quality assurance activities conducted by the quality functions;

•  compliance audit plans and results;

•  the results of internal quality audits;

•  the status and results of audits, inspections, investigations, and enforcement actions by regulatory authorities;

•  any significant deviations observed by the Company’s quality functions; and

•  the status of any corrective and preventative action plans initiated by those functions.

Board and Committee Meetings

During 2021, the Board held 11 meetings and acted five times by unanimous written consent, and the Board’s standing committees held a total of 24 meetings. During 2021, each of the directors attended no less than 91 percent of the total meetings of the Board and the Committees of which such director was a member. In his capacity as the Lead Independent Director, Mr. Neupert chaired seven meetings of the independent and non-employee directors on the same days as regularly scheduled Board meetings. Members of the Board are encouraged to attend our annual meetings and all of the directors who were then serving attended the 2021 Annual Meeting of Shareholders.

Corporate Governance Policies and Procedures

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that address a number of topics, including composition of the Board, director independence, director commitments, annual self-assessment by the Board and its

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Committees, retirement of directors and succession planning. The Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines on a regular basis and any proposed additions or amendments are submitted to the full Board for its consideration. Shareholders may request a printed copy of the Corporate Governance Guidelines from the Corporate Secretary or access a copy on the Investors page under the Corporate Governance tab of Labcorp’s website at www.Labcorp.com.

Code of Conduct and Ethics

The Board has also adopted a Code of Conduct and Ethics (the “Code”) that is applicable to all directors, officers and employees of the Company and its subsidiaries and affiliates. The Code sets forth Company policies and expectations on a number of topics, including but not limited to, conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of Company assets, and business ethics. The Code also sets forth procedures for reporting and handling any potential violation of the Code, conflicts of interest and the appearance of any conflict of interest. The Code is regularly reviewed by management, the Audit Committee and the Quality and Compliance Committee and proposed additions or amendments are considered by the full Board. Shareholders may request a printed copy of the Code of Conduct and Ethics from the Corporate Secretary or access a copy under the Corporate Governance tab of the Investors page on Labcorp’s website at www.Labcorp.com. In addition, any waivers for directors, officers, and employees of the Company or amendments to the Code will also be posted on Labcorp’s website.

Related Party Transactions

The Board has adopted a Related Party Transaction Policy pursuant to which, and in accordance with its charter, the Board’s Audit Committee, or the full Board, is responsible for reviewing and approving the terms and conditions of related party transactions. The Company’s directors and key employees, including all members of senior management, complete annual reports disclosing, or certifying the absence of, any related party transactions. The Audit Committee reviews all potential transactions involving related persons (as such transactions are defined by Item 404(a) of Regulation S-K as promulgated by the SEC) before allowing the Company to enter into any such transaction. Based on the Company’s review of its transactions, there have been no transactions or proposed transactions considered to be related party transactions since January 1, 2021.

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DIRECTOR COMPENSATION

The Company’s non-employee director compensation is designed to attract and retain highly qualified, independent directors to represent shareholders on the Board and act in their best interest. The CHC Committee, which consists solely of independent directors, has primary responsibility for setting our non-employee director compensation. FW Cook, the Committee’s independent compensation consultant, assists the CHC Committee in evaluating our non-employee director compensation program.

Elements of Non-Employee Director Compensation

Non-employee director compensation is designed to align non-employee director compensation with emerging best practices and reflect the Board’s belief that non-employee director compensation should not depend upon the number of meetings held but rather on the ongoing work and role of the directors throughout the year. The 2021 elements of our non-employee director compensation included the following:

•	Annual Retainer. An annual retainer of $110,000 was paid to each non-employee director in quarterly installments.

•	Committee Chair Annual Retainer. The Chair of each standing committee of the Board received an additional retainer, paid on a quarterly basis. The retainer for the Chair of the Audit Committee is $25,000, the retainer for the Chair of the CHC Committee is $20,000 and the retainers for the Chairs of the Nominating and Corporate Governance Committee and the Quality and Compliance Committee each are $15,000.

•	Lead Independent Director Annual Retainer. The additional retainer for the Lead Independent Director is $45,000, paid on a quarterly basis.

•	Equity Compensation. Each non-employee director who was then serving on the Board received a grant of restricted stock units having a value of approximately $180,000 on February 2, 2021, subject to the requirements of the Company’s Director Stock Ownership Program (as further described below). The number of restricted stock units granted was determined by using the closing price of the Company’s Common Stock on the grant date
($233.39). The restricted stock units vested fully on February 2, 2022.

The Company has a policy of granting to each new director that joins the Board an equity award with a prorated amount of the value of the annual award granted to all directors, with a one-year vesting period. Ms. Wengel received a grant of restricted stock units on March 25, 2021, in connection with her appointment to the Board, having a value of approximately $150,000, subject to the requirements of the Company’s Director Stock Ownership Program. The number of restricted stock units granted was determined by using the closing price of the Company’s Common Stock on the grant date ($248.48). The restricted stock units vested fully on March 25, 2022.

•	Reimbursement of Expenses. Each director is reimbursed for such director’s reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its Committees, as well as for related activities such as director education courses and materials consistent with our policies concerning reimbursement for travel, entertainment, and other expenses.

Effective January 1, 2022, the non-employee director annual retainer was increased to $115,000, the annual grant of restricted stock units to each non-employee director was increased in value to approximately $205,000, subject to the requirements of the Company’s Director Stock Ownership Program, and the cash compensation for the Chair of the Nominating and Corporate Governance Committee and the Quality and Compliance Committee was each increased to $20,000. The decision to increase the non-employee directors’ compensation was recommended by FW Cook to maintain director pay levels with the competitive median of the peer group, following their study of our non-employee director compensation against peer group practices and broader industry benchmarks.

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Director Stock Ownership Program

Maintaining a significant personal level of stock ownership ensures that each director is financially aligned with the interests of our shareholders. The Board believes that by holding an equity position in the Company, directors demonstrate their alignment with the long-term strategy and initiatives of the Company. Each non-employee director is required to acquire and maintain a number of shares having a value equal to five times that of the annual cash retainer.

For purposes of determining whether the stock ownership requirement is satisfied, a calculation is performed for each director annually as of the business day closest to June 30 of each year (the “Measurement Date”), utilizing the average closing price of the Company’s Common Stock for the 90-day period ending on the Measurement Date. For new participants, the stock ownership requirement is initially determined as of the date that the director becomes a participant, utilizing the average closing price of the Company stock for the 90-day period ending on that date.

Until the required level of ownership is met, a director is required to hold 50 percent of any shares of Common Stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of any shares utilized to pay for the exercise price of the option and any tax withholding, if applicable. If a director fails to meet or show progress towards satisfying these requirements, the CHC Committee may reduce future equity grants to that director. Once satisfied, each director is required to maintain the required level of stock ownership for such director’s entire tenure of service on the Board. Each member of our Board is currently in compliance with the director stock ownership program, either through satisfying the required level of ownership, or by satisfying the holding requirement.

Summary of 2021 Director Compensation

The compensation paid by the Company to the directors for 2021, other than Mr. Schechter, is set forth in the table below. Information on compensation for Mr. Schechter is set forth in the “Executive Compensation” section below (page 65).

NAME	FEES EARNED OR PAID IN CASH ($)(1)	RESTRICTED STOCK UNIT AWARDS ($)(2)	ALL OTHER ($)(3)	TOTAL ($)

Kerrii B. Anderson	$135,000	$179,944	$-	$314,944

Jean-Luc Bélingard	$110,000	$179,944	$-	$289,944

Jeffrey A. Davis	$110,000	$179,944	$-	$289,944

D. Gary Gilliland	$110,000	$179,944	$-	$289,944

Garheng Kong	$130,000	$179,944	$-	$309,944

Peter M. Neupert	$170,000	$179,944	$-	$349,944

Richelle P. Parham	$110,000	$179,944	$-	$289,944

Kathryn E. Wengel	$84,639	$149,833	$-	$234,472

R. Sanders Williams	$125,000	$179,944	$-	$304,944

(1)

Includes annual retainer payments of $110,000 for each director, except for Ms. Wengel, who received a prorated retainer payment of $84,639. Also includes Committee Chair annual retainer payments of $25,000 to Ms. Anderson, $20,000 to Dr. Kong, and $15,000 to Dr. Williams and Mr. Neupert, and $45,000 to Mr. Neupert for serving as Lead Independent Director.

(2)

Amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for restricted stock units awarded to each director in 2021. For a discussion of the assumptions made in these valuations, see Notes 1 and 13 to the Company’s audited financial statements included within its Annual Report on Form 10-K for the year ended December 31, 2021. The aggregate number of restricted stock units held by each director as of December 31, 2021 was 771 with the exception of Ms. Wengel who held 603. There were no unvested non-qualified stock options or vested and exercisable stock options held by any director as of December 31, 2021.

(3)	We ceased granting stock options to non-employee directors in 2013.

32	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

PROPOSAL ONE – ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee and the full Board have nominated each of Kerrii B. Anderson, Jean-Luc Bélingard, Jeffrey A. Davis, D. Gary Gilliland, Garheng Kong, Peter M. Neupert, Richelle P. Parham, Adam H. Schechter, Kathryn E. Wengel, and R. Sanders Williams for election at the 2022 Annual Meeting to hold office until the next annual meeting of shareholders or until such director’s death, resignation, or removal. All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. No director nominee is related to any of our other director nominees or executive officers and there are no arrangements or understandings between a director and any other person pursuant to which such person was selected as a director nominee. If a nominee becomes unavailable or unable to serve before the 2022 Annual Meeting, the Board can either reduce its size or designate a substitute nominee. If the Board designates a substitute, your proxy will be voted for the substitute nominee.

Information about each nominee is included below, including details about the nominee’s qualifications, skills, and experiences that supported the determination by the Nominating and Corporate Governance Committee and the Board that the person should serve as a director of Labcorp.

Nominees to the Board of Directors

AGE 57 President and Chief Executive Officer DIRECTOR SINCE APRIL 2013

ADAM H. SCHECHTER

President and Chief Executive Officer, Chairman

PROFESSIONAL HIGHLIGHTS

Adam H. Schechter has served as a director of the Company since April 1, 2013, the President and Chief Executive Officer of the Company since November 1, 2019, and Chairman of the Board since May 13, 2020. Prior to that, Mr. Schechter was President of Global Human Health and an Executive Vice President of Merck & Co., Inc., a pharmaceutical company, from 2010 to 2018, where he was a member of Merck’s executive committee. He served as special advisor to the CEO of Merck from January 2019 to July 2019. Prior to becoming President, Global Human Health, Mr. Schechter served as President, Global Pharmaceutical Business from 2007 to 2010. Mr. Schechter holds a bachelor’s in biology from La Salle University and was awarded an honorary Doctor of Humane Letters degree from the university in 2021.

OTHER RELEVANT EXPERIENCE

• Board Member of Water.org

• Corporate Advisory Council of the National Alliance for Hispanic Health

SKILLS AND QUALIFICATIONS

• Global and U.S.-focused leadership roles, while at Merck, spanning sales, marketing, and managed markets, as well as business and product development

• Deep knowledge of the pharmaceutical and healthcare industries and extensive experience collaborating with many of the industries’ key stakeholders to achieve patient-focused outcomes

• CERT Certificate in Cybersecurity Oversight

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	33

ELECTION OF DIRECTORS

AGE 64 DIRECTOR SINCE MAY 2006 • Audit Committee (Chair) (Financial Expert) • Nominating and Corporate Governance Committee

KERRII B. ANDERSON

Independent Director

PROFESSIONAL HIGHLIGHTS

Kerrii B. Anderson has served as a director of the Company since May 17, 2006. Ms. Anderson was Chief Executive Officer of Wendy’s International, Inc., a restaurant operating and franchising company, from April 2006 until September 2008, when the company was merged with Triarc. Ms. Anderson served as Executive Vice President and Chief Financial Officer of Wendy’s International from 2000 to 2006. Prior to this position, she was Chief Financial Officer, Senior Vice President of M/I Schottenstein Homes, Inc. from 1987 to 2000.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

• Worthington Industries, Inc.

• Abercrombie & Fitch Co.

• The Sherwin-Williams Company

PREVIOUS PUBLIC COMPANY BOARD EXPERIENCE

• Chiquita Brands International Inc., Chairwoman

• PF Chang’s China Bistro, Inc.

OTHER RELEVANT EXPERIENCE

• Financial Committee of the Columbus Foundation

• Board of Trustees, Chair of the Finance, and Audit Committee for Ohio Health

• Board of Trustees, Chairwoman of the Audit Committee for Elon University

SKILLS AND QUALIFICATIONS

• Strong record of leadership in operations and strategy

• Audit committee financial expert with CEO and CFO experience

• Extensive public company board, governance, and audit committee experience

• Extensive financial, mergers and acquisitions, international, talent management, corporate governance and executive compensation experience

• CERT Certificate in Cybersecurity Oversight

34	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

ELECTION OF DIRECTORS

AGE 73 DIRECTOR SINCE APRIL 1995 • Compensation and Human Capital Committee • Quality and Compliance Committee

JEAN-LUC BÉLINGARD

Independent Director

PROFESSIONAL HIGHLIGHTS

Jean-Luc Bélingard has served as a director of the Company since April 28, 1995. Mr. Bélingard currently serves as Operating Advisor to Clayton, Dubilier & Rice, a private equity investment firm, since October 2019. From 2011 to December 2017, Mr. Bélingard served as Chairman and CEO of bioMérieux (Président Directeur Général), the worldwide leader of the IVD microbiology segment and a non-U.S. public company. Mr. Bélingard continues to serve on the board of directors of bioMérieux and as Vice President of Institut Mérieux. Mr. Bélingard retired as Chairman and Chief Executive Officer of Ipsen SA, a diversified French healthcare holding company, on November 22, 2010. He had served in that position since 2002. Prior to this position, Mr. Bélingard was Chief Executive Officer from 1999 to 2001 of bioMérieux-Pierre Fabre, a diversified French healthcare holding company, where his responsibilities included the management of that company’s worldwide pharmaceutical and cosmetic business. From 1990 to 1999, Mr. Bélingard was Chief Executive Officer of Roche Diagnostics and a member of the Hoffman La Roche group Executive Committee.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

• Lupin Limited (India) (non-U.S.)

• bioMérieux SA (France) (non-U.S.)

OTHER RELEVANT EXPERIENCE

• Director of Transgene SA, an Institut Mérieux company

• Board member of Laboratoire Pierre Fabre S.A., which is owned by The Pierre Fabre Foundation, a government-recognized public organization

• Member of the Advisory Group of Novo Holdings, wholly owned by the Novo Nordisk Foundation.

• Bill and Melinda Gates Foundation CEO Roundtable

• French Federation of Health Industries (Fédération Française des Industries de Santé), previous Chairman

• Conseil National de l’Industrie (C.N.I.) (prior member)

SKILLS AND QUALIFICATIONS

• Long tenure at Roche, Ipsen and bioMérieux demonstrates valuable business, leadership and management experience, including leading a large healthcare organization with global operations

• Strong strategic, operational and risk management background and international perspective

• Extensive corporate governance experience through service on other public company boards

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	35

ELECTION OF DIRECTORS

AGE 58 DIRECTOR SINCE DECEMBER 2019 • Audit Committee (Financial Expert) • Quality and Compliance Committee

JEFFREY A. DAVIS

Independent Director

PROFESSIONAL HIGHLIGHTS

Jeffrey A. Davis has served as a director of the Company since December 1, 2019. Mr. Davis currently serves as the Chief Financial Officer of Qurate Retail Group, a leading retailer and media conglomerate comprised of eight retail brands including QVC, HSN and Zulily, since October 2018. Prior to Qurate Retail Group, Mr. Davis served as Chief Financial Officer of J. C. Penney Company Inc., a retail company, from July 2017 until September 2018. Prior to joining J. C. Penney, Mr. Davis served as Chief Financial Officer of Darden Restaurants, Inc., a restaurant operator, from July 2015 until March 2016 and Chief Financial Officer of the Walmart U.S. segment of Walmart Inc. from January 2014 to May 2015, and in various other positions of increasing responsibility at Walmart U.S. from 2006 to 2013. Mr. Davis’ experience also includes nine years in senior executive roles at Lakeland Tours LLC and McKesson Corporation. Mr. Davis holds a bachelor’s degree in accounting from the Pennsylvania State University and a master’s degree in business administration from the Joseph M. Katz Graduate School of Business at the University of Pittsburgh.

SKILLS AND QUALIFICATIONS

•   Extensive executive leadership experience, including financial management and public company leadership experience as a CFO across multiple industries

•   Extensive experience in operations, finance, capital structure, and mergers and acquisition

•   Audit Committee financial expert

•   Executive sponsor of diversity initiatives

36	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

ELECTION OF DIRECTORS

AGE 67 DIRECTOR SINCE APRIL 2014 • Audit Committee • Quality and Compliance Committee

D. GARY GILLILAND, M.D., PH.D.

Independent Director

PROFESSIONAL HIGHLIGHTS

D. Gary Gilliland has served as a director of the Company since April 1, 2014. Dr. Gilliland has served as President and Director Emeritus of the Fred Hutchinson Cancer Research Center, a research organization, in Seattle, WA since January 31, 2020. From January 2, 2015, to January 30, 2020, Dr. Gilliland previously served as President and Director of the Fred Hutchinson Cancer Research Center. Prior to that, he was the inaugural Vice Dean and Vice President for Precision Medicine at the University of Pennsylvania Perelman School of Medicine from October 2013 to January 2015, where he was responsible for synthesizing research and clinical-care initiatives across all medical disciplines including cancer, heart and vascular medicine, neurosciences, genetics, and pathology, to create a national model for the delivery of precise, personalized medicine. From 2009 until he joined Penn Medicine in 2013, Dr. Gilliland was Senior Vice President of Merck Research Laboratories and Oncology Franchise Head. At Merck, Dr. Gilliland oversaw first-in-human studies, proof-of-concept trials, and Phase II/III registration trials that included the development of pembrolizumab (anti-PD1) for treatment of cancer and managed all preclinical and clinical oncology-licensing activities. Prior to joining Merck, Dr. Gilliland was a member of the faculty at Harvard Medical School for nearly 20 years, where he served as Professor of Medicine and a Professor of Stem Cell and Regenerative Biology. He was also an Investigator of the Howard Hughes Medical Institute from 1996 to 2009, Director of the Leukemia Program at the Dana-Farber/Harvard Cancer Center from 2002 to 2009, and Director of the Cancer Stem Cell Program of the Harvard Stem Cell Institute from 2004 to 2009. Dr. Gilliland has a Ph.D. in Microbiology from UCLA and an M.D. from UCSF.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

• Nuvalent, Inc.

OTHER RELEVANT EXPERIENCE

• Fellow of the American Association for Cancer Research (AACR)

• Member of the American Society of Clinical Investigation (ASCI)

• Member of the Association of American Physicians (AAP)

• Member of the American Academy of Arts of Sciences (AAAS)

• Member of the National Academy of Medicine (NAM)

SKILLS AND QUALIFICATIONS

• Board-certified in Internal Medicine and Fellowship training in Hematology and Oncology, each at Harvard Medical School

• Expertise in cancer genetics and experience working within medical communities ranging from academia to the pharmaceutical industry

• Executive experience in clinical research and healthcare finance and mergers and acquisitions

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	37

ELECTION OF DIRECTORS

AGE 46 DIRECTOR SINCE DECEMBER 2013 • Compensation and Human Capital Committee (Chair) • Nominating and Corporate Governance Committee

GARHENG KONG, M.D., PH.D.

Independent Director

PROFESSIONAL HIGHLIGHTS

Garheng Kong has served as a director of the Company since December 1, 2013. Dr. Kong has been managing partner of HealthQuest Capital, a healthcare-focused investment firm, since he founded HealthQuest Capital in 2012. He was previously a general partner at Sofinnova Capital, a position he held from 2010 to 2013. Before joining Sofinnova, Dr. Kong was a general partner from 2000 to 2010 at Intersouth Partners, a venture capital firm where he was a founding investor or board member for various life science ventures, several of which were acquired by large pharmaceutical companies. Prior to his investing career, Dr. Kong was employed by GlaxoSmithKline, McKinsey & Company, and TherOx. Dr. Kong holds an M.D. and Ph.D. in Biomedical Engineering and an M.B.A. from Duke University.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

• Venus Concept Inc.

• Alimera Sciences, Inc.

• Xeris Biopharma Holdings, Inc. (formerly Strongbridge Biopharma plc), Chairman

PREVIOUS PUBLIC COMPANY BOARD EXPERIENCE

• Histogenics Corporation

• Avedro, Inc.

• Melinta Therapeutics, Inc.

OTHER RELEVANT EXPERIENCE

• Duke University Medical Center Board of Visitors

SKILLS AND QUALIFICATIONS

• Knowledge and experience in both the healthcare and finance fields

• Executive leadership experience

• Life science-related venture capital experience

• Corporate governance expertise through service on public company boards

38	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

ELECTION OF DIRECTORS

AGE 66 DIRECTOR SINCE JANUARY 2013 • Lead Independent Director • Audit Committee (Financial Expert) • Nominating and Corporate Governance Committee (Chair)

PETER M. NEUPERT

Independent Director

PROFESSIONAL HIGHLIGHTS

Peter M. Neupert has served as a director of the Company since January 1, 2013. Mr. Neupert was an Operating Partner at Health Evolution Partners, a health only, middle market private equity firm, from January 2012 until June 2015. Prior to that, Mr. Neupert served as Corporate Vice President of the Microsoft Health Solutions Group from its formation in 2005 to January 2012. Mr. Neupert served on the U.S. President’s Information Technology Advisory Committee (“PITAC”), co-chairing the Health Information Technology Subcommittee and helping to drive the “Revolutionizing Health Care Through Information Technology” report, published in June 2004. Mr. Neupert served as the founding President and Chief Executive Officer of drugstore.com from 1998 to 2001 and as Chairman of the board of directors through September 2004.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

•   Adaptive Biotechnologies Corporation, Lead Independent Director

PREVIOUS PUBLIC COMPANY BOARD EXPERIENCE

•   Quality Systems, Inc. (now NextGen Healthcare, Inc.)

•   AQuantive.com, Director

•   drugstore.com, Chairman

OTHER RELEVANT EXPERIENCE

•   Institute of Medicine’s Roundtable on Value & Science-Driven Healthcare, prior Member

•   Fred Hutchinson Cancer Research Center, prior Trustee

•   Truveta.com, Director

•   Freedom Innovations LLC, prior Director

SKILLS AND QUALIFICATIONS

•   Expertise in health information technology and how to grow shareholder value leveraging business strategies with technology

•   Audit committee financial expert

•   Corporate governance and business strategy expertise

•   Expertise and experience in cybersecurity matters

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	39

ELECTION OF DIRECTORS

AGE 54 DIRECTOR SINCE FEBRUARY 2016 • Compensation and Human Capital Committee • Nominating and Corporate Governance Committee

RICHELLE P. PARHAM

Independent Director

PROFESSIONAL HIGHLIGHTS

Richelle Parham has served as a director of the Company since February 8, 2016. Ms. Parham has served as the President of Global E-Commerce and Business Development of Universal Music Group, since June 2021. Prior to Universal Music Group, Ms. Parham served as a Managing Director of WestRiver Group, which is a collaboration of leading investment firms that provides integrated capital solutions to the global innovation economy with investments focused on technology, life sciences, energy, and experiential sectors from October 2019 to May 2021. She is currently a Strategic Advisor at Camden Partners, a private equity firm, where she previously served as a General Partner from October 2016 to October 2019. Prior to Camden Partners, Ms. Parham served as Vice President, Chief Marketing Officer of eBay from November 2010 to March 2015. Ms. Parham was responsible, globally, for eBay brand strategy and brand marketing, to reach 108+ million active eBay users, Internet marketing and for customer relationship management. Prior to joining eBay, Ms. Parham served as head of Global Marketing Innovation and Initiatives and head of Global Marketing Services at Visa, Inc. from 2008 to 2010. Ms. Parham founded and serves as Executive Chairman of the Board of Directors for Shyn, an oral care product company since January 2018. Her experience also includes 13 years at Digitas, Inc., a leading marketing agency, where she held a variety of senior leadership roles, including senior vice president and general manager of the agency’s Chicago office.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

•   Best Buy Co., Inc.

•   e.l.f. Beauty, Inc.

PREVIOUS PUBLIC COMPANY BOARD EXPERIENCE

•   Scripps Network Interactive Inc.

OTHER RELEVANT EXPERIENCE

•   Girls Who Code, Prior Advisory Board member

•   Board of Trustees of Drexel University

•   Strategic Advisor to Mission Advancement Corp.

SKILLS AND QUALIFICATIONS

•   Extensive senior-level executive experience, including in corporate finance and mergers and acquisitions

•   More than 20 years of global strategy and marketing experience, as well as expertise in understanding consumers and the consumer decision journey

40	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

ELECTION OF DIRECTORS

AGE 56 DIRECTOR SINCE MARCH 2021 • Compensation and Human Capital Committee • Quality and Compliance Committee

KATHRYN E. WENGEL

Independent Director

PROFESSIONAL HIGHLIGHTS

Kathryn E. Wengel has served as a director of the Company since March 25, 2021. Ms. Wengel has served as the Executive Vice President, Chief Global Supply Chain Officer, and as an Executive Committee member and Executive Officer of Johnson & Johnson, a leading healthcare company, since July 2018. Since joining Johnson & Johnson in 1988, Ms. Wengel has served in various positions of increasing responsibility across the enterprise both in the U.S. and various locations globally, including as the Worldwide Vice President, Chief Supply Chain Officer from March 2014 until July 2018, and as the Company’s first Chief Quality Officer from April 2010 until March 2014. Ms. Wengel holds a Bachelor of Science in Civil Engineering and operations research from Princeton University.

RELEVANT EXPERIENCE

•   GS1 Global, Chairman of Board of Directors, Compensation Committee Member, Executive Committee Chairman

•   U.S. National Association of Manufacturers, Vice-Chairman, Executive Committee Member

•   Advancing Women’s Excellence in Supply Chain Operations Management and Education, Advisory Board Member

SKILLS AND QUALIFICATIONS

•   Extensive global experience in managing complex supply chains, operations, and quality and compliance

•   Knowledge and experience in the healthcare field

•   Executive leadership experience

•   Advocate and sponsor of several key diversity initiatives

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	41

ELECTION OF DIRECTORS

AGE 73 DIRECTOR SINCE MAY 2007 • Audit Committee • Quality and Compliance Committee (Chair)

R. SANDERS WILLIAMS, M. D.

Independent Director

PROFESSIONAL HIGHLIGHTS

R. Sanders Williams has served as a director of the Company since May 16, 2007. Dr. Williams currently serves as a Professor of Medicine and Senior Advisor for Science and Technology at Duke University. He also is President Emeritus of The J. David Gladstone Institutes, a life sciences research organization, since January 1, 2018. Prior to this appointment, he was president of The J. David Gladstone Institutes since November 2009, and he served as Chief Executive Officer of The J. David Gladstone Foundation until December 31, 2018. Dr. Williams also has served as Professor of Medicine at the University of California San Francisco, Professor of Medicine at Duke University, and Senior Advisor for science and technology, Duke University. Dr. Williams served Duke University between 2001 and 2010 as Dean of the School of Medicine, Senior Vice Chancellor, Senior Advisor for International Strategy, and founding Dean of the Duke-NUS Graduate Medical School Singapore.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

•   Amgen, Inc.

•   Tenaya Therapeutics, Inc.

PREVIOUS PUBLIC COMPANY BOARD EXPERIENCE

•   Bristol-Meyers Squibb Company

OTHER RELEVANT EXPERIENCE

•   President of the Association of University Cardiologists

•   Research Committee of the American Heart Association, prior Chairman

•   Advisory Committee to the Director of the National Institutes of Health, prior Member

•   Board of external advisors to the National Heart, Lung and Blood Institute, prior Member

•   National Academy of Medicine

•   American Association for the Advancement of Science

SKILLS AND QUALIFICATIONS

•   Experience as a physician, biomedical scientist, and executive leader

•   Corporate finance, mergers and acquisitions, complex health systems, including international healthcare organizations and delivery systems, and corporate governance experience

•   On the editorial boards of leading biomedical journals

42	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

EXECUTIVE OFFICERS

Information regarding each of Labcorp’s executive officers and their relevant business experience is summarized below.

Adam H. Schechter

President and Chief Executive Officer

See “Proposal One: Election of Directors” (page 33) for information about Mr. Schechter.

Lance V. Berberian

Executive Vice President and Chief Information and Technology Officer

Lance V. Berberian (59) has served as Executive Vice President and Chief Information and Technology Officer since February 15, 2020. Prior to that he served as Senior Vice President and Chief Information Officer from February 2014. Prior to joining Labcorp, he served as the Chief Information Officer at IDEXX Laboratories, Inc., a global leader in diagnostics and IT solutions for animal health and food and water quality, from 2007 to 2014. Mr. Berberian also served as Chief Information Officer and President of Kellstrom Defense Aerospace Inc., a fully integrated supply chain firm, from 2000 to 2007. Prior to that, he was the Chief Information Officer of Interim HealthCare Inc. from 1997 to 2000. Mr. Berberian serves as a Strategic Advisory Board member for North Carolina State University’s Department of Computer Science, on the Advisory Board of the Master of Science in Informatics and Analytics (“MSIA”) program for University of NC Greensboro, on the University of Chapel Hill’s Carolina Health Informatics Program (“CHIP”) Health IT Advisory Board, and on the Board of Trustees at Elon University. Mr. Berberian holds Bachelor’s degrees in Business Administration and Information Technology from Thomas Edison State College.

Brian J. Caveney, M.D.

Executive Vice President, President, Diagnostics and Chief Medical Officer

Brian J. Caveney (48) has served as Executive Vice President, President, Diagnostics and Chief Medical Officer since November 5, 2019. Prior to that he served as Senior Vice President and Chief Medical Officer from September 2017. In his role as Chief Medical Officer, he has broad responsibility for the medical and scientific strategy of the enterprise. From 2011 until joining the Company, Dr. Caveney worked at Blue Cross and Blue Shield of North Carolina (“Blue Cross NC”), a health care insurance provider, and was most recently Blue Cross NC’s Chief Medical Officer. In addition to various roles in the Healthcare Division of the core health plan, Dr. Caveney also served as Chief Clinical Officer of Mosaic Health Solutions, a wholly owned subsidiary of Blue Cross NC for strategic investments in diversified health solutions businesses. Prior to joining Blue Cross NC, Dr. Caveney was a practicing physician and assistant professor at Duke University Medical Center and also provided consulting services for several companies in the Research Triangle Park, North Carolina, region. He is the past President of the Southeastern Atlantic College of Occupational and Environmental Medicine. Dr. Caveney holds an M.D. from the West Virginia University School of Medicine, a J.D. from the West Virginia University College of Law and an M.P.H. in health policy and administration from the University of North Carolina at Chapel Hill. He completed his residency at Duke University Medical Center and is board-certified in preventive medicine, with a specialty in occupational and environmental medicine.

Glenn A. Eisenberg

Executive Vice President and Chief Financial Officer

Glenn A. Eisenberg (60) has served as Executive Vice President and Chief Financial Officer since June 2014. From 2002 until joining the Company, he served as the Executive Vice President of Finance and Administration and Chief Financial

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	43

EXECUTIVE OFFICERS

Officer at The Timken Company, a leading global manufacturer of highly engineered bearings and alloy steels and related products and services. Previously, he served as President and Chief Operating Officer of United Dominion Industries, a diversified industrial manufacturer, now a subsidiary of SPX Corporation, after working in several roles in finance, including Executive Vice President and Chief Financial Officer. Mr. Eisenberg has served on the Board of Directors of US Ecology, Inc. since December 2018. Mr. Eisenberg served on the Boards of Directors of Family Dollar Stores Inc. until July 2015, where he chaired the Audit Committee; Alpha Natural Resources Inc. until May 2015, where he was the lead independent director and chaired the Nominating and Corporate Governance Committee, and Perspecta Inc. until May 2021, where he served on the Audit Committee. Mr. Eisenberg holds a Bachelor of Arts degree from Tulane University and a Master of Business Administration from Georgia State University.

Paul R. Kirchgraber, M.D.

Executive Vice President and Chief Executive Officer, Drug Development

Paul Kirchgraber (60) has served as Executive Vice President and Chief Executive Officer, Drug Development since November 1, 2019. From July 2018 until then, Dr. Kirchgraber served as Senior Vice President and head of Covance’s clinical trial testing solutions, and he served as Senior Vice President of Central Laboratories from April 2015 until July 2018. He served as Vice President and General Manager of Americas with Covance Central Laboratories from 2012 until 2015. Prior to that Dr. Kirchgraber served as Vice President Global Laboratory Operations and Medical Affairs with Covance Central Laboratory from 2009 until 2015. Prior to joining the Company, Dr. Kirchgraber also served at Quintiles Laboratories Ltd., a provider of laboratory services, now a part of IQVIA Holdings, Inc., as Vice President and Global Medical Director where he was responsible for oversight of wholly owned laboratories in the U.S., Singapore, South Africa, India, and China and as Senior Director of Laboratory Services/North American Medical Director where he had operational responsibility for laboratory and specimen management departments and was the medical director of the U.S. laboratory. Dr. Kirchgraber received his medical degree from Cornell University and his Master’s degree in Business Administration from Binghamton University, and he holds three board certifications from the American Board of Pathology.

Mark S. Schroeder

Executive Vice President, and President, Diagnostics Laboratory Operations and Global Supply Chain

Mark Schroeder (61) has served as Executive Vice President and President, Diagnostics Laboratory Operations and Global Supply Chain since November 5, 2019. From March 2016 until then, Mr. Schroeder served as Chief Supply Chain Officer. In that role, he was responsible for Labcorp’s global supply chain management function and overseeing Diagnostics and Drug Development supply chain operations around the world. Prior to that role, he served as Senior Vice President, Integrated Genetics, Oncology and Supply Chain Operations from 2014 to 2016. He was the Senior Vice President, Supply Chain Operations prior to that role, a position he held since joining the Company in May 2007. Mr. Schroeder serves on the FedEx Healthcare Industry Advisory Board and on the Flare Capital Industry Advisory Board. Mr. Schroeder holds a Bachelor’s degree in Interdisciplinary Engineering and Management from Clarkson University.

Judith C. Seltz

Executive Vice President and Chief Human Resources Officer

Judith Seltz (59) has served as Executive Vice President and Chief Human Resources Officer since February 15, 2020. From October 15, 2019 until then, Ms. Seltz served as Senior Vice President and Chief Human Resources Officer. Ms. Seltz previously served as Chief Human Resources Officer at Diversey Inc., a global provider of sustainable hygiene technologies and services, from October 2018 until July 2019. Prior to Diversey, Ms. Seltz was Senior Vice President of Human Resources for the Global Human Health division of Merck and Co. Inc., a pharmaceutical company, from June 2003 until August 2018. Prior to Merck, she also worked at Hughes Network Systems, LLC, a provider of broadband satellite services, now a wholly owned subsidiary of Hughes Communications, and Aeronautical Radio, Incorporated (“ARINC”), a provider of transport communications and systems engineering solutions. Ms. Seltz holds a Bachelor of Arts from the University of Richmond and a Master of Administrative Science in Human Resources Management from Johns Hopkins Carey Business School.

44	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

EXECUTIVE OFFICERS

Amy B. Summy

Executive Vice President and Chief Marketing Officer

Amy B. Summy (56) has served as Executive Vice President and Chief Marketing Officer since March 2, 2020. Prior to joining Labcorp, she was Partner, Marketing & Insights Practice Leader for the Americas for Ernst & Young LLP, a public accounting firm, from February 2018 to February 2020. From January 2013 to January 2018, Ms. Summy was Senior Vice President and Chief Marketing Officer for TE Connectivity Ltd., a technology and manufacturing company, where she built the marketing organization, establishing a digitally centered, customer-driven marketing capability for the company. Prior to that, Ms. Summy was Senior Vice President from July 2011 to December 2012. Ms. Summy also worked for Sapient Corporation, a global services company that provides strategy, marketing, and technology services, and SapientNitro, a segment of Sapient, from 1996 to 2011, where she held executive agency leadership roles including Managing Director and Chief Marketing Officer. Ms. Summy co-founded and is President and a Board Member of No More Kids with Cancer, a childhood cancer research nonprofit dedicated to accelerating the discovery of safer, less toxic, and more effective treatments for children with cancer. Ms. Summy received her Bachelor’s degree in Finance from Kent State University and holds a Master’s degree in Business Administration from New York University’s Stern School of Business.

Sandra D. van der Vaart

Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

Sandra D. van der Vaart (62) has served as Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary since February 15, 2020. From February 2019 until then, Ms. Van der Vaart served as Senior Vice President, Global General Counsel and Chief Compliance Officer and Corporate Secretary. Prior to that she served as Labcorp’s Senior Vice President, Deputy Chief Legal Officer from September 2015 until February 2019 and Senior Vice President, General Counsel and Assistant Secretary from January 2009 until September 2015. Prior to serving in these roles, Ms. van der Vaart served in various other roles within the legal department at the Company beginning in January 2001. Ms. van der Vaart holds a Bachelor of Science in Nursing from University of North Carolina at Chapel Hill and received her Juris Doctorate from the University of Virginia.

Peter J. Wilkinson

Senior Vice President and Chief Accounting Officer

Peter J. Wilkinson (51) has served as Senior Vice President and Chief Accounting Officer since April 2019. From January 2019 until then, Mr. Wilkinson served in the role of Labcorp’s Senior Vice President, Accounting. Prior to that, Mr. Wilkinson served as Executive Vice President and Chief Financial Officer of Syneos Health, Inc.’s clinical division, a biopharmaceuticals services organization, from August 2017 to July 2018 and as Senior Vice President and Chief Accounting Officer of INC Research Holdings, Inc., a publicly traded predecessor to Syneos Health, from February 2016 to August 2017. Mr. Wilkinson also previously served as Senior Vice President in the INC Research finance department from April 2014 to February 2016. Prior to his position with INC Research, Mr. Wilkinson worked as the Corporate Controller at Catalyst Health Solutions, Inc., a pharmacy benefits management company, the Chief Accounting Officer at Pharmaceutical Product Development, Inc., a clinical research organization, and as an auditor with Deloitte & Touche LLP. Mr. Wilkinson holds a Bachelor of Science in Finance from Liberty University.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	45

COMPENSATION DISCUSSION & ANALYSIS

2021 Company Performance Highlights	47

The Company’s executive compensation policies are designed to assist us in attracting and retaining qualified executives by providing competitive levels of compensation that take into account the Company’s financial and business performance, execution of the Company’s strategic plan, leadership, and operational performance. The Company uses variable compensation to motivate and reward executive performance, as well as to align executive compensation with the Company’s actual performance and shareholder returns. In 2021, the CHC Committee approved annual incentive payouts to the Named Executive Officers the “NEOs” at 200% of target, which is consistent with our strong 2021 financial results, as discussed below in the section “2021 Company Performance Highlights,” on page 47.

In addition, all participants with performance shares, for the three-year measurement period that ended December 31, 2021, earned 167.0% for such performance shares award, which is consistent with our three year adjusted EPS, strong revenue growth, and our consistent TSR.

To ensure shareholder input is reflected in our programs, we engage with our shareholders throughout the year to discuss their views on our compensation programs. Over the last five years, our annual advisory vote on executive compensation has averaged support of approximately 92% of the shares voted.

Shareholder Engagement	49
Compensation Program Overview and Alignment with Company Performance and Shareholder Interests	49
Summary Compensation Table	65
Potential Payments Upon Termination or Change in Control	73

This Compensation Discussion and Analysis describes the Company’s executive compensation program and decisions for 2021. This section details the compensation framework applied by the CHC Committee and, in particular, our compensation philosophy, elements of executive pay, compensation decisions and the link between executive pay and performance. In accordance with the rules of the SEC, the NEOs for 2021 are:

•  Adam H. Schechter, Chairman, President and Chief Executive Officer

•  Brian J. Caveney, Executive Vice President, President, Diagnostics and Chief Medical Officer

•  Glenn A. Eisenberg, Executive Vice President, Chief Financial Officer

•  Paul R. Kirchgraber, Executive Vice President, Chief Executive Officer, Drug Development

•  Mark S. Schroeder, Executive Vice President, President, Diagnostics Laboratory Operations and Global Supply Chain

46	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

2021 Company Performance Highlights

This fiscal year 2021 was another year of challenges, but also one of significant progress on our strategic priorities. Our diagnostics and drug development capabilities enable the Company to continue to support the response to the COVID-19 pandemic, while advancing our purpose-driven mission of improving health and improving lives for our patients, customers, and employees.

Labcorp has been intensely focused on supporting the fight against COVID-19 since the earliest stages of the pandemic. Labcorp increased its global presence as a scientific and technological leader, harnessing its diagnostic and drug development capabilities in fighting the global pandemic on multiple fronts. In 2021, we built upon a series of innovations introduced in 2020 by expanding access to and improving the efficiency of testing, identifying, and monitoring COVID-19 variants and spikes in confirmed cases, supporting clinical trials of treatments and vaccines, and facilitating mass vaccination programs.

The Company performed approximately 30 million COVID-19 PCR tests and 4 million antibody tests in 2021, and since the start of the pandemic has performed more than 61.5 million PCR tests and 8 million antibody tests. Labcorp has played, and will continue to play, a pivotal role in fighting the global health crisis.

The Company also made notable progress in 2021 across all of our strategic priorities, each of which contributed to the Company’s success in 2021:

•	leveraging our diagnostic and drug development capabilities;

•	embedding data and digitalization throughout our business;

•	intensifying our customer focus;

•	fortifying our position as an oncology leader; and

•	pursuing opportunities with short- and long-term high-growth potential.

In March 2021, Labcorp also initiated a comprehensive review of our structure and capital allocation strategy. Our leadership worked extensively with outside advisors and third parties and considered a comprehensive range of alternatives including significant acquisitions, divestitures, spinning off business, and merging with strategic partners. Our Board unanimously concluded that our existing structure was in the best interest of all stakeholders at this time and provides the opportunity for growth and shareholder value creation. As a result of this review, we revised our capital allocation strategy, including initiating a dividend in 2022, implementing a share repurchase plan, and introducing a new LaunchPad process improvement initiative with targeted savings of $350 million over three years.

Labcorp delivered a strong performance in 2021, including 21 percent consolidated revenues growth, 90.2 percent diluted EPS growth, and approximately 111.5 percent Adjusted EPS growth. Our management team continues to drive the disciplined execution of our mission to improve health and improve lives by delivering world-class diagnostic solutions, bringing innovative medicines to patients faster and using technology to improve the delivery of care, firmly establishing Labcorp as a leading global life sciences company.

The Company achieved strong operational and financial performance across a broad range of measures in 2021.

•	Revenues: Full year revenues of $16.1 billion, an increase of 15.3% over last year’s $14.0 billion

•	Diluted EPS: Full year of $24.39, up from $15.88 last year

•	Adjusted EPS: Full year of $28.52, compared to $23.94 in 2020, an increase of 19.1%(1)

(1)	See reconciliation of Adjusted EPS to Diluted EPS on page 48.

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COMPENSATION DISCUSSION & ANALYSIS

REVENUES AND ADJUSTED EPS: 2011 – 2021

(1)	The full year consolidated results of the Company include Covance Inc. as of February 19, 2015; prior to February 19, 2015, these consolidated results exclude Covance.
(2)

Effective January 1, 2018, the Company adopted the FASB-issued converged standard on revenue recognition (“ASC 606”), using the full retrospective method. The table above presents the Company’s restated financial results in 2016 and 2017. The adoption of ASC 606 resulted in higher revenues and lower adjusted EPS in 2016 and 2017. The revenues and adjusted EPS for the years 2011 through 2015 do not reflect the adoption of ASC 606.

(3)	Adjusted EPS, as presented represents adjusted, non-GAAP financial measures. The following is a reconciliation of Diluted EPS to Adjusted Diluted EPS:

	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Diluted EPS	$5.11	$5.99	$6.25	$5.91	$4.35	$6.82	$11.81	$8.61	$8.35	$15.88	$24.39
Restructuring and other charges	0.72	0.29	0.15	0.34	2.44	0.64	0.98	1.17	1.10	1.03	1.10
Amortization	0.51	0.54	0.55	0.55	1.12	1.17	1.41	1.73	1.88	2.14	2.94
Goodwill and other asset impairments	-	-	-	-	-	-	-	-	-	4.61	-
Losses (gain) on investments	-	-	-	-	-	-	-	0.04	(0.16)	0.28	(0.35)
Loss (gain) on disposition of business	0.03	-	-	-	-	-	-	(1.10)	0.13	0.01	0.04
Loss (gain) on debt refinancing	-	-	-	-	-	-	-	-	0.02	(0.01)	0.23
Implementation of tax law change	-	-	-	-	-	-	(5.00)	0.44	-	-	0.17
Deferred tax merger revaluation	-	-	-	-	-	-	-	0.08	-	-	-
Pension settlement charge	-	-	-	-	-	-	-	0.05	-	-	-
Adjusted Diluted EPS	$6.37	$6.82	$6.95	$6.80	$7.91	$8.63	$ 9.20	$11.02	$11.32	$23.94	$28.52

48	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Shareholder Engagement

Over the last five years, our annual advisory vote on executive compensation has averaged support of approximately 92 percent of the shares voted. Last year, our annual advisory vote on executive compensation received support from approximately 91 percent of the votes cast by our shareholders at the 2021 Annual Meeting of Shareholders. We consider this level of approval indicative of the support of the vast majority of our shareholders. We remain committed to a compensation program that incentivizes our leaders and aligns with our strategy, the key value drivers of our business and the expectations of our shareholders.

To ensure shareholder input is reflected in our programs, we engage with our shareholders throughout the year to discuss their views on our compensation and corporate governance programs as well as other topics of emerging concern and focus. Through 2021, we engaged with holders representing more than 80 percent of our shares outstanding. We strive to increase our engagement with our shareholders, including by involving members of our Board in meetings with our largest shareholders from time to time. One key area of discussion with our shareholders is our executive compensation program. Input from our shareholders on compensation is shared with the CHC Committee and discussed as part of the CHC Committee’s annual review of our compensation program. Specific comments we have received from investors are discussed with the CHC Committee and reflected in the evolution of our executive compensation program and compensation best practices, as well as our corporate governance practices.

When the Committee conducted a comprehensive review of its long-term and short-term incentives in setting compensation for 2021, it considered feedback received from our shareholders. The CHC Committee reviewed the long-term incentive design and considered the performance metrics (EPS growth, revenue growth and TSR) in light of the Company’s strategy and level of acquisition activity, ability of leaders across the enterprise to influence different metrics, context on market practice provided by FW Cook, ability to establish meaningful long-term goals, the impact of COVID-19, correlation to long-term shareholder value, and transparency to participants. Based on this comprehensive assessment and taking into account strong shareholder support for our program, the CHC Committee decided to retain the same overall design and performance metrics for 2021. However, the approach to measuring EPS was modified from a growth rate over the prior year to a 3-year cumulative target due to performance volatility associated with the impact of COVID-19. The Committee continues to periodically review performance metrics to drive continued alignment with the Company’s evolving strategic goals and shareholder expectations.

Compensation Program Overview and Alignment with Company Performance and Shareholder Interests

Labcorp’s executive compensation program is designed to attract, motivate, and retain talented executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term financial, operational, and strategic goals. We believe our executive compensation program discourages unnecessary risk-taking and aligns the interests of our shareholders with the performance of our executives. This program reflects our strong commitment to a results-driven compensation program.

The CHC Committee considers the Company’s financial and business performance, execution of the Company’s strategic plan, leadership, and operational performance in making compensation decisions. The CHC Committee believes that talent is the key to the daily operating and long-term success of the Company, and has adopted a compensation program to support a pay for performance culture based on (i) attraction, retention, and motivation of top talent; (ii) pay differentiation based on individual, role, business unit, and total company level results; (iii) compensation packages that are market competitive; (iv) fair, equitable, and compliant pay practices that support internal equity; (v) motivating performance and rewarding results that lead to profitable growth over time; and (vi) support of shareholder interests and returns.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	49

COMPENSATION DISCUSSION & ANALYSIS

In support of the Committee’s philosophy, our executives’ compensation structure is:

•	Focused on performance-based and variable compensation. Performance-based compensation comprises a significant part of total compensation, with the combined percentage of variable and at-risk compensation highest for our CEO;

•	Long-term performance oriented. Equity-based compensation comprises the largest part of total compensation and vests over a multi-year period to align the long-term interests of executive officers and shareholders;
•	Sensitive to performance variability. The size and the realizable values of incentive awards provided to executive officers varies significantly with performance achievements;

•	Benchmarked to industry peers. Compensation opportunities for executive officers are evaluated against those offered by companies that are in similar industries and are similar in size and scope of operations; and

•	Designed to recognize varying levels of responsibility. Differences in executive compensation within the Company reflect varying levels of responsibility and/or performance.

The CHC Committee has structured our executive compensation program to align compensation with performance using three key elements of compensation: (i) annual salary; (ii) annual cash incentive pay; and (iii) long-term incentive awards. The CHC Committee sets the total target compensation for these three elements to be competitive in relation to the median peer compensation as reflected in data provided by FW Cook, its independent consultant, while continuing to emphasize the variable or at-risk portion of compensation when establishing the mix among these elements.

Approximately 78 percent of our CEO’s total target compensation, set by the CHC Committee in February 2021, was performance-based and at-risk and an additional approximately 13 percent of his total target compensation was variable and based on the performance of the Company’s stock. We believe the significant portion of total compensation delivered in equity tightly aligns our CEO’s performance with the Company’s objectives and our shareholder’s expectations.

The charts below show the mix of pay elements included in total compensation opportunities for 2021 for our Chief Executive Officer and an average for our other NEOs:

Labcorp seeks to achieve outstanding performance for our shareholders through focusing our executives on adjusted operating income, revenues, adjusted EPS, net orders for our Drug Development segment, and relative TSR (compared

50	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

against our peer group). Our compensation program rewards our executives for achieving goals set for these financial metrics, as well as provides them a direct incentive to both preserve and create shareholder value and increase the Company’s stock price. A substantial majority of the executives’ 2021 compensation opportunity was in the form of variable and performance-based awards, including performance-based cash compensation under our annual incentive cash plan, (which we call the Labcorp Bonus Plan “LBP”), performance shares, stock options and restricted stock units, all of which provide our executives a strong incentive to drive Company performance and increase shareholder value. Incentive compensation is guided by the following principles:

•	executives receive payments only if performance goals are met or exceeded;

•	payments under the LBP, if any, are based on a mix of Company goals common to all executives, with a modifier based on individual performance for each executive in line with the executive’s soft skills (e.g., leadership, collaboration, diversity), and non-financial performance, so that incentive cash payments require achievement of Company financial or operational metrics, but can still take into account individual performance;
•	by granting performance shares on overlapping cycles, the Company can adjust multi-year performance goals each year, as appropriate;

•	a significant portion of long-term incentive target value under the long-term incentive program (60 percent or greater) are earned only if three-year objective performance goals are met; and

•	both LBP payouts and the earned number of performance shares are capped at 200 percent of target.

The CHC Committee believes these programs reflect our strong commitment to a results-driven compensation program and the amounts earned in 2021 by our NEOs reflect this approach. As a result of performance of those goals and after taking into account individual performance, all of our NEOs received an LBP payout above target at 200 percent, and executives who received performance shares in 2019 received a share payout of 167 percent of target for the three-year performance period ending in 2021.

Our commitment to paying for performance is demonstrated in the graph below, which shows the total payout of the annual non-equity incentive compensation to the CEO of the Company at the time, for each year from 2017 to 2021. During the three-year period ending in 2021, the Company reported significant growth in revenues, adjusted earnings per share, and stock price, driven by organic growth and disciplined acquisitions.

The graph above shows the cumulative total return assuming an investment of $100 on December 31, 2016 in the Company’s common stock as well as our annual incentive plan payout to our CEO at the time (for the years up to and including 2019, this was our former CEO). The correlation demonstrates the Company’s commitment to aligning our annual incentive payouts with performance.

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COMPENSATION DISCUSSION & ANALYSIS

What We Do

✓	Maintain robust stock ownership requirements for executives (6 times base salary for CEO, 3 times base salary for Executive Vice Presidents)

✓	Cap annual incentive opportunity to discourage inappropriate risk-taking

✓	Provide only “double trigger” change-in-control provisions

✓	Maintain an Incentive Compensation Recoupment Policy that applies to clawbacks of both cash and equity incentives

✓	Provide annual incentives linked to strategic and objective financial goals

✓

Provide an annual target mix of performance oriented long-term incentives that include performance shares (60 percent or more of target grant value), with the remainder split between non-qualified stock options and restricted stock units with multi-year vesting

✓	Conduct annual shareholder outreach to engage on a variety of matters, including compensation

✓	Dividend equivalent rights accrue on restricted stock units and performance share awards but are only paid if and when the shares vest

What We Don’t Do

×	Allow pledging or hedging of Company stock

×	Provide tax gross-ups, including on severance or change-in-control payments

×	Use employment agreements except in connection with the hiring of our new Chief Executive Officer

×	Offer excessive change-in-control benefits

×	Pay dividends on unvested performance awards and restricted stock units that are not earned

The Role of the CHC Committee

The CHC Committee’s oversight responsibilities include the Company’s compensation and benefits as well as human capital management, including diversity, equity, and inclusion. The CHC Committee believes that a strong focus on diversity and inclusion aligns with shareholder goals, and time is allocated at each meeting to monitor and discuss the Company’s progress with the Chief Diversity and Inclusion Officer. With respect to the NEOs and other executive officers, the CHC Committee establishes compensation and benefits plans, sets compensation targets and performance goals, and evaluates performance against those plans and goals. The CHC Committee meets throughout the year to review compensation trends, evaluate emerging best practices, and consider changes to the executive compensation programs that align pay with performance and provide our senior management with an incentive to achieve superior financial results for the Company. In determining whether changes to the executive compensation programs are needed, the CHC Committee considers the goals and strategic objectives of the Company, including changes to strategy that should be reflected in the incentive structure of the management team. The CHC Committee also considers the results of prior advisory votes on compensation, direct shareholder input, and feedback from FW Cook in determining changes to the executive compensation program. The CHC Committee approves changes to each component of executive officer compensation, including merit increases in base salary, annual incentive awards, and long-term equity incentive awards.

Compensation Decisions for our Chief Executive Officer

With regard to compensation decisions for our Chief Executive Officer, the CHC Committee considers the results of his performance assessment, including input from all independent non-employee directors, as well as the Company’s financial and business performance. In an executive session, the chair of the CHC Committee led the independent non-employee directors through a review of Mr. Schechter’s annual accomplishments, a review and approval of compensation actions recommended by the CHC Committee, and a review of performance objectives for 2021. The Board (except for Mr. Schechter) reviewed and ratified the Committee’s decisions with respect to Mr. Schechter’s

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compensation. In setting Mr. Schechter’s compensation for 2021, the CHC Committee took into consideration his leadership of the Company, the Company’s outstanding performance during his tenure, including in response to the COVID-19 pandemic, and competitive practice at peer companies.

The Role of Management

Annually, the Chief Executive Officer is invited to provide input on the CHC Committee’s executive compensation decisions, and for 2021, including input on the individual performance modifier under the LBP for each NEO subject to the approval of the CHC Committee. Mr. Schechter’s input and compensation proposals for the other NEOs are based on his assessment of past and expected individual performance and contribution. In addition, the Company’s Chief Human Resources Officer and Vice President of Global Rewards generally attend and participate in meetings of the CHC Committee, and provide input on the design and implementation of the Company’s executive compensation program.

The Role of the Independent Consultant

FW Cook, the CHC Committee’s independent compensation consultant, plays an integral role in supporting the CHC Committee in the compensation-setting process, and one or more of its representatives attends the CHC Committee meetings to serve as a resource for the CHC Committee. FW Cook provides insight and advice related to the Company’s compensation plans and policies, and provides recommendations based on compensation trends and regulatory and compliance developments. To encourage independent review and discussion of executive compensation matters, the CHC Committee and its chair regularly meet with the independent compensation consultant in executive sessions without management present. The CHC Committee has sole authority to retain or replace the independent compensation consultant. To maintain consultant independence, the CHC Committee’s pre-approval is required for all services performed by the independent compensation consultant.

The CHC Committee assesses the independence of its consultant annually, considering among other factors, the independence factors established by the New York Stock Exchange. Specifically, FW Cook provides no services to the Company or its management other than the services provided to the CHC Committee in its capacity as the Committee’s independent adviser on executive compensation matters. FW Cook affirmed that no member of the consulting team has any business or personal relationship with the CEO or any member of the Company’s CHC Committee. FW Cook also affirmed that neither FW Cook nor any member of the consulting team serving the Company’s CHC Committee owns any stock of the Company. In addition, the CHC Committee evaluated the work of FW Cook and determined that its work raised no conflict of interest, including under applicable New York Stock Exchange factors. Considering all of these factors, the CHC Committee concluded FW Cook was independent.

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COMPENSATION DISCUSSION & ANALYSIS

Use of Peer Group

In evaluating executive compensation, the CHC Committee considers both absolute performance of the Company and performance relative to an established peer group, as well as the pay practices of that peer group. With input from FW Cook, and recognizing that Labcorp has no directly comparable competitors, the comparative peer group is selected from public companies in the life science and healthcare industries that are closest to Labcorp in terms of scope of services and are of a similar size in terms of revenue, profitability, free cash flow, market capitalization, enterprise value, net income, operating income margin, and number of employees. Each year, with the support of FW Cook, the CHC Committee reviews the previous year’s peer group to ensure it remains valid for benchmarking purposes and adjusts as needed to reflect changes in business strategy and circumstances (e.g., acquisitions). The companies included in the 2021 comparative peer group were:

Agilent Technologies, Inc.	Mednax

Baxter International Inc.	Mylan N.V.

Becton, Dickinson and Company Incorporated	Perrigo

Boston Scientific Corporation	Quest Diagnostics Incorporated

DaVita Healthcare Partners Inc.	Stryker Corporation

Henry Schein, Inc.	Thermo Fisher Scientific

IQVIA Holdings, Inc.	Zimmer Biomet Holdings, Inc.

Annually, FW Cook prepares a review of competitive total compensation for the Company’s executives versus total compensation for similar positions at our peer group companies. FW Cook also utilizes national general industry and life sciences survey data for executives for whom there is insufficient comparable information in the peer company proxy statements. In July 2021, Mednax was removed from the peer group as the CHC Committee believes following a recent divestiture that its size and other certain key financial metrics no longer made it a suitable comparator for Labcorp. Additionally, prior to the July 2021 review, Mylan N.V. was removed from the peer group following its merger with another entity to form Viatris. The CHC Committee added the following companies to the peer group in July 2021: Charles River Laboratories, Molina Healthcare, Syneos Health, and Viatris. These companies were added to ensure that the peer group as a whole provides a sufficient sample to minimize volatility in market data and to better reflect Labcorp’s size and business strategy.

2021 Element of Compensation

Our executive compensation program focuses on three key elements of compensation: (i) annual salary; (ii) annual cash incentive pay; and (iii) long-term incentive awards. The following chart shows how these elements were used by the CHC Committee in 2021.

LABCORP—2021 EXECUTIVE COMPENSATION STRUCTURE AND ACTIONS

BASE SALARY	Effective July 2021, the CHC Committee approved base salary increases of between 2.8% and 5.1% for all NEOs, including Mr. Schechter.

Labcorp Bonus Plan	PERFORMANCE METRICS
	Consolidated Revenues Consolidated Adjusted Operating Income Drug Development Segment Net Orders	Payouts to the CEO and other NEOs under the LBP was 200% of target performance.
Subject to modification based on individual performance

54	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

LABCORP—2021 EXECUTIVE COMPENSATION STRUCTURE AND ACTIONS

LONG-TERM INCENTIVE (LTI)	PERCENT OF TARGET LTI VALUE	PERFORMANCE METRICS
	60% – Performance Shares	70% – EPS Growth	Payouts of 2019-2021 performance share cycle were 167% of Target for the NEOs who received awards in 2019.
30% – Revenue
Total Shareholder Return (25% Modifier)
	20% – Restricted Stock Units	Service During Vesting Period
	20% – Non-qualified Stock Options	Service During Vesting Period

As further discussed below, the target value of performance shares was increased in 2021 by 30% to acknowledge extraordinary performance in 2020. The approach used for the 2020 target values was subsequently reinstated by the CHC Committee when 2022 target compensation was set in early 2022. In addition to the three main elements of our compensation program, we also provide limited perquisites, severance benefits, and post-retirement benefits as part of a standard, competitive compensation package.

Base Salary

While the CHC Committee generally targets salary levels of the NEOs at the median of the peer group, it retains the flexibility to adjust individual compensation to take into account variations in the individual’s job experience and responsibility, including, as reviewed and recommended to the CHC Committee by the CEO. Annual changes in base salaries are determined using several factors, including the peer group’s practices, performance, the individual’s performance and experience in the role, and increases generally provided to our employees.

The table below sets forth the base salary changes for the NEOs during 2021, effective July 2021.

EXECUTIVE	JANUARY 1, 2021 SALARY	JULY 4, 2021 SALARY	PERCENT CHANGE

ADAM H. SCHECHTER	$1,250,000	$1,285,000	2.8%

BRIAN J. CAVENEY	$510,000	$525,000	2.9%

GLENN A. EISENBERG	$732,000	$769,000	5.1%

PAUL R. KIRCHGRABER	$612,000	$630,000	2.9%

MARK S. SCHROEDER	$510,000	$525,000	2.9%

Annual Cash Incentive Pay (LBP)

In 2021, the Company launched the LBP, a new, enterprise-wide bonus plan that covers the majority of our executives and management eligible for bonuses, including the NEOs. The LBP is designed to compensate our executives for achieving in-year goals that further the Company’s strategy and create shareholder value. The LBP was introduced to better (i) support the Company strategy through its strong focus on enterprise-wide performance, (ii) harmonize practices across the enterprise, and (iii) align with the range of performance opportunity observed among our peer group.

The major changes in the LBP from the prior plan, the Management Incentive Bonus Plan (“MIB Plan”) include:

•	elimination of individual objectives under the MIB Plan which previously represented 30% of the total potential bonus payout;

•	incorporation of an individual modifier, which may range from 0% to 150% based on individual performance, and is intended to address functional/department objectives and/or soft skills;

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COMPENSATION DISCUSSION & ANALYSIS

•	cap on potential upside of 200% of target (including the impact of the individual modifier) for superior performance, consistent with market practice among our peer group;

•	greater weight (at least 50%) on enterprise performance for all participants to align with the Company’s strategy; and

•	proration of any salary and bonus target changes that take effect over the course of the year rather than using the individual’s salary as of March 1 of the applicable year.

Bonus awards under the LBP are based on two performance factors: a Business Performance Factor, which is based on Company financial metrics, and the executive’s Individual Performance Modifier. Each NEO’s Business Performance Factor is based entirely on enterprise financial metrics or on a combination of enterprise financial and segment financial and operating metrics depending on the executive’s responsibility. The table below shows the metrics and weightings that determine the Business Performance Factor for each NEO.

METRICS	ENTERPRISE GROUP	DIAGNOSTICS SEGMENT GROUP	DRUG DEVELOPMENT SEGMENT GROUP
Executives	ADAM H. SCHECHTER GLENN A. EISENBERG MARK S. SCHROEDER	BRIAN J. CAVENEY	PAUL R. KIRCHGRABER
Consolidated Revenue	50%	25%	25%
Consolidated Adjusted Operating Income (AOI)	50%	25%	25%
Diagnostics Segment Revenue	-	25%	-
Diagnostics Segment AOI	-	25%	-
Drug Development Net Orders	-	-	25%
Drug Development AOI	-	-	25%
Total	100%	100%	100%

Setting and Evaluating Performance Targets. Company financial goals may be achieved by the NEOs at a threshold, target, or superior level. If actual performance for Company financial goals falls between either the threshold and target levels or the target and superior levels, the payouts are interpolated accordingly based on payout levels shown below. Each goal is measured separately and if the threshold level of performance for a particular goal is not achieved, the payout for that goal is zero. The Business Performance Factor is calculated based on the weighted average for each metric.

Performance Level	Payout Level
Threshold	50% of Target
Target	100% of Target
Superior	200% of Target

In addition, there is an Individual Performance Modifier that increases or decreases the executive’s bonus based on individual performance, which may address individual, strategic, and operational objectives, as well as soft skills like leadership, collaboration, and diversity. The Individual Modifier may range from 0% to 150%, provided that the modifier may not increase the payout to more than 200% of target under the LBP.

The threshold, target, and superior goals for the revenues, adjusted operating income, and Drug Development net orders measures were based on various outcomes considered by the CHC Committee, with the target amounts aligning to the Company’s and segment’s operating budget approved by the Board. Our 2021 goals took into consideration the Company’s and each segment’s internal outlook and expectations, and the outlook for 2021 provided to the public markets in early 2021. As a result of the design changes under LBP, the greater range of potential payout opportunity, and continued volatility in results due to the impact of COVID-19, the CHC Committee

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continued to evaluate the structure of the LBP. In October 2021, including in recognition of the strong performance of the Company as compared to the budget earlier in the year, the CHC Committee widened the performance scales in comparison to prior years, which had an effect of increasing the difficulty of reaching maximum performance on select metrics and better calibrating pay and performance. Specifically, the enterprise and Diagnostics segment revenue ranges were widened from a range of 95% to 105% of target to 90% to 110% of target and the superior goals for Drug Development were increased from 120% of target to 140% of target.

Results for 2021 Company and Segment Financial Goals. The 2021 goals and the result for the year for each goal were:

COMPANY GOALS	THRESHOLD	TARGET	SUPERIOR	2021 RESULT	ACHIEVEMENT(7)

Consolidated Revenues(1)	$12.8 billion	$14.2 billion	$15.7 billion	$16.1 billion	113.3%

Consolidated Adjusted Operating Income(2)	$2.4 billion	$3.0 billion	$3.3 billion	$3.8 billion	128.1%

LABCORP DIAGNOSTICS SEGMENT BUSINESS	THRESHOLD	TARGET	SUPERIOR	2021 RESULT	ACHIEVEMENT(7)

Segment Revenues(3)	$8.0 billion	$8.9 billion	$9.8 billion	$10.3 billion	115.9%

Segment Adjusted Operating Income(4)	$1.9 billion	$2.3 billion	$2.6 billion	$3.2 billion	136.5%

LABCORP DRUG DEVELOPMENT SEGMENT BUSINESS	THRESHOLD	TARGET	SUPERIOR	2021 RESULT	ACHIEVEMENT(7)

Segment Net Orders(5)	$5.5 billion	$6.8 billion	$9.6 billion	$7.4 billion	107.8%

Segment Adjusted Operating Income(6)	$0.6 billion	$0.8 billion	$1.1 billion	$0.8 billion	103.8%

(1)

Consolidated Revenues represents the Company’s consolidated revenues as reported in the Annual Report on Form 10-K for the year ended December 31, 2021, adjusted for foreign currency impact versus budgeted exchange rates.

(2)

Consolidated Adjusted Operating Income represents the Company’s consolidated adjusted operating income (excluding amortization, restructuring charges, special items, and impairments) as reported in the Company’s 2021 earnings release on February 10, 2022, adjusted for foreign currency impact versus budgeted exchange rates.

(3)

Labcorp Diagnostics’ Segment Revenues represents Labcorp Diagnostics revenues as reported in the Company’s 2021 earnings release on February 10, 2022, adjusted for the pro-forma impact of acquisitions and foreign currency impact versus budgeted exchange rates.

(4)

Labcorp Diagnostics’ Segment Adjusted Operating Income represents Labcorp Diagnostics adjusted operating income as reported in the Company’s 2021 earnings release on February 10, 2022, adjusted for the pro-forma impact of acquisitions and foreign currency impact versus budgeted exchange rates.

(5)	Segment Net Orders represents Labcorp Drug Development’s reported net orders at actual current rates and adjusted for the impact of a 2019 change in net orders methodology.
(6)

Drug Development’s Segment Adjusted Operating Income represents Labcorp Drug Development’s adjusted operating income as reported in the Company’s 2021 earnings release on February 10, 2022, adjusted for the pro-forma impact of acquisitions and foreign currency impact versus budgeted exchange rates.

(7)	Percentage achieved as a percentage of the target goal.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	57

COMPENSATION DISCUSSION & ANALYSIS

The table below shows the bonus opportunity for each executive, the Business Performance Factor, the Individual Performance Modifier, and the resulting LBP award. In 2021, given the Company’s continued strong financial performance and ability to meet continued needs of patients, providers, and pharmaceutical clients, the Individual Performance Modifier was set at 100% for each executive other than Dr. Kirchgraber, which was also the highest the modifier could be for 2021 for those executives because the payouts under the Business Performance Factor were already at 200% of target.

EXECUTIVE	PRORATED SALARY	BONUS TARGET (% OF SALARY)	TARGET OPPORTUNITY	BUSINESS PERFORMANCE FACTOR	BUSINESS PERFORMANCE FACTOR PAYOUT %	MODIFIER %	BONUS PAYOUT $

Adam H. Schechter	$1,267,356	150%	$1,901,034	Enterprise	200%	100%	$3,802,068

Brian J. Caveney	$517,438	100%	$517,438	Diagnostics	200%	100%	$1,034,877

Glenn E. Eisenberg	$750,348	100%	$750,348	Enterprise	200%	100%	$1,500,695

Paul R. Kirchgraber	$620,926	100%	$620,926	Drug Development	157%	127%	$1,241,852

Mark S. Schroeder	$517,438	100%	$517,438	Enterprise	200%	100%	$1,034,877

The CHC Committee reviewed the individual performance of Dr. Kirchgraber with input from Mr. Schechter and determined that an Individual Performance Modifier of 127% was warranted, which increased his LBP payout to 200%. In light of the exemplary performance of the enterprise and the Drug Development segment’s performance exceeding its business plan, the CHC Committee determined that a modifier increase was appropriate and it was increased to a level not to exceed the bonus payouts of the other NEOs.

Long-Term Incentive Awards

Long-term incentive awards for 2021 continued to be comprised of a mix of performance share awards, time based non-qualified stock options, and restricted stock units. Performance share awards vest based on performance at the end of a three-year performance measurement period. Non-qualified stock options and restricted stock units generally vest in equal one-third increments over a three- year period beginning on the first anniversary of the grant date. Performance share awards are intended to comprise 60% or more of the target value on the grant date with the remainder split between restricted stock units and non-qualified stock options (based on the Black-Scholes option pricing model).

In setting 2021 long-term compensation, the CHC Committee determined that a balanced program using performance- based awards, non-qualified stock options, and restricted stock units would achieve all of the following:

•	reward stock-price growth;

•	deliver performance-based, at-risk compensation through performance shares;

•	ensure longer-term business focus through the use of multi-year operational performance goals to determine the number of performance share awards ultimately earned;

•	provide retention features through multi-year vesting and the use of stock options and restricted stock units (three-year vesting requirement);

•	align interests of executive officers, including the NEOs, with interests of all shareholders; and

•	align with emerging practices of the market and peer group data.

The CHC Committee annually evaluates the size of long-term incentive award values so that when combined with base salary and the target LBP payout, the total target pay opportunity is generally aligned with the median of the peer group and/or other applicable market comparisons. Notwithstanding the review of market comparisons, the CHC Committee retains the flexibility to adjust individual award levels, taking into account variations in the individual’s job experience and responsibility, including as reviewed and recommended to the CHC Committee by Mr. Schechter for executives other than himself. In 2021, the CHC Committee increased the target value of the performance shares awarded to the NEOs by 30% in order to provide additional recognition and motivation in light of the Company’s strong response to the COVID-19 pandemic; the approach used for the 2020 target values was subsequently reinstated by the CHC Committee when target compensation was set in early 2022. In making this decision, the Committee did consider the competitiveness of total compensation, including that the target value of the 2021 long-term incentive

58	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

awards, along with 2021 base salaries and target LBP payouts, yielded target total pay opportunities for all our NEOs within what the CHC Committee considered to be a competitive range of the market median (within a 15 percent range). The values ultimately selected were based on the Company’s desire to attract and retain executive talent, the Company’s stated objective of placing a greater emphasis on long-term incentives and the CHC Committee’s assessment of the Company’s performance.

Each year the CHC Committee assesses the appropriateness of the metrics used to determine the actual number of performance shares to be earned, if any, at the end of the next three-year period. This assessment takes into consideration a number of factors including, alignment with long-term business objectives, feedback from shareholders, ability to establish meaningful long-term goals and alignment to shareholder value creation, among others. For the 2021-2023 performance cycle, the CHC Committee determined that EPS growth, revenue growth, and TSR remained appropriate because they (i) are critical to the long-term success of the Company, (ii) are transparent to shareholders and the NEOs, (iii) reinforce alignment between the NEOs and shareholders through the TSR modifier, and (iv) create an appropriate balance between profitability and top-line growth, which is important to shareholder value and discourages unnecessary risk taking. However, for 2021, the CHC Committee did determine to modify the approach to measuring EPS from a growth rate over each of the prior three years in the performance period to a 3-year cumulative target due to performance volatility associated with the impact of COVID-19.

In February 2021, the CHC Committee approved the performance share design and target award levels for the 2021-2023 cycle, including the specific number of shares subject to performance share awards. Given the uncertainty concerning the impact of the COVID-19 pandemic and vaccine distribution on our business, the Committee delayed for several months in setting the performance metrics for the performance share awards. If the performance metrics for the three-year period had been set in February 2021 based on the Company’s forecast at that time, the goals would have been lower than the level at which they were ultimately set in August 2021. The decision to delay establishing the performance metrics had the effect of making achievement of the performance goals more challenging than the goals the CHC Committee would have otherwise chosen when the performance shares were awarded in February 2021. However, as a result of the delay, the grant date fair value of the performance share awards increased substantially because the closing market price of a share of common stock increased from $233.39 on the date the performance shares were granted to $302.77 on the date the final performance goals were approved and because the Company’s stock price performed well as compared to the stock price of the companies in the peer group used for the TSR modifier. As a result, the values used in the Summary Compensation Table and Grant of Plan-Based Award Table on page 65 and 68, respectively, apply an accounting valuation that is substantially higher than the target value intended by the CHC Committee, notwithstanding that the number of shares underlying the performance share awards did not change.

The table below presents an overview of the 2021-2023 performance share awards, which are based on three-year cumulative EPS growth, revenue growth measured on a three-year cumulative basis, and TSR relative to our peer group, as follows:

GOAL	WEIGHTING	THRESHOLD	TARGET	SUPERIOR

EPS GROWTH (3-year cumulative EPS)	70%	$44.28	$49.80	$55.32

REVENUE GROWTH (3-year cumulative revenue)	30%	$41.4 billion	$42.7 billion	$44.0 billion

RELATIVE TOTAL SHAREHOLDER RETURN MODIFIER*	N/A	Bottom 25th Percentile -25%	Between the 26th and 75th Percentile No adjustment	Top 25th Percentile +25%

*

If the three-year cumulative relative TSR falls below the 25th percentile of our peer group, the calculated payout of the performance shares will be reduced by 25 percent. If the three-year cumulative relative TSR is above the 75th percentile, the calculated payout of the performance shares will be increased by 25 percent.

Details related to the grant size for each NEO can be found in the Grants of Plan-Based Awards table on page 68.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	59

COMPENSATION DISCUSSION & ANALYSIS

2019-2021 Performance Share Awards Earned

We granted performance share awards in 2019 that would be earned only to the extent the stated performance goals over the three-year performance period ending December 31, 2021 were realized. Awards were earned at 167% percent of target, and vested on March 27, 2022:

GOAL	WEIGHTING	THRESHOLD	TARGET	SUPERIOR	2019-2021 RESULT

EPS GROWTH* (annual)	70%	2019: $10.92 2020 & 2021: 2% annual growth rate over the prior year	2019: $11.20 2020 & 2021: 4% annual growth rate over the prior year	2019: $11.42 2020 & 2021: 7% annual growth rate over the prior year	Average annual growth rate for the 3-year period of 36.1%

REVENUE GROWTH (3-year cumulative revenue)	30%	$34.2 billion	$35.3 billion	$36.5 billion	$41.7 billion

RELATIVE TOTAL SHAREHOLDER RETURN MODIFIER**	N/A	Bottom 25th Percentile	26th-75th Percentile	Top 25th Percentile	69th Percentile

*

The level of achievement was determined separately for each of 2019, 2020 and 2021, and then an average of the achievement levels for these three years was calculated to determine the overall achievement level of the EPS Growth performance criterion for the 2019-2021 performance period. The level of achievement of EPS Growth was between target and above superior in 2019, and above superior in 2020 and 2021.

**	Refers to the percentile among our peer group based on TSR.

The chart below shows the total payout of the performance share awards earned by our NEOs who received grants in each three-year period from 2017 to 2021.

Equity Grant Practices; Clawback Requirement

Generally, the CHC Committee approves equity grants at the beginning of the year in connection with a regularly scheduled CHC Committee meeting. The equity grants are awarded under the 2016 Omnibus Incentive Plan, pursuant to which the grant date of an award is the date the CHC Committee approves the award. As discussed above, for 2021, the CHC Committee followed this practice for establishing equity award target amounts and the number of shares underlying awards, but the grant date for accounting purposes of the 2021 performance shares awards was not until August 2021 when the performance share award metrics were established. The CHC Committee does not time awards with the release of information concerning the Company.

60	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Awards that have been made pursuant to the 2016 Omnibus Incentive Plan are subject to any recoupment policy adopted by the Company to comply with the requirements of any applicable laws. In December 2018, the Board adopted the Incentive Compensation Recoupment Policy, which generally provides for clawback of cash and equity awards upon an Audit Committee or CHC Committee finding, as applicable, of an accounting restatement caused by material non-compliance with any reporting requirement, an overpayment of an award based on an accounting error, or employee misconduct. In addition, awards made under the 2016 Omnibus Incentive Plan may be annulled if the grantee is terminated for cause (as defined in the 2016 Omnibus Incentive Plan or in any other agreement with the grantee).

Stock Ownership Guidelines

The Board believes that requiring executive management to maintain a significant personal level of stock ownership ensures that each executive officer is financially aligned with the interests of our shareholders. Pursuant to the executive stock ownership program, the stock ownership requirement for each senior executive is determined annually, utilizing the executive’s base salary as of the business day closest to June 30 of each year (the “Measurement Date”) and the average closing price of the Company’s Common Stock for the 90-day period ending on the Measurement Date. For new executive officers, the stock ownership requirement is initially determined as of the date that the person becomes an executive officer, utilizing the executive’s base salary as of that date and the average closing price of the Company’s Common Stock for the 90-day period ending on that date.

The required level of stock ownership will be adjusted if the executive’s position changes and the new position has a different ownership requirement. An executive is required to maintain this level of stock ownership throughout his or her tenure with the Company until near retirement, as explained below. The ownership requirements for each position are:

POSITION	COMPANY STOCK OWNERSHIP REQUIREMENTS AS A MULTIPLE OF BASE SALARY

Chief Executive Officer	6x

Executive Vice Presidents	3x

All Other Executive Officers	1x

Until the required level of ownership is met, an executive is required to hold 50 percent of any shares of Company Common Stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of taxes and shares used to pay the exercise price. If an executive fails to meet or show progress towards satisfying these requirements, the CHC Committee may reduce future equity grants or other incentive compensation for that executive. Once an executive reaches the age of 62, the ownership requirement is reduced by 50 percent, and once an executive reaches the age of 64, the ownership requirement is reduced by 75 percent. As of December 31, 2021, each of the NEOs was in compliance with the stock ownership guidelines, either through satisfying the required level of ownership, or by satisfying the holding requirement.

Ban on Pledging and Hedging Transactions

The Company maintains an Insider Trading Policy that prohibits all directors, officers, and employees from pledging and hedging with respect to Company stock, including:

•	purchases of Company stock on margin and/or any pledge of Company stock including holding Company stock in a marginable account and/or in any account other than a cash account;

•	short sales;
•	the buying or selling “puts” or “calls”; and

•	other forms of hedging transactions, such as “prepaid variable forwards,” “equity swaps,” “collars,” and “exchange funds”.

Perquisites

The CHC Committee has determined that financial services, long-term disability, a wellness exam allowance and certain security services are appropriate benefits that help ensure that the Company’s executives maintain appropriate fiscal

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COMPENSATION DISCUSSION & ANALYSIS

and physical health, which contributes to stable executive leadership for the Company. Pursuant to his employment agreement, the Company has agreed to pay up to $350,000 in incremental costs for flights for Mr. Schechter to commute between the vicinity of his residence and his primary place of employment in Burlington, North Carolina for the first three years of his employment. Mr. Schechter’s employment agreement also provides that he be provided with a car and driver for local commuting and business use. Mr. Schechter does not receive tax reimbursement for any imputed income associated with personal travel. Additional information on the perquisites for Mr. Schechter are set forth below under the section “Mr. Schechter’s Employment Agreement – Benefits and Perquisites” on page 77.

While historically the use of corporate aircraft for personal travel has been limited to extraordinary circumstances, pursuant to Mr. Schechter’s employment agreement, Mr. Schechter is permitted use of the corporate aircraft for personal travel to promote his safety and security while traveling. In providing this opportunity to Mr. Schechter, the CHC Committee also believed that use of the corporate aircraft for personal as well as business travel would enhance his overall productivity and efficiency. Pursuant to his employment agreement, Mr. Schechter is permitted to use a private aircraft for nonbusiness purposes for an amount not to exceed $150,000 per calendar year. In July 2021, the CHC Committee also delegated the authority to review and approve occasional, limited non-business use of the corporate aircraft by executive management and employees to the CEO, provided that the CEO determines that it is appropriate for such employee’s productivity, privacy, safety, and security.

The CHC Committee believes that the perquisites the Company provides are appropriate and beneficial to the Company, and there are no tax gross-up payments associated with these perquisites. For more information on perquisites in 2021, including the valuation and amounts, see the “Summary Compensation Table” below.

Termination and Change-in-Control Payments

The Company maintains an Amended and Restated Master Senior Executive Severance Plan (the “Severance Plan”) that provides participants with financial protection in circumstances involving a qualifying termination. The Severance Plan was established to provide a competitive benefit necessary to attract and retain executives, and so that in the context of a change in control the executive would consider corporate actions that would benefit shareholders without regard to personal finances.

We believe that the Severance Plan is appropriately structured and consistent with current market practice. For example, the Severance Plan provides for severance payments, a portion of which is based on the executive’s average actual annual incentive payouts over a three-year period prior to the termination of employment, rather than target, and does not have tax gross-up payments associated with change-in-control payments. For additional information on the termination and change-in-control benefits under the Severance Plan, see “Potential Payments Upon Termination or Change-in-Control” on page 73.

The 2016 Omnibus Incentive Plan provides that if awards are assumed or substituted in connection with a change in control, only a qualifying termination event will result in accelerated vesting (i.e., “double trigger”). The plan does not provide for any tax gross-ups. We believe these provisions are consistent with current compensation trends.

Additionally, Mr. Eisenberg received a special retention restricted stock award in 2019 that provides for full vesting in the event of certain types of termination. See “Mr. Eisenberg’s 2019 Award” below.

Mr. Schechter does not participate in the Severance Plan. For a discussion of Mr. Schechter’s severance arrangements, which are governed by the provisions of his employment agreement, see the section “Mr. Schechter’s Severance Arrangements” on page 79.

Deferred Compensation Plan

At the end of 2021, Labcorp froze both the Laboratory Corporation of America Holdings Deferred Compensation Plan and the Covance Deferred Compensation Plan and established a new plan, the Laboratory Corporation of America Holdings Nonqualified Deferred Compensation Plan (“DCP”), effective January 1, 2022. Under the DCP, certain of Labcorp’s executives, including the NEOs, may elect to defer up to 90 percent of their annual cash incentive pay and/or up to 50 percent of their annual base salary and/or eligible commissions subject to annual limits established by the federal government. The deferral limits were based on the CHC Committee’s assessment of best practices at the time the DCP was established. The DCP was established to provide a competitive benefit as part of the overall benefits package available to executives and provides them with a tax efficient strategy for retirement savings and capital accumulation without significant cost to the Company. Labcorp makes no matching contributions to the DCP. For additional information on the DCP, see “Deferred Compensation Plan” and accompanying table beginning on page 72.

62	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Retirement Plans

The Company previously adopted a supplemental retirement plan, the Pension Equalization Plan (the “PEP”) for executives, including the NEOs who have met the Plan’s service requirements. The PEP is an unfunded, non-contributory, non-qualified plan that was designed to provide income continuation benefits at retirement and work in conjunction with the Company’s Cash Balance Retirement Plan (the “Cash Balance Plan”), a qualified and funded defined benefit plan available to substantially all employees. The PEP was intended to provide additional retirement benefits to a select group of management employees as an integral part of a total compensation package designed to attract and retain top executive performers. Requirements of participation when the PEP was established included (i) approval of participation by the Chief Executive Officer, (ii) being named as a Senior or Executive Vice President or operating in the capacity of one, or (iii) being named as the President or Chief Executive Officer. Effective January 1, 2010, both the PEP and the Cash Balance Plan were frozen; after that date no new participants have been admitted and no further service credits were awarded to current participants. Mr. Schroeder is the only NEO who participates in these plans.

The Company currently offers a 401(k) plan, which is a defined contribution retirement savings plan. Participation in this plan is available to substantially all eligible US-based employees, including executives. Company contribution information for executives is reflected in the “Summary Compensation Table” below.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	63

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The Compensation and Human Capital Committee of the Board of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K (including through incorporation by reference to this Proxy Statement).

THE COMPENSATION AND HUMAN CAPITAL COMMITTEE

Garheng Kong, Chairperson

Jean-Luc Bélingard

Richelle P. Parham

Kathryn E. Wengel

64	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The compensation paid, accrued, or awarded during the years ended December 31, 2019, 2020, and 2021 to the Company’s NEOs, which include the Company’s Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2021, is set forth below:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	NON-QUALIFIED STOCK OPTIONS(3)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)(7)

ADAM H SCHECHTER Chief Executive Officer	2021	$1,277,381		$1,803,330	$13,236,819	$3,802,068	$-	$432,007	$20,551,605
	2020	$1,250,000		$1,825,313	$8,039,489	$3,187,500	$-	$433,259	$14,735,561
	2019	$208,333		$2,966,978	$1,002,511	$321,691	$-	$118,226	$4,617,739

BRIAN J. CAVENEY Executive Vice President, Diagnostics Chief Medical Officer	2021	$521,532		$286,045	$2,112,324	$1,034,877	$-	$15,851	$3,970,629
	2020	$505,000		$292,210	$1,283,873	$850,000	$-	$10,049	$2,941,132
	2019	$462,600		$120,412	$2,542,569	$314,274	$-	$9,805	$3,449,660

GLENN A. EISENBERG Executive Vice President Chief Financial Officer	2021	$756,287		$497,470	$3,660,580	$1,500,695	$-	$43,676	$6,458,708
	2020	$723,000		$504,363	$2,223,851	$1,213,800	$-	$45,347	$4,710,361
	2019	$705,500		$399,081	$6,966,915	$715,540	$-	$35,725	$8,822,761

PAUL R. KIRCHGRABER Executive Vice President, Chief Executive Officer, Drug Development	2021	$625,838		$286,045	$2,112,324	$1,241,852	$-	$155,367	$4,421,426
	2020	$606,000		$292,210	$1,283,873	$724,608	$-	$66,960	$2,973,651

MARK S. SCHROEDER Executive Vice President, Diagnostics, Laboratory Operations and Global Supply Chain	2021	$521,532		$286,045	$2,112,324	$1,034,877	$-	$35,851	$3,990,629
	2020	$505,000		$292,210	$1,283,873	$850,000	$18,648	$42,849	$2,992,580
	2019	$406,333	$250,000	$120,412	$1,507,644	$245,480	$34,443	$30,479	$2,594,791

(1)

Values reflect the amounts actually paid to the NEOs in each year. Base salary adjustments, if any, typically occur in July of each year. Base salary adjustments are typically not retroactive to the beginning of the year. Mr. Schechter assumed the role of President and Chief Executive Officer, and Dr. Kirchgraber assumed the role of Executive Vice President and Chief Executive Officer, Drug Development, each effective November 1, 2019. Dr. Caveney was appointed to the position of Executive Vice President and President of Diagnostics, and Mr. Schroeder was appointed to the position of Executive Vice President and President, Diagnostics Laboratory Operations and Global Supply Chain, each effective November 5, 2019.

(2)	Represents the amounts paid as discretionary bonuses. In 2019, Mr. Schroeder was paid a discretionary bonus in connection with his role as interim head of the West Division.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	65

EXECUTIVE COMPENSATION

(3)

Represents the aggregate grant date fair value of options, restricted stock units, and performance shares for each NEO granted during each respective year, computed in accordance with accounting standards for stock-based compensation. The grant date fair value of restricted stock units is based on the closing price of the Common Stock on the applicable grant date. For performance share awards, the grant date fair value is based on a Monte Carlo simulated fair value for the relative (to the peer group at the time of the grant) TSR component of the performance awards. The Monte Carlo simulation model relies upon assumptions including the historical and expected volatility of the Company’s stock price and the relevant comparator index, correlation coefficients and interest rates. Assumptions used in these calculations are included on page F-33 of our 2021 Annual Report. For this purpose, performance share awards included in the above totals are valued assuming achievement of the EPS and revenues goals at target, which was the probable outcome determined for accounting purposes at the time of grant. The threshold and superior grant date values of performance share awards granted in 2021 included above are as follows:

NAME	GRANT DATE VALUE AT THRESHOLD PERFORMANCE ($)	GRANT DATE VALUE AT SUPERIOR PERFORMANCE ($)

ADAM H. SCHECHTER	$5,647,507	$22,590,028

BRIAN J. CAVENEY	$900,957	$3,603,830

GLENN A. EISENBERG	$1,561,891	$6,247,566

PAUL R. KIRCHGRABER	$900,957	$3,603,830

MARK S. SCHROEDER	$900,957	$3,603,830

As discussed in further detail in “Compensation Discussion and Analysis – Long-Term Incentive Awards” above, in February 2021, the CHC Committee, with the input of its independent compensation consultant, evaluated and set the size of the Company’s long-term incentive awards, including the performance share awards. However, in light of the ongoing volatility of the markets due to the COVID-19 pandemic, the CHC committee determined that it was appropriate to postpone setting the performance metrics for the performance share awards until August 2021. As discussed above, the value of the performance share awards were calculated using the grant date fair value at the time of the grant in August 2021, in accordance with ASC 718. The table below presents the value of the performance share awards for each of our NEOs, showing what the target value was in February 2021 after the CHC Committee determined to increase the target value by 30% to acknowledge extraordinary performance of our executive officers in 2020, and what the grant date fair value was in August 2021 when the performance metrics were established:

	PSA TARGET VALUE IN FEBRUARY 2021	AUGUST 2021 PSA GRANT DATE VALUE FOR ACCOUNTING PURPOSES

ADAM H. SCHECHTER	$7,332,000	$11,295,014

BRIAN J. CAVENEY	$1,170,000	$1,801,915

GLENN A. EISENBERG	$2,028,000	$3,123,783

PAUL R. KIRCHGRABER	$1,170,000	$1,801,915

MARK S. SCHROEDER	$1,170,000	$1,801,915

(4)	Represents the amounts earned by each NEO during 2021 pursuant to the Company’s LBP.
(5)

Represents solely the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the Company’s pension plans from December 31, 2018, to December 31, 2019, December 31, 2019 to December 31, 2020, and December 31, 2020 to December 31, 2021, respectively. For the assumptions made in the 2021 valuations, see Note 15 to the Company’s audited financial statements included within its Annual Report on Form 10-K for the year ended December 31, 2021. These assumptions change from year to year to reflect current market conditions.

(6)

Includes the value of the following perquisites: financial services; executive long-term disability premiums; and security and travel, pursuant to the policies in effect for a particular year. Also includes Company 401(k) contributions, which are applicable to all eligible employees. Financial services amounts are based on the actual amounts paid by the Company to its third-party vendor for financial services.

(7)

As discussed in further detail in “Compensation Discussion and Analysis – Long-Term Incentive Awards” above and in footnote (3) above, the values for the 2021 performance share awards apply an accounting valuation that is substantially higher than the target value intended by the CHC Committee. The Company believes that the higher accounting value shown in the Summary Compensation Table and the Grants of Plan-Based Awards table below does not reflect the CHC Committee’s intent. Below is a table showing what the “Total” column would be using the intended value of the performance share awards as of the February performance share grant date instead of the August 2021 grant date fair value.

SUMMARY COMPENSATION TABLE “TOTAL” COLUMN USING PSA TARGET VALUE IN FEBRUARY 2021

ADAM H. SCHECHTER	$16,448,701

BRIAN J. CAVENEY	$3,338,714

GLENN A. EISENBERG	$5,362,926

PAUL R. KIRCHGRABER	$3,449,119

MARK S. SCHROEDER	$3,358,714

66	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

EXECUTIVE COMPENSATION

Perquisites

The table below details the perquisites, including those that exceeded ten percent of the total perquisites, received by the NEOs during 2021, plus the Company contributions into each executive’s 401(k) account during 2021.

NAME	YEAR	FINANCIAL SERVICES(1)	LONG-TERM DISABILITY(1)	SECURITY AND TRAVEL(2)	COMPANY PAID 401-K(3)

ADAM H. SCHECHTER	2021	$20,000	$1,621	$399,969	$10,417

BRIAN J. CAVENEY	2021	$-	$1,351	$-	$14,500

GLENN A. EISENBERG	2021	$20,000	$1,351	$9,655	$12,670

PAUL R. KIRCHGRABER	2021	$-	$1,351	$139,516	$14,500

MARK S. SCHROEDER	2021	$20,000	$1,351	$-	$14,500

(1)	Represents the actual cost of the perquisite, which is taxable to the NEO, and for which taxes are not reimbursed by the Company.
(2)

The Board instructed each of Messrs. Schechter, Eisenberg, Schroeder, and Drs. Caveney and Kirchgraber to take certain actions to enhance their security, which for Mr. Schechter and Dr. Kirchgraber included using a specified company vehicle, and in Mr. Schechter’s case resulted in his employment agreement providing that he be provided with a car and driver for local commuting and business use. Rather than disclose a lower amount based on the use of the automobile attributable to what is deemed to be personal use, which is permitted under applicable rules, this column reflects all the costs, both personal and business, incurred by the Company in 2021 for the vehicle used by Mr. Schechter ($29,597) and Dr. Kirchgraber ($31,776). Pursuant to Mr. Schechter’s employment agreement, he received a personal travel allowance of up to $150,000 per year, however, he will not receive tax reimbursement for any imputed income associated with personal travel. Mr. Schechter’s calculated cost for personal use of leased corporate aircraft in 2021 was $135,824, which is calculated using a fixed hourly rate for the aircraft and a fuel variable charge per hour charged to the Company. In addition, pursuant to his employment agreement, for his first three years of employment Mr. Schechter is entitled to flights to commute between the vicinity of his residence and his primary place of employment in Burlington, North Carolina, with an incremental cost to the Company of up to $350,000 per calendar year. Mr. Schechter’s calculated cost for commuting travel in 2021 was $234,548. The Company paid the following for security related services: $5,443 for Mr. Eisenberg; and $32,534 for Dr. Kirchgraber. In addition, the Company paid $73,287 for relocation expenses for Dr. Kirchgraber. The executives are permitted use of the corporate aircraft for personal travel to promote their safety and security while traveling. The Company incurred the following incremental expenses for personal use of the company’s aircraft: $1,919 for Dr. Kirchgraber and $4,212 for Mr. Eisenberg which is calculated by including the cost of fuel, landing and parking fees, and other direct costs incurred by the Company for the flights.

(3)	Includes the Company’s matching Contribution to 401(k), which is applicable to all eligible employees.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	67

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

During 2021, the following restricted stock unit, performance share awards, stock options, and annual cash incentive awards pursuant to the LBP, were made to the NEOs.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER OPTION AWARDS NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(3)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	ALL OTHER STOCK AWARDS NUMBER OF SHARES OF STOCK OR UNITS (#)(4)	GRANT DATE FAIR VALUE OF STOCK AWARDS(5)
NAME	AWARD TYPE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)(2)	TARGET (#)(2)	MAXIMUM (#)(2)
ADAM H. SCHECHTER	Restricted Stock Units	2/2/2021									8,320	$1,941,805
	Performance Share	8/19/2021				16,235	32,470	64,940				$11,295,014
	Stock Options	2/2/2021							29,000	$233.39		$1,803,330
	LBP	3/31/2021	$937,500	$1,875,000	$3,750,000
BRIAN J. CAVENEY	Restricted Stock Units	2/2/2021									1,330	$310,409
	Performance Share	8/19/2021				2,590	5,180	10,360				$1,801,915
	Stock Options	2/2/2021							4,600	$233.39		$286,045
	LBP	3/31/2021	$255,000	$510,000	$1,020,000
GLENN A. EISENBERG	Restricted Stock Units	2/2/2021									2,300	$536,797
	Performance Share	8/19/2021				4,490	8,980	17,960				$3,123,783
	Stock Options	2/2/2021							8,000	$233.39		$497,470
	LBP	3/31/2021	$366,000	$732,000	$1,464,000
PAUL R. KIRCHGRABER	Restricted Stock Units	2/2/2021									1,330	$310,409
	Performance Share	8/19/2021				2,590	5,180	10,360				$1,801,915
	Stock Options	2/2/2021							4,600	$233.39		$286,045
	LBP	3/31/2021	$306,000	$612,000	$1,224,000
MARK S. SCHROEDER	Restricted Stock Units	2/2/2021									1,330	$310,409
	Performance Share	8/19/2021				2,590	5,180	10,360				$1,801,915
	Stock Options	2/2/2021							4,600	$233.39		$286,045
	LBP	3/31/2021	$255,000	$510,000	$1,020,000

(1)

Amounts represent the range of possible payouts denominated in dollars pursuant to the LBP, as established by the CHC Committee in February 2021. Pursuant to the LBP, base salary amounts used to calculate target bonus amounts are prorated to reflect base salary increases effective July 4, 2021. Actual amounts paid out pursuant to the plan are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis – Annual Cash Incentive Pay (LBP)” above.

(2)

Amounts represent the range of estimated potential shares to be earned under performance share awards. The performance share awards vest at the end of three years provided that certain performance metrics are met. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis – Long-Term Incentive Awards” above.

(3)	Amounts represent stock option awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.
(4)	Amounts represent restricted stock unit awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.
(5)

Amounts represent the full grant date fair value of restricted stock unit, stock options, and performance share awards as computed in accordance with accounting standards for stock-based compensation but excluding the effect of estimated forfeitures. The amounts shown in this column will likely vary from the amount actually realized by any NEO based on a number of factors, including the number of shares that ultimately vest, the satisfaction or failure to meet any performance criteria, the timing of any exercise or sale of shares, and the price of the Company’s Common Stock. The value for stock options is calculated using the Black-Scholes option pricing model. The value of the performance share awards as of the grant date if they are achieved at the maximum payout is as follows: Mr. Schechter – $22,590,028; Dr. Caveney – $3,603,830; Mr. Eisenberg – $6,247,566; Dr. Kirchgraber – $3,603,830; Mr. Schroeder – $3,603,830.

The values for the 2021 performance share awards use an accounting grant date fair value that is substantially higher than the target value intended by the CHC Committee. Please see the discussion in “Compensation Discussion and Analysis – Long-Term Incentive Awards” above and in footnote (3) to the Summary Compensation Table above.

68	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table shows, as of December 31, 2021, the number of outstanding stock options, restricted stock units and performance shares held by the NEOs:

		OPTION AWARDS				STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(4,5,6)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)

ADAM H. SCHECHTER	11/1/2019	43,400	21,700	$191.51	10/31/2029
	11/1/2019	16,533	8,267	$166.53	10/31/2029
	2/4/2020	15,200	30,400	$182.51	2/3/2030
	2/2/2021		29,000	$233.39	2/1/2031
	11/1/2019					2,007	$630,619
	2/4/2020					7,014	$2,203,869
	2/2/2021					8,320	$2,614,227
	2/4/2020							55,230	$17,353,818
	2/2/2021							64,940	$20,404,797

BRIAN J. CAVENEY	2/12/2018	2,700		$168.49	2/11/2028
	2/12/2019	2,333	1,167	$146.59	2/11/2029
	2/4/2020	2,433	4,867	$182.51	2/3/2030
	2/2/2021		4,600	$233.39	2/1/2031
	2/12/2019					2,354	$739,650
	2/12/2019					284	$89,236
	11/5/2019					2,010	$631,562
	2/4/2020					1,120	$351,915
	2/2/2021					1,330	$417,899
	2/12/2019							4,241	$1,332,564
	2/4/2020							8,820	$2,771,332
	2/2/2021							10,360	$3,255,215

GLENN A. EISENBERG	2/7/2017	11,400		$130.60	2/6/2027
	2/12/2018	9,100		$168.49	2/11/2028
	2/12/2019	7,733	3,867	$146.59	2/11/2029
	2/4/2020	4,200	8,400	$182.51	2/3/2030
	2/2/2021		8,000	$233.39	2/1/2031
	2/12/2019					940	$295,357
	11/1/2019					12,032	$3,780,575
	2/4/2020					1,940	$609,567
	2/2/2021					2,300	$722,683
	2/12/2019							14,144	$4,444,186
	2/4/2020							15,277	$4,800,186
	2/2/2021							17,960	$5,643,211

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	69

EXECUTIVE COMPENSATION

		OPTION AWARDS				STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(4,5,6)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)

PAUL R. KIRCHGRABER	2/4/2020	2,433	4,867	$182.51	2/3/2030
	2/2/2021		4,600	$233.39	2/1/2031
	2/12/2019					317	$99,605
	11/1/2019					2,007	$630,619
	2/4/2020					1,120	$351,915
	2/2/2021					1,330	$417,899
	2/12/2019							3,707	$1,164,776
	2/4/2020							8,820	$2,771,332
	2/2/2021							10,360	$3,255,215

MARK S. SCHROEDER	2/7/2017	3,400		$130.60	2/6/2027
	2/12/2018	2,700		$168.49	2/11/2028
	2/12/2019	2,333	1,167	$146.59	2/11/2029
	2/4/2020	2,433	4,867	$182.51	2/3/2030
	2/2/2021		4,600	$233.39	2/1/2031
	2/12/2019					284	$89,236
	11/5/2019					2,010	$631,562
	2/4/2020					1,120	$351,915
	2/2/2021					1,330	$417,899
	2/12/2019							4,241	$1,332,564
	2/4/2020							8,820	$2,771,332
	2/2/2021							10,360	$3,255,215

(1)	Stock option awards vest ratably over three years beginning on the first anniversary of the grant date.
(2)

Restricted stock units vest ratably over three years beginning on the first anniversary of the grant date, except for (i) Mr. Eisenberg’s November 1, 2019 grant, 30% of which vested on each of November 1, 2020, and November 1, 2021 and 40% of which vests on November 1, 2022, with the portion vesting on November 1, 2022 subject to a relative TSR modifier. Amounts shown represent the remaining unvested portion.

(3)

Aggregate market value is calculated based on the Common Stock price on December 31, 2021, which was $314.21 per share, multiplied by the number of shares or units, respectively, for each unvested performance or stock award.

(4)	Represents the number of shares subject to the February 12, 2019 performance awards that vested on March 27, 2022 following the performance period ending December 31, 2021.
(5)

Based on performance to date, represents the number of shares subject to the February 4, 2020 performance awards for the performance period ending December 31, 2022, assuming achievement at superior. Information on the threshold, target and superior awards are provided in the “Grants of Plan-Based Awards” table in the Company’s proxy statement for its 2021 Annual Meeting of Shareholders.

(6)

Based on performance to date, represents the number of shares subject to the February 2, 2021 performance awards for the performance period ending December 31, 2023, assuming achievement at superior. Information on the threshold, target and superior awards are provided in the “Grants of Plan-Based Awards” table above.

70	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table shows, for 2021, the number and value of stock options exercised and the number and value of vested restricted stock units and performance shares for each of the NEOs:

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)

ADAM H. SCHECHTER(1)	-	$-	5,513	$1,364,154

BRIAN J. CAVENEY(2)	-	$-	7,853	$1,968,614

GLENN A. EISENBERG(3)	-	$-	19,756	$5,256,031

PAUL R. KIRCHGRABER(4)	-	$-	6,262	$1,627,848

MARK S. SCHROEDER(2)	-	$-	5,500	$1,407,988

(1)

Represents one-third of the restricted stock units granted on November 1, 2019 that vested on November 1, 2021 at $288.78 per share, the closing price on that date and one-third of the restricted stock units granted on February 4, 2020 that vested on February 4, 2021 at $223.78 per share, the closing price on that date.

(2)

Represents one-third of the restricted stock units granted on February 12, 2018 that vested on February 12, 2021 at $238.26 per share, the closing price on that date; one-third of the restricted stock units granted on February 12, 2019 that vested on February 12, 2021 at $238.26 per share, the closing price on that date; one-third of the restricted stock units granted on November 5, 2019 that vested on November 5, 2021 at $274.84 per share, the closing price on that date; one-third of the restricted stock units granted on February 4, 2020 that vested on February 4, 2021 at $223.78 per share, the closing price on that date; and 114.4% of the performance share award granted on February 12, 2018 that vested on March 27, 2021 at $251.58 per share, the closing price on March 29, 2021.

(3)

Represents one-third of the restricted stock units granted on February 12, 2018 that vested on February 12, 2021 at $238.26 per share, the closing price on that date; 30% of the restricted stock units granted on February 12, 2019 that vested on February 12, 2021 at $238.26 per share, the closing price on that date; one-third of the restricted stock units granted on November 1, 2019 that vested on November 1, 2021 at $288.78 per share, the closing price on that date; one-third of the restricted stock units granted on February 4, 2020 that vested on February 4, 2021 at $223.78 per share, the closing price on that date; and 114.4% of the performance share award granted on February 12, 2018 that vested on March 27, 2021 at $251.58 per share, the closing price on March 29, 2021.

(4)

Represents one-third of the restricted stock units granted on February 12, 2018 that vested on February 12, 2021 at $238.26 per share, the closing price on that date; one-third of the restricted stock units granted on April 3, 2018 that vested on April 3, 2021 at $252.67 per share, the closing price on April 5, 2021; one-third of the restricted stock units granted on February 12, 2019 that vested on February 12, 2021 at $238.26 per share, the closing price on that date; one-third of the restricted stock units granted on February 4, 2020 that vested on February 4, 2021 at $223.78 per share, the closing price on that date; one-third of the restricted stock units granted on November 1, 2019 that vested on November 1, 2021 at $288.78 per share, the closing price on that date; and 114.4% of the performance share award granted on February 12, 2018 that vested on March 27, 2021 at $251.58 per share, the closing price on March 29, 2021.

Retirement Benefits

Prior to January 1, 2010, substantially all employees, including Mr. Schroeder (the only NEO eligible to participate as of January 2010), were eligible to participate in the Cash Balance Plan; the plan was funded by the Company both in terms of an annual service credit, which is a percentage of base salary, and an interest credit, currently at four percent per year. Eligibility requirements under the Cash Balance Plan included one year of service (participants entered the plan in either January or July after meeting the service requirement) and the attainment of 21 years of age. Mr. Schroeder has met the eligibility requirements.

As discussed above, the Company also has a Pension Equalization Plan (“PEP”). In October 2009, the Board froze any additional service-based credits for any years of service after December 31, 2009 with respect to both the Cash Balance Plan and the PEP. Both plans are closed to new entrants. Current participants, including Mr. Schroeder (the only NEO currently eligible to participate), in the Cash Balance Plan and the PEP have stopped earning service-based credits, but will continue to earn interest credits.

Under both the Cash Balance Plan and the PEP, a participant is eligible for benefits at normal retirement (the date a participant has both attained age 65 and completed five years of service) or early retirement (the date a participant has both attained age 55 and completed ten years of service), subject to reduced benefits for each year under age 65. For early retirement at or after age 55 with reduced benefits, there is a reduction of one-half percent per month applied to the full retirement benefit for every month under the age of 65.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	71

EXECUTIVE COMPENSATION

Before the Cash Balance Plan was frozen for any additional service-based credits, the Cash Balance Plan, as supplemented by the PEP, was designed to provide an employee having 25 years of credited service with an annuity equal to 52 percent of “final average pay” less 50 percent of estimated individual Social Security benefits. “Final average pay” is defined as the highest five consecutive years of base salary during the ten years of employment preceding termination or retirement. The participant, if single, has one payment option: ten-year certain and life annuity. If married, the participant has two payment options: (i) ten-year certain and life annuity; or (ii) 50 percent joint and survivor annuity. The ten-year certain and life annuity offers a guaranteed minimum payment for ten years. The 50 percent joint and survivor annuity offers half the annuity payments to the surviving spouse.

The formula for calculating the amount payable to the participants in the Cash Balance Plan, in conjunction with the PEP, is illustrated as follows (ten-year certain and life annuity payment option):

[(0.52) x (Final Average Pay) – (0.50) x (Estimated Social Security Benefit)] x (Credited Service up to 25 years) ÷ (25)

The amount payable could be less if a married participant elected to receive benefits under the 50 percent joint and survivor annuity option. The reduction for the 50 percent joint and survivor annuity is determined using the actuarial basis defined by the pension plans and reflects the possibility that the spouse may outlive the participant, which extends the length of payments.

The following table shows, as of December 31, 2021, the present value of accumulated benefits under the Company’s Cash Balance Plan and PEP for each NEO eligible to participate in the plans:

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(2)	PAYMENTS DURING LAST FISCAL YEAR ($)

MARK S. SCHROEDER	Cash Balance Plan	1.5	$18,271	$-

	Pension Equalization Plan	2.67	$164,580	$-

(1)

The Company’s Cash Balance Plan had been offered to substantially all employees after a year of service and after reaching 21 years of age. Plan entry dates were January and July of each year. The PEP was amended January 1, 2004, to waive the one-year service requirement. Because of these differing service crediting provisions, there could be a difference of up to 1.5 years between Cash Balance Plan service and PEP service reflected in the column. Credited years of service equals actual years of service with the Company, subject to the crediting provisions above.

(2)

The calculation of present value of accumulated benefit is based on a normal retirement age of 65, as defined by each plan, and credited service and certain discount rate and mortality inputs. For the assumptions made in the valuations, see Note 15 to the Company’s audited financial statements included within the 2021 Annual Report.

Deferred Compensation Plan

At the end of 2021, Labcorp froze both the Laboratory Corporation of America Holdings Deferred Compensation Plan (“Labcorp Frozen DCP”) and the Covance Deferred Compensation Plan (“Covance DCP”) and established a new plan, the Laboratory Corporation of America Holdings Nonqualified Deferred Compensation Plan (“DCP”), effective January 1, 2022. The DCP offers eligible participants another vehicle to accumulate savings for retirement. See “Compensation Discussion & Analysis – Deferred Compensation Plan” above. Amounts deferred by a participant are credited to a bookkeeping account maintained on behalf of each participant, which is used for the measurement and determination of amounts to be paid to a participant, or such participant’s designated beneficiary, pursuant to the terms of the DCP. Deferred amounts are the Company’s general unsecured obligations and are subject to claims by Labcorp’s creditors. The Company’s general assets or existing Rabbi Trust may be used to fund payment obligations and pay DCP benefits.

According to the terms of the DCP, a participant has the opportunity to allocate deferred amounts to one or more of 23 measurement funds offered. The measurement funds are indexed to externally managed funds inside the Company’s insurance-backed account. Amounts in these accounts can earn variable returns, including negative returns. Deemed earnings on the deferrals are based on these measurement funds and have no guaranteed rate of return. Labcorp makes no matching contributions to the DCP.

72	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

EXECUTIVE COMPENSATION

Under the DCP, a participant may make separate distribution elections with respect to each year’s deferrals. These distribution elections include the ability to elect a single lump-sum payment or annual installment payments.

As a former employee of Covance prior to the Labcorp’s acquisition of Covance, Dr. Kirchgraber was eligible to participate in the Covance DCP. Amounts deferred by a participant into the Covance DCP are credited to a bookkeeping account maintained on behalf of each participant, which is used for the measurement and determination of amounts to be paid to a participant, or such participant’s designated beneficiary, pursuant to the terms of the Covance DCP. Deferred amounts are the Company’s general unsecured obligations and are subject to claims by the Labcorp’s creditors. Labcorp invests Covance DCP assets in mutual funds for the payment of plan benefits.

The following table summarizes each NEO’s contributions, earnings, and aggregate balance under the Labcorp Frozen DCP and the Covance DCP as of December 31, 2021:

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)

ADAM H. SCHECHTER	$-	$-	$-	$-	$-

BRIAN J. CAVENEY	$183,576	$-	$138,696	$-	$689,791

GLENN A. EISENBERG	$-	$-	$-	$-	$-

PAUL R. KIRCHGRABER	$132,354	$-	$215,892	$-	$1,404,731	(3)

MARK S. SCHROEDER	$-	$-	$-	$-	$-

(1)	Amounts in this column are included in the Salary column of the Summary Compensation Table above
(2)

Amounts in this column are not included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table as they do not qualify as above market or preferential earnings.

(3)	Reflects the aggregate balance held in the DCP and the Covance DCP.

Potential Payments Upon Termination or Change in Control

The tables that follow provide information related to compensation payable to each NEO, assuming termination of such executive’s employment on December 31, 2021, or assuming a change in control with a corresponding qualifying termination occurred on December 31, 2021. Amounts also assume the price of Common Stock was $314.21, the closing price on December 31, 2021.

ADAM H. SCHECHTER	VOLUNTARY TERMINATION (#)	EARLY RETIREMENT (#)	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL(1)	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$2,570,000	$-	$3,855,000	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$5,063,646	$-	$7,595,469	$-	$-

Stock Options	$-	$-	$-	$6,666,507	$-	$10,230,921	$10,230,921	$10,230,921

Restricted Stock Units	$-	$-	$-	$2,603,857	$-	$5,448,714	$5,448,714	$5,448,714

Performance Shares	$-	$-	$-	$18,354,891	$-	$20,118,866	$20,118,866	$20,118,866

Health & Welfare Benefits	$-	$-	$-	$31,914	$-	$31,914	$360,000	$1,500,000

TOTAL	$-	$-	$-	$35,290,815	$-	$47,280,884	$36,158,501	$37,298,501

(1)

That the amounts payable to Mr. Schechter in the event of a change-in-control may be subject to reduction, including for the excise tax imposed on “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	73

EXECUTIVE COMPENSATION

BRIAN J. CAVENEY	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$1,050,000	$-	$1,050,000	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$898,657	$-	$898,657	$-	$-

Stock Options	$-	$-	$-	$639,936	$-	$1,208,369	$1,208,369	$1,208,369

Restricted Stock Units	$-	$-	$-	$1,775,601	$-	$2,230,263	$2,230,263	$2,230,263

Performance Shares	$-	$-	$-	$4,258,488	$-	$4,009,320	$4,009,320	$4,009,320

Health & Welfare Benefits	$-	$-	$-	$19,200	$-	$19,200	$300,000	$1,050,000

TOTAL	$-	$-	$-	$8,641,882	$-	$9,415,809	$7,747,952	$8,497,952

GLENN A. EISENBERG	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$1,538,000	$-	$1,538,000	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$1,712,387	$-	$1,712,387	$-	$-

Stock Options	$-	$-	$-	$1,416,793	$-	$2,401,027	$2,401,027	$2,401,027

Restricted Stock Units	$-	$-	$-	$4,621,401	$-	$5,408,183	$5,408,183	$5,408,183

Performance Shares	$-	$-	$-	$9,515,536	$-	$8,226,018	$8,226,018	$8,226,018

Health & Welfare Benefits	$-	$-	$-	$19,200	$-	$19,200	$300,000	$1,500,000

TOTAL	$-	$-	$-	$18,823,317	$-	$19,304,815	$16,335,228	$17,535,228

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PAUL R. KIRCHGRABER	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$1,260,000	$-	$1,260,000	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$849,745	$-	$849,745	$-	$-

Stock Options	$-	$-	$-	$444,323	$-	$1,012,756	$1,012,756	$1,012,756

Restricted Stock Units	$-	$-	$-	$1,045,377	$-	$1,500,039	$1,500,039	$1,500,039

Performance Shares	$-	$-	$-	$4,090,700	$-	$3,908,772	$3,908,772	$3,908,772

Health & Welfare Benefits	$-	$-	$-	$19,200	$-	$19,200	$300,000	$1,260,000

TOTAL	$-	$-	$-	$7,709,345	$-	$8,550,512	$6,721,567	$7,681,567

MARK S. SCHROEDER	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$1,050,000	$-	$1,050,000	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$843,486	$-	$843,486	$-	$-

Stock Options	$639,936	$639,936	$639,936	$639,936	$-	$1,208,369	$1,208,369	$1,208,369

Restricted Stock Units	$1,035,951	$1,035,951	$1,035,951	$1,035,951	$-	$1,490,613	$1,490,613	$1,490,613

Performance Shares	$4,258,488	$4,258,488	$4,258,488	$4,258,488	$-	$4,009,320	$4,009,320	$4,009,320

Health & Welfare Benefits	$-	$-	$-	$19,200	$-	$19,200	$300,000	$1,050,000

TOTAL	$5,934,375	$5,934,375	$5,934,375	$7,847,061	$-	$8,620,988	$7,008,302	$7,758,302

Equity Awards: Stock Incentive Plan

The restricted stock unit, option, and performance share awards shown in the table above, “Potential Payments Upon Termination or Change in Control”, include Mr. Schechter’s Sign-On Grants, as further discussed below. The treatment of each of the equity awards varies depending on the type of termination.

Equity Awards

The form of award agreement for the stock options and restricted stock units provide that if the executive has a Separation of Service by reason of death, disability, or for “good reason” or without “cause” within 24 months of a

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“change of control,” each as defined in the applicable agreements, then all of the restricted stock unit and stock option awards will accelerate in full as of the date of termination. If, unrelated to a change of control, the executive receives a notice of an involuntary Separation of Service without cause or incurs a voluntary Separation of Service for good reason, on or after 6 months following the grant date, then all restricted stock units and stock options that were scheduled to vest within 12 months immediately following the Separation of Service will vest in full on the date of Separation of Service.

Additionally, in the event of a Separation of Service at a time when the executive has attained the age of 65 and completed five full years of service (“Retirement at Age 65 Plus 5”) and (i) the Separation of Service occurs on or after 6 months following the grant date but before December 15 of the applicable year (or on or after 6 months following the grant date but before 9 months after the grant date, for stock options and restricted stock units granted in 2020 and later), the restricted stock units and stock options that were scheduled to vest within 12 months immediately following the Separation of Service will vest upon the date of the Separation of Service or (ii) if the Separation of Service occurs on or after December 15 of the applicable year (or on or after 9 months after the grant date, for stock options and restricted stock units granted in 2020), then all of the restricted stock unit and stock option awards will vest in full as of the date of the Separation of Service. In the event of a Separation of Service at a time when the executive has attained the age of 55 and the sum of his or her age plus years of service equals or exceeds 70 (“Rule of 70 Retirement”), the restricted stock units and options that were scheduled to vest within 12 months immediately following the Separation of Service will vest upon the date of the Separation of Service. The executive (or his/her heir or executor/executrix, as the case may be) may exercise vested stock options at any time within one year after the date of death, disability, Retirement at age 65 Plus 5, Rule of 70 Retirement or a specified termination within 24 months of a change in control. (For other terminations, the executive may exercise vested options within 90 days of his/her termination.) The stock options and restricted stock units granted to Mr. Eisenberg in 2020 and 2021 have slightly different terms than those described above, in that if he has a Separation of Service at a time when he has attained age 61 (regardless of how many months after the grant date), his awards will vest in full. The forms of award agreement for the performance share awards provide that in the event that an executive’s Separation of Service occurs by reason of death or disability or an involuntary Separation of Service without cause or voluntary Separation of Service for good reason within 24 months of a change of control, then the performance share awards will accelerate at 100% of the target level on the date of the Separation of Service. In the event of a Retirement at Age 65 Plus 5, and (i) the Separation of Service occurs on or after 6 months following the grant date but before December 15 of the applicable year (or on or after 6 months following the grant date but before 9 months after the grant date, for performance share awards granted in 2020 and later), the performance shares will continue to be eligible to vest in a prorated number based on actual achievement of performance metrics as if the executive had not had a Separation of Service or (ii) if the Separation of Service occurs on or after December 15 of the applicable year (or on or after 9 months after the grant date, for performance share awards granted in 2020), then all of the performance shares will continue to vest in the number of shares set forth in the grant based on actual achievement of performance metrics as if the service had not terminated. In the event of a Rule of 70 Retirement on or after 6 months following the grant date, the performance shares will continue to vest in a prorated number based on actual achievement of performance metrics as if the service had not terminated. If the executive receives a notice of an involuntary Separation of Service without cause or incurs a voluntary Separation of Service for good reason, on or after 6 months following the grant date, then the performance shares will continue to vest in a prorated number based on actual achievement of performance metrics as if the service had not terminated. The performance share awards granted to Mr. Eisenberg in 2020 and 2021 have slightly different terms than those described above, in that if he has a Separation of Service at a time when he has attained age 61 (regardless of how many months after the grant date), his awards will continue to be eligible to vest based on the attainment of the specified performance metrics as if his service had not terminated.

For the purposes of the forms of award agreements, a Separation of Service occurs when the Company reasonably anticipates that an executive’s level of services will permanently decrease to 20 percent or less of the average level of services the executive has performed over the immediately preceding 36-month period.

Schechter Sign-On Grants

In November 2019, in connection with his appointment to President and Chief Executive Officer, Mr. Schechter received the Sign-On Grants. The Sign-On Grants provide for full vesting in the event that Mr. Schechter’s service is terminated due to his death, his disability, or his termination without Cause or due to Good Reason, each as defined in the employment agreement between the Company and Mr. Schechter entered into on June 4, 2019. See the section “Mr. Schechter’s Employment Agreement” below for a discussion of the Sign-On Grants.

Mr. Schechter’s Employment Agreement

In connection with his appointment as President and Chief Executive Officer of the Company, the Company entered into an employment agreement with Mr. Schechter, the term of which commenced on November 1, 2019. The initial

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term of the agreement is three years, with an automatic renewal for successive one year periods. The terms of Mr. Schechter’s employment agreement were agreed to by the other independent members of the Board of Directors after negotiations between Mr. Schechter and the CHC Committee. In negotiating the agreement with Mr. Schechter, the CHC Committee considered a variety of factors, including the advice of FW Cook and market practice among the Company’s peers. The CHC Committee also considered what the Committee concluded was necessary to attract Mr. Schechter to the position, in light of the other opportunities that he would likely have, and Mr. Schechter’s experience and profile as a seasoned executive. The CHC Committee concluded that these and other factors supported not only the terms of the agreement, but varying from its recent practice of not entering into employment agreements.

Pursuant to his employment agreement, Mr. Schechter is entitled to the following compensation:

Annual Base Salary: Mr. Schechter’s initial annual base salary is $1,250,000. Mr. Schechter’s base salary is reviewed annually for increase by the CHC Committee.

Annual Cash Incentive Pay: Mr. Schechter is eligible to receive an annual bonus pursuant to the Company’s cash incentive plan with an annual target of 150% of his base salary, with achievement to be based on specific performance objectives determined by the CHC Committee.

Sign-On Equity Grants: On November 1, 2019, in connection with his appointment and pursuant to his employment agreement, Mr. Schechter received the following one-time grants (collectively, the “Sign-On Grants”), each of which vest in equal installments on each of the first through third anniversaries of November 1, 2019:

•	stock options with an aggregate grant-date fair value of $1,000,000;

•	restricted stock units with an aggregate grant date fair value of $1,000,000; and
•	premium priced stock options with an exercise price equivalent to 115% of the fair market value of a share of Labcorp common stock on November 1, 2019 and with an aggregate grant- date fair value of $2,000,000.

In addition to a fair and competitive annual total compensation package (i.e., base salary, target LBP opportunity, annual LTI award), the Committee felt it important to offer the Sign-On Grants outlined above to help induce Mr. Schechter’s employment at Labcorp given the demand for an executive with his profile and experience, especially given the competitive labor market for executive talent in our industry. In determining the size and form of the Sign-On Grants, the Committee strongly believed the award should be aligned with the long-term interests of shareholders. As such, 75% of the Sign-On Grants were delivered in the form of stock options. Further, to emphasize the importance of growing the stock price above and beyond the stock price on the date of grant, 50% of the Sign-On Grants were delivered via premium priced stock options, requiring the price of Labcorp stock, once vested, to be at least 15% higher than the grant date stock price in order to be exercisable.

The equity and non-equity incentives for Mr. Schechter are subject to the Company’s Incentive Compensation Recoupment Policy, and Mr. Schechter is subject to the stock ownership guidelines of the Company’s executive stock ownership program. For more information on this Policy, see the section “Equity Grant Practices; Clawback Requirement” on page 60 and on the executive stock ownership program, see the section “Stock Ownership Guidelines” on page 61.

2020 Equity Awards: Under his employment agreement, Mr. Schechter is entitled to receive equity awards having a grant date fair value of not less than $9,400,000 in 2020 at the same time as, and with the terms and conditions that apply to, the other NEOs. On February 4, 2020, the Committee approved an award of $9,400,000 pursuant to this contractual obligation, which vests in three equal annual installments beginning on February 4, 2021. In addition to the more general factors discussed above, the Committee concluded that the size and amount of the 2020 grants was appropriate and competitive relative to peer group practice (i.e., slightly above the then market median). Further, when the 2020 equity award is combined with the approved base salary and target annual cash opportunity, the target total compensation package was also competitive relative to peers (i.e., slightly above median).

Benefits and Perquisites: Mr. Schechter is entitled to participate in all employee benefit plans, practices, and programs that are generally made available to senior executives of the Company. Mr. Schechter is also entitled to financial planning and wellness perquisites and other fringe benefits and perquisites available to executives generally, as well as security-related perquisites, including use of a car and driver for commuting and business use and use of a private aircraft for nonbusiness purposes in an amount not exceeding $150,000 per calendar year. In

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addition, pursuant to his employment agreement, the Company will pay up to $350,000 in incremental costs for flights for Mr. Schechter to commute between the vicinity of his residence and his primary place of employment in Burlington, North Carolina for the first three years of his employment.

For additional information on Mr. Schechter’s termination and change-in-control benefits under the employment agreement, see the section “Potential Payments Upon Termination or Change-in-Control” on page 73.

Mr. Eisenberg’s 2019 Award

In November 2019, with a focus toward retention and to help to ensure continuity of leadership during our executive transition, the CHC Committee determined to grant a special retention restricted stock unit award with an aggregate grant-date fair value of $5,000,000 to incentivize Mr. Eisenberg to continue as Executive Vice President and Chief Financial Officer over the long-term. The award provides for full vesting on the date of a Separation of Service due to death, disability, Separation from Service for good reason or without cause. Mr. Eisenberg’s award does not provide for vesting in the event of Retirement at Age 65 Plus 5 or Rule of 70 Retirement.

Base Compensation and Annual Incentive Cash Payments

No additional base compensation amounts are payable for terminations resulting from the following events: voluntary termination by the officer without good reason, normal retirement, termination for cause, or termination due to disability or death. A prorated annual incentive cash payment may be made for each of the termination events mentioned in the tables above, except for a voluntary termination or a termination for cause. Provisions for base compensation and annual incentive cash payments in the event of an involuntary not for cause or good reason termination or a termination in connection with a change in control are detailed below.

Amended and Restated Master Senior Executive Severance Plan

The Amended and Restated Master Senior Executive Severance Plan (the “Severance Plan”) provides the Company’s NEOs, other than Mr. Schechter, (as well as the Company’s other executive vice presidents and senior vice presidents) with severance payments upon, respectively, a “qualifying termination”. A “qualifying termination” is generally defined as an involuntary termination without cause or voluntary termination with “good reason.” “Cause” means that the executive shall have committed prior to termination of employment any of the following acts: an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with such executive’s duties or in the course of the executive’s employment with the Company; the conviction of or entering of a plea of nolo contendere to a felony; alcohol intoxication on the job or current illegal drug use; intentional wrongful damage to tangible assets of the Company; intentional wrongful disclosure of material confidential information of the Company and/or materially breaching the noncompetition or confidentiality provisions covering his activities; knowing and intentional breach of any employment policy of the Company; or gross neglect or misconduct, disloyalty, dishonesty, or breach of trust in the performance of the executive’s duties that is not corrected to the Board’s satisfaction within 30 days of notice thereof. “Good reason” means, without consent of the executive, a reduction in base salary or targeted incentive cash payment as a percentage of salary, relocation to an office location more than 75 miles from the employee’s current office, or a material reduction in job responsibilities or transfer to another job.

For purposes of a change in control, “change in control” is defined in the Company’s 2016 Omnibus Incentive Plan.

The severance payments for Executive Vice Presidents (“EVPs”) under the Severance Plan in the event of a qualifying termination are equal to two times the sum of the annual salary and the three-year average LBP payments of the EVP. For purposes of the severance calculation, annual salary is the greatest of (i) the EVP’s annual salary as of the qualifying termination, (ii) the EVP’s annual salary as of the date the executive gives a valid notice of “good reason”, and (iii) if the qualifying termination occurs within 36 months of a change in control, the EVP’s annual salary rate as of the change in control.

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The Severance Plan does not provide a reimbursement to participants for excise taxes on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code.

Mr. Schechter’s Severance Arrangements

Pursuant to his employment agreement, in the event that Mr. Schechter’s employment is terminated for any reason, including by the Company for Cause or by Mr. Schechter without Good Reason, Mr. Schechter will be entitled to (i) his base salary and accrued unused vacation due through the termination date; (ii) the sum of any (w) deferred compensation, (x) amounts or benefits owed under the then applicable benefit plans of the Company; (y) any amounts owed for the reimbursement of expenses properly incurred, and (z) any other benefits or amounts owed under the terms of any plan, program or arrangement of the Company in each case of (w)-(z) owed as of the termination date (collectively (i) and (ii), the “Accrued Benefits”).

In the event that Mr. Schechter’s employment is terminated by reason of death or disability, Mr. Schechter will, in addition to the Accrued Benefits, be entitled to payment of any earned but unpaid incentive bonus for a prior completed performance period and any Partial Year Bonus (collectively with the Accrued Benefits, the “Accrued Amounts”).

In the event that Mr. Schechter’s employment is terminated by the Company without Cause or by Mr. Schechter with Good Reason, Mr. Schechter will, in addition to the Accrued Amounts, be entitled to severance benefits, subject to the execution of a severance agreement, that include (i) an amount equal to the product of two (or three if the termination occurs within 36 months following a Change in Control, as such term is defined in the 2016 Omnibus Incentive Plan), multiplied by the sum of (x) Mr. Schechter’s base salary plus (y) the amount equal to the average of his last three incentive bonuses (or, if less than three, the average of the number of incentive bonuses received), 50% of which shall be paid within 30 days following the execution of a severance agreement and 50% paid within 30 days of the one-year anniversary of the execution of a severance agreement, (ii) reimbursement for COBRA continuation coverage for up to 18 months following the termination date, and (iii) vesting of any unvested portion of the Sign-On Grants.

Mr. Schechter’s rights with respect to equity or equity-related awards (including as provided above for Sign-On Grants) shall be governed by the applicable terms of the related plan or award agreements.

For the purpose of Mr. Schechter’s employment agreement, the following definitions apply:

“Cause” means:

•	an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with Mr. Schechter’s duties or in the course of his employment with the Company;

•	conviction of or entering of a plea of nolo contendere to a felony;

•	alcohol intoxication on the job or current illegal drug use;

•	intentional wrongful damage to tangible assets of the Company;

•	intentional wrongful disclosure of material confidential information of the Company and/or material breach of the provisions of the Company’s Confidentiality/ Non-Competition/Non-Solicitation Agreement or any other noncompetition or confidentiality provisions covering the activities of Mr. Schechter;

•	knowing and intentional breach of any employment policy of the Company;

•	gross neglect or gross misconduct, disloyalty, dishonesty, or breach of trust in the performance of Mr. Schechter’s duties that is not corrected to the Board’s satisfaction within 30 days of receiving notice thereof; or

•	misconduct that causes reputational harm to the Company.

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“Good Reason” means:

•	a material reduction in base salary or any reduction of the target bonus amount;

•	relocation to an office location more than 75 miles from either Mr. Schechter’s principal office location or his principal residence as of the date of notice of relocation;

•	the Board shall fail to appoint Mr. Schechter as Chairman of the Board on the earlier of the date on which the Board Chairman on the date hereof ceases to be the Chairman or December 31, 2020;

•	the Board shall fail to re-nominate Mr. Schechter for re-election to the Board; or

•	a material diminution in title, duties, or responsibilities, including reporting responsibilities, of Mr. Schechter’s in his capacity as an employee.

“Partial Year Bonus” means the amount payable to Mr. Schechter for the year of his termination in the event the Company performance criteria for payment of an incentive bonus are achieved as of the close of the year based on the actual performance level achieved for such year; provided, however, that if a qualifying termination occurs after a Change in Control, the performance criteria shall be deemed satisfied at the target level, and prorated to reflect the number of days of employment in such year.

Health and Welfare Benefits

In the event of a qualifying termination under the Severance Plan, the executive is also eligible for a Medical Stipend payment annually determined by the Company. For 2021, the stipend was $19,200. Executives are also provided with outplacement services up to $3,000.

In the event an executive dies while an active employee, the executive’s beneficiary will receive two times such executive’s base annual earnings up to a maximum of $1.5 million from the Company’s group term life plan. In addition, eligible, enrolled dependents will receive Company-paid COBRA continuation of coverage for the first six months following the executive’s death (not included in the tables above). If the executive was traveling on Company business at the time of death, the beneficiary will also receive $1 million of business travel accident insurance; this is not reflected in the tables above.

If an executive becomes disabled (i.e., such executive is not able to perform the material duties of executive’s occupation solely because of disease or injury), the executive is generally eligible for a monthly benefit payable until the earlier of (a) age 65 if the period of disability starts at the age of 60 or under; or (b) if the period of disability starts at age 61 or older, the length of the maximum benefit period for disability as defined by the Disability Plan. For Mr. Schechter, the monthly net benefit is a maximum of $30,000, and for the other NEOs the monthly net benefit is a maximum of $25,000.

Cash Balance Plan

Under the Cash Balance Plan, upon a termination of employment the NEOs are entitled to receive the same amounts set forth for each officer in the Present Value of Accumulated Benefit column in the Pension Benefits Table above, regardless of reason, except for death, which pays at 50 percent of such value.

Pension Equalization Plan

PEP payments are subject to Section 409A of the Internal Revenue Code and require a six-month waiting period following separation of service before distribution of the first payment. Under the PEP, upon a termination the NEOs are entitled to receive the same amounts set forth for each officer in the Present Value of Accumulated Benefit column in the Pension Benefits Table above, regardless of reason, except for death, which pays at 50 percent of such value.

Deferred Compensation Plan

The DCP was amended to grandfather participants prior to December 31, 2004 to remove the six-month waiting period for distributions following separation of service. Distribution elections made after December 31, 2004 require a

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six-month waiting period following separation of service before distribution of the first payment, as required by Section 409A of the Internal Revenue Code. Otherwise, distribution elections include the ability to elect a single lump-sum payment or annual installment payments. Under the DCP, upon termination the NEOs are entitled to receive the same amounts set forth for each officer in the Aggregate Balance column of the Nonqualified Deferred Compensation Table above, regardless of reason for the termination.

Perquisites

Pursuant to the Severance Plan, all perquisites offered to participating NEOs immediately terminate upon the executive’s termination for executives participating in these plans.

Compensation and Human Capital Committee Interlocks and Insider Participation

The directors who served on the CHC Committee during fiscal year 2021 were Dr. Kong (Committee Chair), Mr. Bélingard, Ms. Parham, and Ms. Wengel. During the 2021 fiscal year, there were no members of the CHC Committee who were officers or employees of the Company or any of its subsidiaries, were formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plan information as of December 31, 2021. All equity compensation plans have been approved by Company shareholders.

PLAN CATEGORY	COMMON SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS A(1)	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS B(2)	COMMON SHARES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN A) C

Equity compensation plans approved by Company shareholders	483,079	$169.03	9,916,556	(3)

Equity compensation plans not approved by Company shareholders	-	-	-

(1)	Amounts in this column exclude purchase rights under the Laboratory Corporation of America Holdings 2016 Employee Stock Purchase Plan (ESPP)
(2)	Represents the weighted-average exercise price of the outstanding stock options and does not include restricted stock units or performance shares
(3)

Includes 8,924,449 shares available for future issuance under the Laboratory Corporation of America Holdings 2016 Omnibus Incentive Plan and 992,107 shares available for future issuance under the Laboratory Corporation of America Holdings 2016 Employee Stock Purchase Plan.

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is presenting the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation.

For purposes of identifying our median employee, we used year-to-date taxable income as of November 1, 2021 (the “Determination Date”) to calculate a reasonable estimate of the annual total compensation for each employee based on our internal records. The employees we used for the foregoing calculations included all our full-time, part-time, seasonal, and temporary employees as of the Determination Date, other than our CEO. We annualized year-to-date earnings for employees who were hired in 2021 prior to the Determination Date, except for those designated as seasonal or temporary. Our analysis included over 76,600 employees located in 53 countries. As permitted by SEC rules, we excluded from our employee population (x) our contractors and leased employees, (y) approximately 163 employees

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we gained in connection with our acquisitions of Aperiomics, North Memorial Health, and Toxikon Corporation, and (z) approximately 394 of our employees in Japan. Once we identified the median employee we calculated that employee’s total annual compensation in accordance with applicable SEC rules and determined that it included characteristics that we viewed as anomalous. As we have a large number of employees closely arrayed in compensation, we substituted another employee who had substantially similar year-to-date income and who is more representative of our workforce as permitted under SEC guidance.

We calculated total annual compensation for the median employee and the CEO using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table. In addition to the compensation elements reported, we added the value of employer provided health and welfare benefits to both the CEO and the median employee compensation, as such benefits represent a significant component of our employees’ total compensation.

Using this methodology, the 2021 annual total compensation for our CEO was $20,573,308. The 2021 annual total compensation for our median employee was $57,614. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2021 is 357 to 1. This ratio was determined using reasonable estimates as permitted by the SEC’s rules and should not be used as a comparison with pay ratios disclosed by other companies.

PROPOSAL TWO – Advisory Vote to Approve Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 14a of the Securities Exchange Act), the Company is seeking shareholder approval, through a non-binding vote, on the Company’s executive compensation as disclosed in this Proxy Statement. Pursuant to the vote of the shareholders at the 2017 Annual Meeting of Shareholders, the Company seeks shareholder approval of the Company’s executive compensation (a “Say-on-Pay” vote) on an annual basis.

The CHC Committee works throughout the year reviewing compensation trends, evaluating emerging best practices, engaging with shareholders, and considering changes to executive compensation that will provide our senior management with an incentive to achieve superior financial results for the Company and align pay with performance.

Compensation Program Overview and Evolution

Labcorp’s executive compensation program, as discussed in the “Compensation Discussion and Analysis” section on page 46 is designed to attract, motivate, and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term financial, operational, and strategic goals. We believe our executive compensation program avoids unnecessary risk taking and aligns the interests of our shareholders with the performance of our executives. This program reflects our strong commitment to a results-driven compensation program.

Last year, our annual advisory vote on executive compensation received support from approximately 91 percent of the shares represented at the 2021 Annual Meeting and entitled to vote. We consider this level of approval to indicate the support of the vast majority of our shareholders. We remain committed to a compensation program that incentivizes our leaders and aligns with our strategy, the key value drivers of our business and the expectations of our shareholders. We have a practice of regularly seeking input from our shareholders, and this input is incorporated in the CHC Committee’s annual review of our compensation program. We continue to evolve our programs based on input from shareholders and external competitive practices.

Pay for Performance

As described in the “Compensation Discussion and Analysis” section beginning on page 46 of this Proxy Statement, our executive compensation program is designed to reward the achievement of specific short-term and long-term operational, financial and strategic goals. By paying for performance, we believe our compensation program aligns the interests of our executive officers with those of our shareholders. The Company believes that through an effective executive compensation program, it can be successful in attracting and retaining talented employees who will sustain the Company’s financial performance and continue creation of shareholder value.

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In support of the CHC Committee’s overarching pay for performance compensation philosophy, our executives’ compensation structure is:

•	Focused on performance-based and variable compensation. Performance-based compensation comprises a significant part of total compensation, with the percentage of variable or at-risk compensation highest for our CEO;

•	Long-term performance oriented. Equity-based compensation comprises the largest part of total compensation and vests over a multi-year period to align the long-term interests of executive officers and shareholders;

•	Sensitive to performance variability. The size and the realizable values of incentive awards provided to executive officers varies significantly with performance achievements;

•	Benchmarked to peers. Compensation opportunities for executive officers are evaluated against those offered by companies in similar industries and are similar in size and scope of operations; and
•	Designed to recognize varying levels of responsibility. Differences in executive compensation within the Company reflect varying levels of responsibility and/or performance.

In addition, certain features of the Company’s executive compensation program enhance the alignment of the interests of our executive officers and those of our shareholders, such as:

•	Robust stock ownership guidelines (6x base salary for CEO 3x base salary for EVPs);

•	Prohibition on pledging and hedging of Company stock;

•	Fully performance-based annual cash incentive program;

•	Incentive plan goals directly linked to strategic and objective financial goals;

•	Cap on annual incentive opportunities;

•	No employment agreements except in connection with the hiring of our Chief Executive Officer;

•	Limited perquisites;

•	No tax gross-ups;
•	“Double trigger” change-in-control provisions;

•	Performance-oriented mix of long-term incentives with performance shares (60 percent of targeted grant value), non-qualified stock options (20 percent of targeted grant value) and restricted stock units (20 percent of targeted grant value) with multi-year vesting;

•	Dividend equivalent rights accrue on restricted stock units and performance share awards but are only paid if and when the shares vest;

•	Three-year performance measurement period for performance shares; and

•	Implementation of the Incentive Compensation Recoupment Policy.

Advisory Resolution

The Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to the rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s 2022 Proxy Statement, is hereby APPROVED.”

The vote is advisory and is not binding on the Board. However, the CHC Committee expects to take into account the outcome of the vote as it continues to consider the Company’s executive compensation program.

The Board unanimously recommends that shareholders vote “FOR” the approval of executive compensation.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	83

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL THREE – Ratification of Independent Registered Public Accounting Firm

Engagement of Deloitte & Touche LLP

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) to audit the accounts of the Company for the year ending December 31, 2022, and the shareholders of the Company are being asked to ratify this appointment. PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm from 1997 through the fiscal year ended December 31, 2020. See “Additional Information Regarding Change of Independent Registered Accounting Firm” below for more information.

The Audit Committee has ultimate authority and responsibility for the appointment, termination, compensation, evaluation, and oversight of our independent registered public accounting firm and annually evaluates the performance of our independent registered public accounting firm and considers the likely impact of changing the independent registered accounting firm. The Audit Committee also evaluates and approves the selection of the lead partner and senior members of the audit team.

Shareholder ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm is not required by our By-Laws, but the Board has elected to seek such ratification as a matter of good corporate practice. Should the shareholders fail to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2022, the Audit Committee will consider whether to retain that firm for such year. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the interests of the Company.

Representatives of Deloitte will be present at the 2022 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees to Independent Registered Public Accounting Firm

The Audit Committee must approve, in advance, all of Deloitte’s services, whether or not related to an audit. Aggregate fees for professional services rendered for the Company by Deloitte for the year ended December 21, 2021 and by PwC for the year ended December 31, 2020 are described in the table below. All the services for which fees were paid were pre-approved by the Audit Committee. The Audit Committee has considered the non-audit-related services rendered and believes that they are compatible with Deloitte and PwC remaining independent.

	2021	2020

Audit Fees(1)	$2,950,000	$3,713,000

Audit Related Fees(2)	$305,000	$798,398

Tax Fees(3)	$2,000	$745,002

All Other Fees(4)	$1,895	$302,700

TOTAL	$3,258,895	$5,559,100

(1)

Audit Fees include fees incurred for the audit of the Company’s annual statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that were normally provided by Deloitte and PwC in connection with statutory and regulatory filings or engagements.

(2)

Audit Related Fees include fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but are not otherwise included as Audit Fees. Audit Related Fees for the years ended December 31, 2021 and December 31, 2020 were primarily for certain accounting consultations, comfort letter procedures, and other assurance services. Audit related fees decreased due to the change services that were performed by the previous auditor that were not transitioned to the new auditor.

84	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(3)

Tax Fees for the years ended December 31, 2021 and December 31, 2020 were related to general tax consulting, tax compliance, including preparation of tax returns, tax planning insights, and tax advice. Tax fees decreased significantly during the year as certain of the tax services that had been performed by the previous auditor were not transitioned to the new auditor.

(4)	All Other Fees are fees incurred for any services not included in the other categories of fees. All Other Fees consisted of accounting research software and implementation review and other services.

Additional Information Regarding Change of Independent Registered Accounting Firm

In October 2020, the Audit Committee undertook a competitive review process to select our independent registered public accounting firm for the year ended December 31, 2021. In conducting this process, the Audit Committee invited several independent registered public accounting firms, including PwC, to submit proposals for their services and to provide detailed information on their firms. On November 2, 2020, following the conclusion of this process, the Audit Committee approved the engagement of Deloitte as our independent registered public accounting firm for the fiscal year ended December 31, 2021, and dismissed PwC as our independent registered public accounting firm, effective at the time of the filing of the 2020 Annual Report.

The audit report of PwC on the financial statements of the Company as of and for the year ended December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. PwC’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2020 did not contain any adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2021 and 2020, (i) there were no disagreements with PwC (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

During the fiscal year ended December 31, 2020, neither the Company nor anyone acting on its behalf consulted Deloitte with respect to any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2022.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	85

AUDIT COMMITTEE REPORT

The Audit Committee of the Board was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee, comprised entirely of non-employee directors, held nine meetings with Deloitte & Touche LLP (“Deloitte”), the independent registered public accountant engaged for the fiscal year ended December 31, 2021, and held nine executive sessions with Deloitte, the Internal Audit Department, and the independent directors during 2021. The Board considered the “independence” and “financial literacy” of each of the Audit Committee members, as such terms are defined under the current listing standards of the New York Stock Exchange and SEC rules and has concluded that each member of its Audit Committee is independent and financially literate in satisfaction of the current requirements of the Listing Standards and the SEC. The Board further concluded that Kerrii B. Anderson, Jeffrey A. Davis, and Peter M. Neupert are each an “audit committee financial expert” as defined by SEC rules and that Ms. Anderson, Mr. Davis, and Mr. Neupert have the “accounting or related financial management expertise” required by the Listing Standards.

The Audit Committee is responsible for the appointment, compensation, and oversight of the independent registered public accountants. The Audit Committee reviewed the performance and fees of Deloitte prior to recommending its appointment for the fiscal year ended December 31, 2021, and met with representatives of Deloitte to discuss the scope and results of the firm’s audit work, including the adequacy of internal controls and the quality of financial reporting, and the selection of the lead audit partner. The Audit Committee reviewed and discussed with management the Company’s audited financial statements and has discussed with Deloitte all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has discussed with Deloitte its independence and has received its written disclosures and certification confirming its independence, as required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s internal auditors are responsible to the Audit Committee for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and the Board determine. The Company’s independent registered public accountant is responsible for auditing the Company’s financial statements. The Audit Committee oversees the Company’s financial and accounting functions, controls, reporting processes and audits on behalf of the Board in accordance with the Audit Committee’s written charter. The Audit Committee is responsible for providing independent, objective oversight of the integrity and quality of the Company’s consolidated financial statements, but it is not responsible for conducting auditing or accounting reviews or procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and the Company’s internal auditors the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2021 and discussed with management and the Company’s internal auditors the quality, not just the acceptability, of the accounting principles and policies as applied in the Company’s financial reporting, the reasonableness of significant judgments and accounting estimates, and the clarity and completeness of disclosures in the consolidated financial statements. The Audit Committee, Deloitte, and the Company’s internal auditors had full access to one another, including regular meetings without management present. Based on the reviews and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

As a part of its duties, the Audit Committee also considers whether the provision of services other than audit services by the independent registered public accountant is compatible with maintaining the accountants’ independence. The Audit Committee considered the compatibility of the non-audit-related services performed by Deloitte and the related non-audit fees and determined that the registered public accounting firm’s independence has been maintained.

86	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. See “Proposal Three: Ratification of Independent Registered Public Accounting Firm.”

THE AUDIT COMMITTEE

Kerrii B. Anderson, Chairperson

Jeffrey A. Davis

D. Gary Gilliland

Peter M. Neupert

R. Sanders Williams

PROPOSAL FOUR – Shareholder Proposal

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who has represented that he owns 25 shares of the Company’s common stock, has notified the Company that he expects to present this proposal at the 2022 Annual Meeting. In accordance with applicable proxy regulations, the proposal and supporting statement are set forth below. The text of the shareholder proposal and supporting statement appear exactly as received by the Company including the graphic at the top of the proposal. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. The shareholder proposal and supporting statement contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all such assertions.

Proposal Four: Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

Currently it takes a theoretical 10% of all shares outstanding to call for a special shareholder meeting. This theoretical 10% of all shares outstanding translates into 12% of the shares that vote at our annual meeting.

It would be hopeless to think that shares that do not have the time to vote would have the time to go through the special procedural stops to call for a special shareholder meeting.

And the owners of 12% of our stock could determine that they own 20% of our stock when their 100% ineligible shares in regard to a special shareholder meeting, that are owned for less than one full year, are factored in. All Laboratory Corporation shares not owned for a unbroken full year are 100% disqualified from formally participating in a call for a special shareholder meeting.

Thus a theoretical 10% stock ownership requirement can in practice be a 20% stock ownership requirement.

Shareholders who may have profitable new ideas for management do not want to sit on their shares for a year before they have the traction of a special meeting to bring their ideas to management. Plus Laboratory Corporation does not have an independent board chairman which is a way to make it hard for potentially profitable new ideas to get through to top management.

All things being equal a company that does not have an independent board chairman should have a more reasonable stock ownership threshold than a company that does have an impendent board chairman.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	87

AUDIT COMMITTEE REPORT

Please vote yes:

Special Shareholder Meeting Improvement — Proposal 4

The Board unanimously recommends that shareholders vote “AGAINST” this proposal.

Labcorp’s Board of Directors has carefully considered the above proposal and unanimously recommends a vote AGAINST this proposal because the Board believes that the actions requested by the proponent are unnecessary and not in the interests of Labcorp or its shareholders.

In July 2020, in response to shareholder feedback, our Board approved an amendment to our Amended and Restated By-Laws to lower the threshold ownership requirement for shareholders to request that the Board call a special meeting of shareholders from at least 25 percent to at least 10 percent of Labcorp’s outstanding voting stock, subject to certain other requirements and procedures set forth in our By-Laws.

The Board believes that the current 10 percent threshold special meeting right, including a nominal one-year holding period and customary procedural requirements, is aligned with strong governance practices and strikes the appropriate balance between allowing shareholders to vote on important matters that arise between annual meetings and protecting against the risk that one or a small group of shareholders may potentially misuse the special meeting right.

For each special meeting, the Company must prepare and distribute legal disclosure documents to shareholders, as well as solicit proxies and tabulate votes, which requires substantial time, effort, and Company funds, regardless of whether the special shareholder meeting is held in person or virtually. These costs are in addition to the diversion of the Board’s and management’s time and attention from their primary mission of improving health and improving lives and unlocking shareholder value. Labcorp recognizes the importance of providing shareholders with the right to call special meetings, which is why an existing right to call such meetings exists. However, Labcorp believes that special meetings of shareholders should occur only when there are urgent strategic matters or important fiduciary concerns to be addressed. Allowing special meetings to be called easily may result in the right being used by special interest shareholders, shareholders with short-term outlooks, or those seeking to use the Company as a platform to advance narrow objectives that do not advance value for all shareholders. Our Board does not consider these objectives to be in the best long-term interests of shareholders as a whole.

In making its decision, the Board has considered that Labcorp’s overall corporate governance practices and policies are designed to reflect best practices, provide shareholders with meaningful rights to communicate their views, and to ensure Board accountability and responsiveness to shareholders.

In addition to providing shareholders with the right to call a special meeting, Labcorp has implemented several other corporate governance measures to ensure that the Board remains accountable to our shareholders.

•	Our shareholders can act by written consent on the same matters that could otherwise be brought at annual or special meetings.

•	Our directors are elected annually with a majority voting standard in uncontested elections.

•	Our Board has consistently nominated independent directors with a strong Lead Independent Director.

•	We have instituted anti-hedging clawback and anti-pledging policies.

•	We have a strong and active shareholder engagement program.

•

We have actively responded to shareholder feedback, including through the voluntary adoption of a shareholder proxy access right, which permits shareholders to submit their own director nominees to be included on the Company’s proxy statement.

•

Our By-Laws also provide currently that shareholders may submit other business to be voted upon at annual meetings, and SEC rules permit shareholders to submit proposals to be included on the Company’s proxy statement, just as this proposal was submitted for consideration.

88	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

AUDIT COMMITTEE REPORT

The Board of Directors believes that these and Labcorp’s other corporate governance policies and procedures provide the appropriate balance between ensuring Board accountability to shareholders and enabling the Board to effectively oversee the Company’s business and affairs for the long-term benefit of shareholders. In light of the Board’s belief that the Company’s existing special meeting right is aligned with best practices and strikes the appropriate balance between allowing shareholders to vote on important matters that arise between annual meetings and protecting against the potential for the proposed amendment to unnecessarily disrupt that balance by increasing the potential for misuse by a group of shareholders with narrow short-term interests to call a special meeting that requires substantial time, effort and management resources, and the Board’s demonstrated commitment to strong corporate governance and responsiveness to shareholders, the Board believes that the adoption of this shareholder proposal is unnecessary, and that it is not in the best long-term interests of all of our shareholders.

After careful consideration, the Board recommends a vote “AGAINST” this proposal.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	89

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth as of March 16, 2022, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each director and director nominee of the Company, (ii) each person known to the Company to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (iii) the individuals identified as the NEOs in the “Summary Compensation Table” set forth above, and (iv) all current directors and executive officers as a group. The number of shares owned are those “beneficially owned,” as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account, or similar arrangement. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them as set forth opposite their respective names. Fractional shares have been rounded down to the nearest whole share. As of March 16, 2022, there were 93,175,934 shares of Common Stock outstanding.

BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF COMMON STOCK		PERCENT OF CLASS

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	10,753,065	(1)	11.20%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	9,706,541	(2)	10.4%

Adam H. Schechter	116,473	(3)	*

Kerrii B. Anderson	19,821	(4)	*

Jean-Luc Bélingard	16,262		*

Brian J. Caveney	28,611	(3,5)	*

Jeffrey A. Davis	1,930		*

Glenn A. Eisenberg	101,610	(3,5)	*

D. Gary Gilliland	7,023		*

Paul R. Kirchgraber	19,962	(3,5)	*

Garheng Kong	10,209		*

Peter M. Neupert	10,254		*

Richelle P. Parham	6,845		*

Mark S. Schroeder	26,845	(3,5)	*

Kathryn E. Wengel	603		*

R. Sanders Williams	7,003		*

All Directors and Executive Officers as a group (19 persons)	440,943	(3,4,5)	*

*	Less than 1%
(1)

As reported on Schedule 13G/A filed with the SEC on February 10, 2022, on behalf of The Vanguard Group, Inc. (“Vanguard”). Vanguard is a registered investment advisor with beneficial ownership of the above listed shares. Vanguard has shared voting power with respect to 152,716 shares, sole dispositive power with respect to 10,365,648 shares, and shared dispositive power with respect to 387,417 shares.

90	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

(2)

As reported on Schedule 13G/A filed with the SEC on March 9, 2022, on behalf of BlackRock, Inc. (“BlackRock”). BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act with beneficial ownership of the above listed shares. BlackRock has sole voting power with respect to 8,759,124 shares and sole dispositive power of 9,706,541 shares.

(3)

Beneficial ownership by directors, the NEOs and current executive officers of the Company includes shares of Common Stock that such individuals have the right to acquire upon the exercise of options that either are vested or that may vest within 60 days of March 16, 2022. The number of shares of Common Stock included in the table as beneficially owned which are subject to such options is as follows: Dr. Caveney – 12,599; Mr. Eisenberg – 43,166; Dr. Kirchgraber – 6,399; Mr. Schechter – 99,999; Mr. Schroeder – 15,999; and all directors and Executive Officers as a group – 208,026.

(4)	Includes 144 shares held in each of two separate trusts for the benefit of Ms. Anderson’s two children and for which the trustee is Ms. Anderson’s spouse.
(5)

Includes performance shares related to the 2019 Performance Award that vested on March 27, 2022. The number of performance shares included in the table is as follows: Dr. Caveney – 4,241; Mr. Eisenberg – 14,144; Dr. Kirchgraber – 3,707; Mr. Schroeder – 4,241; and all Executive Officers as a group – 38,706.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than ten percent of the Company’s equity securities to file reports on ownership and changes in ownership with the SEC and the securities exchanges on which its equity securities are registered. Additionally, SEC regulations require that the Company identify in its proxy statements any persons for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company’s knowledge, based solely on a review of reports furnished to it by reporting persons, all Section 16(a) filing requirements applicable to its executive officers, directors, and more than ten percent beneficial owners were timely satisfied, except for a Form 4 in respect of: (i) the vesting of 187 and 680 restricted stock units and; (ii) the related withholding of 62 and 201 shares of common stock, respectively, to satisfy tax withholding obligations, by Mr. Wilkinson on February 12, 2021, which was inadvertently filed late.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	91

OTHER MATTERS

Shareholder Proposals and Director Nominations for 2023 Annual Meeting

Shareholder Proposal

Under the rules and regulations of the SEC as currently in effect, shareholders may submit proposals to the Company for inclusion in the Company’s proxy materials for the 2023 Annual Meeting of Shareholders. For a proposal to be considered for inclusion in the proxy materials, the shareholder must satisfy the following requirements, in addition to the requirements set forth in SEC Rule 14a-8:

•	the proposal must be submitted in writing to the attention of Sandra D. van der Vaart, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215;

•	the proposal must be received no later than 120 days before the anniversary date of the distribution of this Proxy Statement (i.e., December 1, 2022); and
•	the proposal must include the name and address of the shareholder, the number of shares of Common Stock held of record or beneficially by the shareholder, the dates when the shares were acquired, documentary support for a claim of beneficial ownership and statement that the shareholder intends to continue to hold the shares through the date of the 2023 Annual Meeting.

Holders of Common Stock who wish to have proposals submitted for inclusion in the Company’s proxy materials for future meetings of shareholders should consult the applicable rules and regulations of the SEC with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations, and should also consult the Company’s By-Laws.

Under the Company’s By-Laws, shareholders may also bring business before the 2023 Annual Meeting of Shareholders without submitting a proposal for inclusion in the Company’s proxy materials for the 2023 Annual Meeting, by providing timely notice thereof to Sandra D. van der Vaart, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215. The notice must be received no earlier than the 120th day prior to the anniversary date of the 2022 Annual Meeting (i.e., January 11, 2023) and no later than the 60th day prior to the anniversary date of the 2022 Annual Meeting (i.e., March 12, 2023). Shareholders who wish to do so should consult the Company’s By-Laws for additional information about the notice requirements and procedures and related matters.

Director Nominations

Shareholders may also suggest individuals to be considered by the Board as potential nominees for election to the Board. A shareholder may submit an individual for consideration by the Board of Directors in connection with the 2023 Annual Meeting of Shareholders by providing certain information as set forth in the By-Laws, in writing, to the Corporate Secretary of the Company at 358 South Main Street, Burlington, North Carolina 27215. These suggestions for the 2023 Annual Meeting must be received no earlier than the 120th day prior to the anniversary date of the 2022 Annual Meeting (i.e., January 11, 2023) and no later than the 60th day prior to the anniversary date of the 2022 Annual Meeting (i.e., March 12, 2023).

Under the Company’s proxy access by-law, eligible shareholders also may submit their own nominations to the Board to be included in the Company’s proxy statement for the 2023 Annual Meeting of Shareholders. As amended, the By-Laws permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and have included in the Company’s proxy materials persons for election to the Board constituting up to 20 percent of the Board, provided that the shareholder(s) and the nominee(s) satisfy certain requirements specified in the amended By-Laws. For a shareholder nominee to be included in the Company’s proxy statement for the 2023 Annual Meeting of Shareholders under the proxy access by-law, the information required by such by-law must be received by Sandra D. van der Vaart, Secretary,

92	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement

OTHER MATTERS

Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215 no earlier than the close of business on the 150th day prior to the anniversary date of the distribution of this Proxy Statement (i.e., November 1, 2022) and no later than the close of business on the 120th day prior to the anniversary date of the distribution of this Proxy Statement (i.e., December 1, 2022).

In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 12, 2023.

The By-Laws may be obtained free of charge by writing to the Company’s Corporate Secretary and are included as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 25, 2022.

Householding

As permitted by the Exchange Act, the Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice, this Proxy Statement, and the 2021 Annual Report unless one or more of these shareholders provides notification of their desire to receive individual copies. This procedure will reduce the Company’s printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you and other shareholders of record with whom you share an address currently receive multiple copies of annual reports and/or proxy statements, or if you hold stock in more than one account and, in either case, you wish to receive only a single copy of notices, annual reports or proxy statements for your household, please contact Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 1-866-540-7095 with the names in which all accounts are registered.

Beneficial shareholders, or shareholders who hold shares in “street name”, can request information about householding from their banks, brokers or other holders of record.

Additional Information

A copy of the 2021 Annual Report along with this Proxy Statement has been posted on the Internet, each of which is accessible by following the instructions in the Notice. The 2021 Annual Report is not incorporated in this Proxy Statement and is not considered proxy-soliciting materials.

The Company filed its 2021 Annual Report with the SEC on February 25, 2022. The Company will mail without charge, upon written request, a copy of the 2021 Annual Report, excluding exhibits. Please send a written request for a copy to the Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, or access these materials on the Investors Relations page of the Company’s website at www.Labcorp.com.

By Order of the Board of Directors

Sandra D. van der Vaart

Secretary

March 31, 2022

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2022 Proxy Statement	93

labcorp

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LABORATORY CORPORATION OF AMERICA HOLDINGS 358 SOUTHMAIN STREETBURLINGTON, NC 27215 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/LH2022 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D75194-P69222 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LABORATORY CORPORATION OF AMERICA HOLDINGS The Board of Directors recommends you vote FOR each of the Nominees listed in the following proposal: 1. Election of the members of the Company’s Board of Directors. Nominees: For Against Abstain 1a. Kerrii B. Anderson 1b. Jean-Luc Bélingard 1c. Jeffrey A. Davis 1d. D. Gary Gilliland, M.D., Ph.D. 1e. Garheng Kong, M.D., Ph.D. 1f. Peter M. Neupert 1g. Richelle P. Parham 1h. Adam H. Schechter 1i. Kathryn E. Wengel 1j. R. Sanders Williams, M.D. The Board of Directors recommends you vote FOR the following proposals: 2. To approve, by non-binding vote, executive compensation. 3. Ratification of the appointment of Deloitte and Touche LLP as Laboratory Corporation of America Holdings’ independent registered public accounting firm for the year ending December 31, 2022. The Board of Directors recommends you vote AGAINST the following proposal: 4. Shareholder proposal seeking an amendment to our governing documents relating to procedural requirements in connection with shareholders’ rights to call a special meeting. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain For Against Abstain For Against Abstain Note: Please sign exactly as your name(s) appear(s) above. When signing as an executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date and promptly return the card in the envelope provided. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Proxy Statement, the Proxy Statement, and Annual Report are available at www.proxyvote.com.D75195-P69222 SHAREHOLDERS’ PROXY SOLICITED BY THE BOARD OF DIRECTORS OF LABORATORY CORPORATION OF AMERICA HOLDINGS To: LABORATORY CORPORATION OF AMERICA HOLDINGS I appoint Sandra D. van der Vaart and Glenn A. Eisenberg, individually and together, as my proxies, with power of substitution, to vote all of my LABORATORY CORPORATION OF AMERICA HOLDINGS common stock at the Annual Meeting of Shareholders of LABORATORY CORPORATION OF AMERICA HOLDINGS to be held online at www.virtualshareholdermeeting.com/LH2022 on Wednesday, May 11, 2022 at 9:00 a.m., Eastern Daylight Time, and at any adjournment or postponement of the meeting. My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote “FOR” the election of all the nominees listed under Item 1, “FOR” Items 2 and 3, and “AGAINST” Item 4. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise. Please sign and date the other side of the card. (Please fill in the appropriate boxes on the other side.)